As filed with the Securities and Exchange Commission on April 8, 2021

Registration Statement No. 333-254889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TROIKA MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	7311	83-0401552
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1715 N. Gower St.

Los Angeles, CA 90028

(323) 965-1650

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert Machinist, CEO

Troika Media Group, Inc.

1715 N. Gower St.

Los Angeles, CA 90028

(323) 965-1650

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Elliot H. Lutzker Davidoff Hutcher & Citron LLP 605 Third Ave, 34th Floor New York, NY 10158 (212) 557-7200	Barry I. Grossman Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 (212) 370-1300	David Danovitch, Esq. Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-3060

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Section Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)(2)
Common stock, $0.001 par value per share (3)(4)	3,833,334	$4.50	$17,250,003	$1,881.98
Common stock purchase warrants to purchase shares of common stock, $0.001 par value per share (5)(6)	3,833,334 warrants	-	-	-
Shares of common stock, $0.001 par value per share, underlying common stock purchase warrants (3)(4)	3,833,334	5.40	$20,700,003	$2,258.37
Representative’s common stock purchase warrants (5)	-	-	-	-
Shares of common stock underlying Representative’s common stock purchase warrants (3)(4)(7)	306,667	$5.625	$1,725,000	$188.20
Total Registration Fee	7,973,335		$39,675,006	$4,328.55	(8)

____________

(1)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price.

(2)	Based on an assumed offering price per share of $4.50 (the midpoint of the $4.00 to $5.00 expected price range of the initial public offering price of the shares offered hereby).

(3)	Includes shares of common stock, $0.001 par value per share, of the registrant (the “Common Stock”) that the underwriters have the option to purchase to cover over allotments, if any.

(4)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(5)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(6)

Such warrants are exercisable at a per share exercise price equal to 120% of the public offering price of one share of Common Stock. The proposed maximum aggregate public offering price of the shares of Common Stock issuable upon exercise of the common warrants was calculated to be $20,700,003, which is equal to 120% of $17,250,003, as each share of Common Stock will receive a warrant to purchase one share of Common Stock.

(7)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter’s warrants represent up to 8% of the aggregate number of shares of Common Stock sold in this offering and are exercisable at a per share exercise price equal to 125% of the public offering price of the shares of Common Stock. The proposed maximum aggregate offering price of the underwriter’s warrants is $1,725,000, which is equal to 125% of 8% (or $1,380,000) of the proposed maximum aggregate offering price of $17,250,000.

(8)	The registration fee was paid with the initial filing of this registration statement on March 31, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine

i

The information in this prospectus is not complete and may be changed. The Company may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED  APRIL 8, 2021

3,333,334 Shares of Common Stock

Warrants to Purchase up to 3,333,334 Shares of Common Stock

TROIKA MEDIA GROUP, INC.

Troika Media Group, Inc. (the “ Company”, “TMG”, “ we”, “ us” or “our” ) is offering 3,333,334 shares of our common stock, par value $0.001 per share (“common stock”), together with a number of our common stock purchase warrants (the “Warrants”) to purchase up to 3,333,334 shares of common stock (and the shares of common stock that are issuable from time to time upon exercise of the Warrants), in a firm commitment underwritten public offering, at an assumed initial public offering price of $4.50 per share and accompanying Warrant (the midpoint of the $4.00 to $5.00 estimated price range of the initial public offering price). The underwriters are obligated to take and pay for all the shares and Warrants offered by this prospectus if any such shares and Warrants are taken. Each Warrant, upon exercise at a price of 120% of the initial public offering price of the common stock, will result in the issuance of one share of common stock to the holder of such Warrant. The Warrants will be exercisable immediately and will expire three years from the date of issuance. The shares of common stock can be purchased only with the accompanying Warrants, but will be issued separately, and will be immediately separable upon issuance.

We anticipate that the actual initial public offering price for such shares of common stock and Warrants will be between $4.00 and $5.00 per share and accompanying Warrant and will be determined at pricing, based on, among other factors, the closing bid price of our common stock on the effective date of the registration statement of which this prospectus forms a part. Therefore, the assumed initial public offering price used throughout this prospectus may not be indicative of the final initial public offering price. A description of the determination of the initial public offering price is included in “Market for Registrant’s Common Equity and Related Stockholder Matters”. No public market currently exists for our common stock or the Warrants.

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “TRKA”, and our Warrants  will be listed on the Nasdaq Capital Market under the symbol “TRKAW”.

	Per share and accompanying Warrant	Total (1)
Initial public offering price	$	$
Underwriting discounts and commissions (2)	$	$
Proceeds, before expenses, to us (3)	$	$

__________

(1)	Assumes no exercise of the over-allotment option by the underwriters.

(2)

In addition to the underwriting discount, we have agreed to reimburse the underwriters for certain expenses. In addition, we have agreed to pay the underwriters a 1% non-accountable expense allowance. See “Underwriting” for additional disclosures regarding underwriting compensation.

(3)	We estimate that the total expense of this offering, excluding the underwriters’ discount and non-accountable expenses allowance, will be approximately $700,000.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional 500,000 shares of our common stock and/or Warrants (equal to 15% of the number of shares offered hereby and based on an assumed initial public offering price of $4.50 per share and accompanying Warrant) on the same terms and conditions as set forth above to cover over-allotments, if any. If such over-allotment option is fully exercised, the Company will receive additional gross proceeds of $1,725,000, less an 8.0% fee to the underwriters before expenses. See “Underwriting” for more information.

The securities offered by this prospectus are speculative and involve a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

The underwriters expect to deliver the shares and Warrants to the purchasers against payment in New York, New York, on or about ____________________, 2021, subject to customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

The date of this prospectus is ____________________, 2021.

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Mission Media Group, our wholly-owned subsidiaries, is a brand experience and communications company with clients in a wide range of industries. Representative current and past clients and client longevity are set forth in the table below:

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You should rely only on the information contained in this prospectus and the related exhibits in deciding whether to purchase our shares of common stock. Neither we nor any of the underwriters have authorized anyone to provide you with information or to make any representations different from that contained in this prospectus or in any free writing prospectus we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law. This prospectus is not an offering to sell securities in any state where the offer or solicitation is not permitted.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications and third-party research surveys and studies. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. While we believe that these industry publications and third-party research studies and surveys are reliable, we have not independently verified such data and we do not make any representations as to the accuracy of this information. Nevertheless, we are responsible for the accuracy and completeness of the historical information presented in this prospectus, as of the date of the prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus and may not contain all of the information that may be important to you in making an investment decision. You should read the entire prospectus, including this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors” beginning on page 10 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Unless otherwise stated or the context requires otherwise, references in this prospectus to “Troika,” the “Company,” “we,” “us” and “our” refer to Troika Media Group, Inc. and its consolidated subsidiaries.

The Company

Overview

Troika Media Group, Inc. (the “Company” “TMG”, “we”, “us” or “our”) is a global marketing services company leveraging data and technology to deliver integrated branding, marketing, media, and analytics solutions to our clients. Our approach is designed to drive business performance and create value in the rapidly evolving consumer-first marketplace. Through our operating units, we offer solutions to clients seeking a holistic approach to meeting their brand strategy, experiential marketing and communications needs. We let data and technology help tell the story.

Our operating units are:

Troika Services, Inc. (Global) - a performance marketing and data intelligence company whose mission is to translate quantifiable metrics into actionable insights and empower businesses to connect with consumers, enhance engagement and optimize brand performance.

Troika Design Group, Inc. (Los Angeles) - a strategic brand consultancy with deep expertise in entertainment, media, sports, and consumer goods and service brands. Troika provides a creative fan-centric approach to integrated brand strategy, creative, research, and technology solutions that builds long-term brand awareness for clients through equity and consumer loyalty.

MissionCulture LLC (New York), Mission-Media Holdings Limited (London) and Mission Media USA Inc. (its non-operating subsidiary) (collectively, known as “Mission”) London-headquartered brand experience and communications companies that specializes in consumer immersion through a cultural lens, via live experiences, brand partnerships, public relations, including social and influencer engagement.

Our corporate offices are in Los Angeles with operations in New York, New Jersey and London. Our global team of approximately 98 employees (including COVID-19 furloughed employees) plus contractors enables us to directly service clients in markets in the U.S. and the U.K. This also provides us with the infrastructure to support accelerated growth by expanding service offerings and reaching clients in new markets.

We have brought together a highly experienced roster of industry leaders and subject matter experts to provide an innovative approach to clients’ new business challenges. We will continue to develop intellectual property expertise in our work and in the businesses that we will seek to acquire, as described below.

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Future Acquisitions

Upon completing this offering, we plan to acquire additional strategic data and technology platforms to further take advantage of our creative solutions business. These proprietary platforms generally possess: market expertise, proprietary technology, leadership and experience within the programmatic ecosystem, coupled with in-house creative teams. Upon the outset of the COVID-19 (a/k/a “coronavirus”) pandemic (“COVID-19”), we were forced to terminate all negotiations with future acquisitions. While COVID-19 has impacted the nation and the world, it has created opportunities for companies despite the unfortunate disruptions and changes in life. Moreover, upon the remission of the international impact associated with COVID-19, we expect to be able to acquire entities distressed by the pandemic upon favorable terms and at a cost savings to us and thereby increase our capabilities in a more cost-effective manner. These entities will likely already be streamlined as a result of measures taken to reduce the impact of COVID-19. We expect that integration and realization of synergies which complement and augment our business will be completed on an expedited basis.

We have not reached any definitive agreement with any acquisition targets, and we cannot assure you that we will consummate any acquisition on favorable terms or at all. We intend to use a portion of the proceeds of this offering to acquire such data and technology platforms and for the purposes disclosed under “Use of Proceeds.”

As a part of the TMG family of companies, any future acquisition would be integrated with the Troika Services, Inc. subsidiary to combine the data insights and performance amplification of our creative solutions.

Our Competitive Advantages

Management believes we have the following competitive advantages, which could be augmented to consummate our contemplated acquisitions:

•	Industry Leading Management - Assembled management expertise across all agency disciplines and offerings consisting of established industry leaders, as well as business founders.

•

Integrated Services - Integrated branding, advertising, data analytics, performance media, research & insights, design, production, content, event marketing, public relations, partnerships and social media.

•	Category Experience - Entertainment media, sports, fashion, gaming/eSports, consumer goods, telco, healthcare, pharmaceutical, tech, leisure and entertainment.

•	Results Driven - We believe that we are reinventing how brands drive customer engagement, conversion, loyalty and lifetime value though integrated branding, advertising and performance optimization.

•

One Stop - Integrated, full-service solutions with our broad talent, skills and experience, provides clients with the confidence in having one organization handling all or the majority of their campaigns and projects.

Our Market Opportunity

•

Ad spending is shifting to digital.

55% of respondents ages 18-65 in the U.S. bought products online after social media discovery. (Internet Trends 2018, Mary Meeker May 30, 2018)

More than ever, brands need to demonstrate empathy and create emotional connections which empathize and emote. Consumers are eager for uplifting, positive, feel-good advertising and stories during these uncertain times. (Information Resources Inc. June 3, 2020)

•	Digital media use increased from 5.6 to 5.9 hours a day for adults from 2016 to 2017. (Internet Trends 2018, Mary Meeker May 30, 2018)

Gaming industry reported the largest increase in consumption and is also expanding the experiences it offers as “eSports” are gaining legitimacy. (Impact of the COVID-19 outbreak on Media & Entertainment Overview of Key Industry Disruptions & Post-Crisis Challenges and Opportunities, May 26th, 2020, Cap Gemini S.A.)

Since the COVID-19 pandemic began, 48% of U.S. consumers have participated in some form of video gaming activity and the global video game market was expected to reach $159 billion in 2020. (2021 outlook for the US telecommunications, media, and entertainment industry, interview with Kevin Westcott, Deloitte Touche Tohmatsu Limited, December 2020)

•

Digital advertising is expected to grow as added investments continue to flow to mobile, social and video formats, while focus on print ad spending, such as newspaper and magazine ads, continues to decline. Despite the impact of COVID-19, on-line ad revenue in the first quarter of 2020 revenues grew to $31.4 billion, a 12.0% increase from the prior first quarter period. (Internet Advertising Revenue Report: Full year 2019 results & Q1 2020 revenues. May 2020, Interactive Advertising Bureau)

•

In 2016, digital ad spending surpassed TV ad spending for the first time, and digital ad spending is expected to account for roughly half of total media ad spending by 2021. (eMarketer report “US Digital Display Advertising Trends: Eight Developments to Watch for in 2016)

•

The market for Internet advertising is expanding at over 20% year-on-year (Internet Trends 2017 - Code Conference” - Mary Meeker May 31, 2017 Kleiner Perkins Conference, hereinafter referred to as “Kleiner Perkins Report”).

The challenge for brands is deciding on the mix of “agency” services to in-house –and to do it well. (The Outlook for Data Driven Advertising & Marketing 2020, Jan. 2020, Winterberry Group)

Half of all advertising spending will be on digital media ad formats by 2019/2020, compared to 46% in 2018. (Washington Post, Hamza Shaban, February 20, 2019)

•

Story ads integrate brand stories seamlessly into social environments. 1 in 3 of the most watched Instagram stories are from businesses. A study found that 70% of Instagram and Snapchat users watch stories on both platforms daily. (Brand Disruption 2020: Direct Brands Go Mainstream Direct Brands Initiative Strategic Partners, February 2020, Interactive Advertising Bureau)

•

A significant driver of digital ad spending, mobile accounted for 70% of total digital ad spending in 2017 and is expected to grow by an average year-over-year rate of 15% between 2018 and 2022. Mobil display, which passed search in 2016 as the most popular digital ad format, has been predicted to continue to show double-digit year-over-year growth between 2018 and 2021. ( US Ad Spending: The eMarketer Forecast for 2017, eMarketer Report published March 15, 2017, hereinafter referred to as “eMarketer Report.”)

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We believe we will be well-positioned to compete due to our numerous advantages:

•	Global end-to-end branding and advertising solution;

•	Blue-chip clients with long-term relationships with the Company;

•	Based globally in four major locations, New York, Englewood (New Jersey), Los Angeles and London;

•	Approximately 98 employees (including COVID-19 furloughed employees), plus 14 contractors;

•	Capabilities: branding, advertising, data analytics, performance media, research & insights, content, PR, social, partnerships, mobile; and

•	Diverse Categories: entertainment & media, sports, fashion, gaming/eSports, consumer goods, telco, healthcare, pharmaceutical, tech, leisure and entertainment.

Our Business Strategy

Management believes, based on its knowledge of the industry at this stage of digital evolution, that the market needs a new breed of a modern agency using an open web-first approach to take the power and control out of the hands of those who operate walled gardens, such as Google, Facebook and Amazon, and put it back into the hands of marketers, where it belongs. Today, the initiatives of such walled gardens are not aligned with a marketer’s success.

Management believes that, holding companies such as GroupM, Publicis, IPG, Dentsu are struggling with baggage, distractions and broken financial models. Our strategy removes value from working media, which is often the most expensive thing a marketer pays for, in automated digital environments and do not help with the walled garden problem.

A modern agency not only has to be fully transparent and laser focused on applying data and technology to put control and leverage back in the hands of the marketer with a cross audience strategy, addressable media planning and activation. We need to have world class personalized creativity, with a financial model that allows us to provide the highest level of expert service and technology without a need to up-sell useless features. This is our plan and our mission.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These significant risks include, but are not limited to, the following:

•	our history of losses may harm our ability to obtain additional financing;
•	our ability to retain our largest clients;
•	our ability to integrate the combined operations of our previously acquired companies;
•	our ability to make future acquisitions, and effectively integrate any future combined operations;
•	general economic conditions in the United States and United Kingdom as a result of the COVID-19 pandemic;
•	our ability to achieve and maintain profitably;
•	our ability to sustain or grow our customer base for our current products and provide superior customer service;
•	our liquidity and working capital requirements, including our cash requirements over the next 12 months;
•	there is no guarantee any remaining Paycheck Protection Program loans will be forgiven;
•	our ability to maintain compliance with the ongoing listing requirements for the Nasdaq Capital Market;
•	compliance with the U.S. and international regulations applicable to our business;
•	our ability to implement our business strategies and future plans of operations;
•	expectations regarding the size of our market;
•	our expectations regarding the future market demand for our services;
•	compliance with applicable laws and regulatory changes;
•	our ability to identify, attract and retain qualified personnel and the loss of key personnel;
•	the limitation of liability and indemnification of our officers and directors;
•	economic conditions affecting the media industry in which we operate;
•	economic conditions in the United Kingdom as a result of Brexit;
•	maintaining our intellectual property rights and any potential litigation involving intellectual property rights;
•	our ability to anticipate and adapt to a developing market(s) and to technological changes;
•	acceptance by customers of any new products and services;
•	a competitive environment characterized by numerous, well-established and well-capitalized competitors;
•	the ability to develop and upgrade our technology and information systems and keep up with rapidly evolving industry standards;
•	any interruption in the supply of products and services;
•	discontinuance of support for our information systems from third party vendors;
•	significant fluctuations in our quarterly operating results;
•	the extent, liquidity, volatility and duration of any public trading market for our securities;
•	the resale of our securities could adversely affect the market price of our common stock and our Warrants and our ability to raise additional equity capital;
•	we may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares;
•	investors who purchase securities in this offering will experience immediate dilution as a result of this offering and may experience dilution as a result of future issuances by us;
•	the Warrants in this offering are speculative in nature and holders of the Warrants will not have rights of holders of our shares of common stock until such Warrants are exercised;
•	management has broad discretion as to the use of proceeds from this offering; and
•	insiders, including significant stockholders, will continue to have substantial control over the Company.

Corporate Information

We were incorporated in Nevada in November 2003. Our corporate headquarters are located at 1715 N. Gower St., Los Angeles, California 90028, and our main telephone number is (323) 965-1650. Our website address is www.thetmgrp.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

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THE OFFERING

Shares of common stock offered by us:

3,333,334 shares, or 3,833,334 shares if the over-allotment option is exercised in full for shares of common stock, at an assumed initial public offering price of $4.50 per share and accompanying Warrant.

Warrants offered by us

Warrants to purchase up to 3,333,334 shares of common stock, or 3,833,334 shares of common stock if the over-allotment is exercised in full for Warrants, at an exercise price equal to 120% of the initial public offering price of the shares of common stock offered hereby. The Warrants have a three-year term and are exercisable at any time after their original issuance, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round up to the next full share.

Shares of common stock outstanding prior to this offering (1):	15,020,512 shares.

Shares of common stock outstanding after this offering (1)(2):	36,373,882 shares, or 36,873,882 shares if the over-allotment option is exercised in full, at an assumed initial public offering price of $4.50 per share.

Representative’s warrants to purchase additional shares:

266,667 shares of our common stock issuable upon exercise of the underwriters’ warrants (assuming an initial public offering price of $4.50 per share), as a portion of the underwriting compensation payable to the underwriters in connection with this offering. Such warrant will be exercisable for a five-year period upon issuance, at an exercise price equal to 125% of the initial public offering price of the shares. Please see “Underwriting — Underwriters’ Warrants” for a description of these warrants.

Assumed initial public offering price:	$4.50 per share, which is the midpoint of the price range for the shares of common stock set forth on the cover page of this prospectus.

Over-allotment option

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 500,000 shares of common stock and/or Warrants at an assumed price of $4.50 per share and accompanying Warrant less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Use of proceeds:

We estimate that our net proceeds from the sale of shares of our common stock in this offering will be approximately $12,950,000, based on assumed gross proceeds of approximately $15,000,000 (or approximately $17,250,000 if the underwriters’ option to purchase additional shares of our common stock from us is exercised in full) at an assumed initial public offering price of $4.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $700,000 payable by us. We plan to use approximately $2,000,000 to extinguish outstanding indebtedness (without interest or fixed maturity dates) of the Company and its subsidiaries including the payment of accrued dividends. The balance of the proceeds will be used for potential acquisitions of businesses and/or products that complement and augment our business and for working capital to finance our future operations, including general corporate purposes, such as research and development, general and administrative expenses, repayment of certain loans, capital expenditures and compensation, including bonuses, deferred compensation, severance pay and payment of consultants and professionals, totaling approximately $10,950,000. See “Use of Proceeds.”

Nasdaq Capital Market symbol for the shares of common stock	“TRKA”.

Nasdaq Capital Market symbol for the Warrants	“TRKAW”.

Risk Factors

The securities offered by this prospectus are speculative and involve a high degree of risk. Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 10 and the other information included in this prospectus.

______________

Unless otherwise noted, all share and per share data in this prospectus give retroactive effect to the 1-for-15 reverse stock split of our outstanding shares of common stock that we effected on September 24, 2020.

(1)	The number of shares of our common stock outstanding immediately prior to and following this offering is based on 15,020,512 shares of our common stock outstanding as of March 29, 2021 and:

•	excludes 2,666,667 shares issued in connection with the Company’s acquisition of Mission (defined below), which were forfeited when the Mission founders were terminated for cause. (See “Business – Legal Proceedings” below);

•	excludes (i) 2,495,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) that are automatically convertible into approximately 594,048 shares of common stock at a price of $4.20 per share; 911,149 shares of Series C Convertible Preferred Stock (“Series C Preferred Stock”) automatically convertible into approximately 12,148,654 shares of Common Stock at $0.75 per share; and 1,979,000 shares of Series D Convertible Preferred Stock (“Series D Preferred Stock”) automatically convertible into approximately 5,277,334 shares of Common Stock at $3.75 per share;

•	excludes 3,409,722 shares issuable upon exercise of outstanding employee stock options with an average exercise price of $1.50 per share;

•	excludes 8,908,000 shares issuable upon exercise of outstanding warrants with an average exercise price of $2.85; and

•	assumes that the underwriters do not exercise their over-allotment option to purchase up to 500,000 shares of our common stock in this offering, and excludes shares of common stock underlying the Warrants and the common stock purchase warrants to be issued to the representative in connection with this offering.

(2)	We intend for all outstanding shares of Series B, C and D Preferred Stock to automatically convert into an aggregate of approximately 18,020,036 shares of common stock upon the Company’s uplisting to the Nasdaq Capital Market, and as a result, the number of outstanding shares of common stock following the offering above includes such shares.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended June 30, 2020 and 2019 and the balance sheet data as of June 30, 2020 and 2019 are derived from audited financial statements. The summary historical financial data for the six (6) months ended December 31, 2019 and 2020, and the balance sheet data as of December 31, 2020 are derived from our unaudited financial statements. The table below gives effect to the 1-for-15 reverse stock split effected on September 24, 2020.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The following summary and operating data set forth below should be read together with our financial statements, the notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other information contained in this prospectus. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

Statement of Operations Data:

	Six Months Ended December 31,		Years Ended June 30,
	2020	2019	2020	2019
	(Unaudited)
Project revenues, net	$8,583,000	$17,139,000	$24,613,000	$40,791,000
Cost of revenues	4,419,000	8,850,000	11,636,000	23,229,000
Gross profit	4,164,000	8,289,000	12,977,000	17,562,000

Operating expenses:
Selling, general and administrative expenses	8,051,000	13,377,000	24,034,000	27,949,000
Professional fees	1,138,000	429,000	1,028,000	1,872,000
Depreciation expense	61,000	191,000	344,000	480,000
Amortization expense	1,079,000	2,007,000	4,002,000	4,013,000
Goodwill impairment expense	-	-	1,985,000	3,082,000
Intangibles impairment expense	-	-	1,867,000	-
Acquisition costs	-	-	-	154,000
Gain from release of contingent earn out	-	-	-	(7,571,000
Total operating expenses	10,329,000	16,004,000	33,260,000	29,979,000
Loss from operations	(6,165,000)	(7,715,000)	(20,283,000)	(12,417,000
Other income (expense):
Contribution revenue from stimulus funding	1,704,000	-
Amortization expense of notes payable discount	(409,000)	-	(1,092,000)	-
Interest expense	(46,000)	(198,000)	(239,000)	(186,000
Foreign exchange gain (loss)	(37,000)	(9,000)	11,000	(4,000
Gain on early termination of lease	-	-	164,000	-
Gain (loss) on derivatives liabilities	23,000	-
Other income	256,000	431,000	691,000	761,000
Other expenses	153,000	130,000	(18,000)	(659,000
Total other income (expense)	1,621,000	354,000	(483,000)	(88,000
Net loss from continuing operations before income tax	(4,544,000)	(7,361,000)	(20,766,000)	(12,505,000
Provision for income tax	-	-	-	(64,000
Net loss from continuing operations after income tax	-	-	(20,766,000)	(12,569,000
Net income from discontinued operations	-	-	6,319,000	6,528,000
Net loss	(4,544,000)	(7,361,000)	(14,447,000)	$(6,041,000
Deemed dividend on preferred stock	-	-	-	(820,000
Net loss attributable to common stockholders	-	-	(14,447,000)	(6,861,000
Foreign currency translation adjustment	(499,000)	(66,000)	203,000	(46,000
Comprehensive loss	(5,043,000)	(7,427,000)	(14,244,000)	$(6,907,000
Basic earnings (loss) per share
Continuing operations – basic and diluted	0.27	0.48	(1.35)	$(0.83
Discontinued operations - basic	-	-	0.41	$0.43
Net loss attributable to common stockholders – basic and diluted	(0.27)	(0.48)	(.94)	$(0.45
Diluted earnings (loss) per share
Discontinued operations - diluted	-	-	0.16	$0.16
Weighted average basic shares outstanding	16,690,689	15,392,857	15,423,655	15,211,290
Weighted average diluted shares outstanding	23,788,727	22,883,498	38,736,615	42,018,163

8

Balance Sheet Data:

	As of December 31,		As of June 30,
	2020	2020	2020	2019
	(Actual)	(As Adjusted)

Total Current Assets	$3,878,000	14,828,000	$2,691,000	$6,090,000
Total Assets	32,967,000	43,917,000	33,500,000	36,597,000
Total Current Liabilities	18,806,000	16,806,000	16,455,000	12,443,000
Total Liabilities	28,407,000	26,407,000	26,500,000	21,774,000
Preferred Stock	61,000	-0-	61,000	60,000
Common Stock	18,000	36,000	16,000	15,000
Additional Paid-In Capital	180,007,000	194,982,000	176,262,000	169,400,000
Stock payable	156,000	156,000	1,300,000	1,743,000
Accumulated Deficit	(175,436,000)	(175,436,000)	(170,892,000)	(156,445,000)
Accumulated other comprehensive (Gain) Loss	(246,000)	(246,000)	253,000	50,000
Total Stockholders’ Equity	4,560,000	19,560,000	7,000,000	14,823,000
Total Liabilities and Stockholders’ Equity	$32,967,000	47,967,000	$33,500,000	$36,597,000

The preceding table presents a summary of our balance sheet as of December 31, 2020:

•	on an actual basis;

•

on an adjusted basis to give effect to the receipt of the estimated net proceeds from the sale of 3,333,334 shares of common stock and accompanying Warrants in this offering at an assumed public offering price of $4.50 per share and accompanying Warrant.

9

RISK FACTORS

An investment in our Company is very speculative and involves a very high degree of risk. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth in this report, in making an investment decision with respect to our securities. We have sought to identify what we believe to be all material risks and uncertainties to our business and ownership of our common stock, but we cannot predict whether, or to what extent, any of such risks or uncertainties may be realized nor can we guarantee that we have identified all possible risks and uncertainties that might arise. Additional risks and uncertainties that we do not currently know about or that we currently believe are immaterial may also harm our business operations. If any of these risks or uncertainties occurs, it could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Relating to Our Business

We have a history of significant losses from operations in recent years which may continue, and which may harm our ability to obtain financing and continue our operations.

Our consolidated financial statements reflect that we have incurred significant losses since inception, including net losses of $4,544,000, $14,447,000, and $6,041,000 for the six months ended December 31, 2020 and the years ended June 30, 2020 and 2019, respectively.

As of December 31, 2020, we had an accumulated deficit of $175,436,000 and negative working capital of $14,928,000. We need to improve our ability to achieve business profitability, our ability to generate sufficient cash flow from our operations and our ability to obtain additional funding in the short term to meet our operating needs and the current portion of our required obligation payments. We believe that we will have sufficient capital from this offering to finance our proposed business operations until we achieve positive cash flows.

Our discontinued operations prior to our entry into a merger agreement with Troika Design Group, Inc. in June 2017 (the “Troika Merger”) and our June 2018 acquisition of all of the equity interests (the “Mission Acquisition”) of Mission Culture LLC and Mission-Media Holdings Limited (such entities, collectively, “Mission”). caused disruptions to our business, have diluted our stockholders and may harm our business, financial condition or operating results.

The Troika Merger and the Mission Acquisition (collectively, the “Acquisitions”) subjected us to a number of risks, including, but not limited to, the consideration for the Acquisitions and share issuances to our preferred stockholders, resulted in substantial dilution to our existing stockholders. Additional time may be required for the market positions of such acquired companies to improve as planned. The combined operations of the Company and such entities have placed significant demands on the Company’s management, technical, financial and other resources, as well as the key personnel and other personnel of such acquired companies. Customers of such acquired companies may still terminate their relationships with such acquired companies. As a result of the Acquisitions, we have experienced additional financial and accounting challenges and complexities in areas such as financial reporting. We may assume or be held liable for risks and liabilities as a result of our Acquisitions, some of which we may not have been able to discover during our due diligence or adequately adjust for in our acquisition arrangements, as was the case with the Mission Acquisition. Our ongoing business and management’s attention have been disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises. In addition, we may incur one-time write-offs or restructuring charges in connection with any future acquisitions. We may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings. We have incurred significant time and expense in connection with litigation arising from the Mission Acquisition. See “Business – Legal Proceedings.”

10

Our combined operations have only a limited operating history, which makes it difficult to evaluate an investment in our securities.

Our combined operations have only a limited operating history since the Troika Merger in June 2017 upon which our business, financial condition and operating results may be evaluated. As a result of the Acquisitions, as well as any potential acquisitions described herein, we face a number of risks encountered by combined entities, including our ability to:

•	Manage expanding operations, including our ability to service our clients if our customer base grows substantially;
•	Attract and retain management and technical personnel;
•	Find adequate sources of financing;
•	Anticipate and respond to market competition and changes in technologies as they develop and become available;
•	Negotiate and maintain favorable rates with our vendors; and
•	Retain and expand our customer base at profitable rates.

We may not be successful in addressing or mitigating these risks and uncertainties, and if we are not successful our business could be significantly and adversely affected.

Expansion of our operations internationally has required significant management attention and resources, involves additional risks and may be unsuccessful.

We have limited experience with operating internationally since June 2018, or providing our services outside of the United States and United Kingdom, and if we choose to expand into further international markets, we would need to adapt to different local cultures, standards and policies. The business model and technology we employ and the merchandise we currently offer may not be successful with consumers outside of the United States or the United Kingdom. Furthermore, to succeed with clients in other international locations, it likely will be necessary to establish satellite offices in foreign markets and hire local employees in those international centers, and we may have to invest in these facilities before proving we can successfully run foreign operations. We may not be successful in expanding into international markets or in generating revenue and/or profits from foreign operations for a variety of reasons, including:

•	localization of our offerings, including translation into foreign languages and adaptation for local practices;

•	competition from local incumbents that understand the local market and may operate more effectively;

•	regulatory requirements, taxes, trade laws, trade sanctions and economic embargoes, tariffs, export quotas, customs duties or other trade restrictions or any unexpected changes thereto;

•	laws and regulations regarding anti-bribery and anti-corruption compliance;

•	differing labor regulations where labor laws may be more advantageous to employees as compared to the United States and increased labor costs;

•	more stringent regulations relating to privacy and data security and access to, or use of, commercial and personal information, particularly in Europe;

•	changes in a specific country’s or region’s political or economic conditions, including those related to COVID-19 and similar matters;

•	risks resulting from changes in currency exchange rates; and

•	if we invest substantial time and resources to establish and expand our operations internationally and are unable to do so successfully and in a timely manner, our operating results would suffer.

11

Most of our clients may terminate their relationships with us on short notice.

Our transactional clients, which account for the vast majority of our revenue worldwide, typically use our services on an order-by-order project basis rather than under long-term contracts. These clients have no obligation to continue using our services and may stop purchasing from us at any time.

The volume and type of services we provide our clients may vary from year to year and could be reduced if a client were to change its outsourcing or procurement strategy. If a significant number of our transactional clients elect to terminate or not to renew their engagements with us or if the volume of their orders decreases, our business, operating results and financial condition could suffer.

Acquiring new clients and retaining existing clients depends on our ability to avoid and manage conflicts of interest arising from other client relationships.

Our ability to acquire new clients and to retain existing clients may, in some cases, be limited by clients’ perceptions of, or policies concerning, conflicts of interest arising from other client relationships. If we are unable to maintain multiple agencies to manage multiple client relationships and avoid potential conflicts of interests, our business, results of operations and financial position may be adversely affected.

The loss of several of our largest clients could have a material adverse effect on our business, results of operations and financial position.

Clients generally are able to reduce or cancel current or future spending on advertising, marketing and corporate communications projects at any time on short notice for any reason. For the six months ended December 31, 2020, six (6) customers accounted for 53.3% of our gross revenues. For the fiscal year ended June 30, 2020, six (6) customers accounted for 45.1% of our gross revenues. For the fiscal year ended June 30, 2019, six (6) customers accounted for 52.7% of our gross revenues. A significant reduction in spending on our services by our largest clients, or the loss of several of our largest clients, if not replaced by new clients or an increase in business from existing clients, would adversely affect our revenue and could have a material adverse effect on our business, results of operations and financial position.

Clients periodically review and change their advertising, marketing, branding and corporate communications requirements and relationships. If we are unable to remain competitive or retain key clients, our business, results of operations and financial position may be adversely affected.

We operate in a highly competitive industry. Key competitive considerations for retaining existing clients and winning new clients include our ability to develop solutions that meet client needs in a rapidly changing environment, the quality and effectiveness of our services and our ability to serve clients efficiently, particularly large multinational clients, on a broad geographic basis. Some of our newer services require us to persuade prospective customers, or customers of our existing services, to purchase newer services in substitution of those of a competitor. While many of our client relationships are long-standing, from time to time clients put their advertising, marketing and corporate communications business up for competitive review. The incumbent competitor may have the ability to significantly discount its services or enter into long-term agreements, which would further impede our ability to increase our revenues. We have won and lost accounts as a result of these reviews. To the extent that we are not able to remain competitive or retain key clients, our revenue may be adversely affected, which could have a material adverse effect on our business, results of operations and financial position.

12

Adverse economic conditions, a reduction in client spending, a deterioration in the credit markets or a delay in client payments could have a material adverse effect on our business, results of operations and financial position.

Economic conditions have a direct impact on our business, results of operations and financial position. Adverse global or regional economic conditions pose a risk that clients may reduce, postpone or cancel spending on advertising, marketing and corporate communications projects. Such actions would reduce the demand for our services and could result in a reduction in revenue, which would adversely affect our business, results of operations and financial position. A contraction in the availability of credit may make it more difficult for us to meet our working capital requirements. In addition, a disruption in the credit markets could adversely affect our clients and could cause them to delay payment for our services or take other actions that would negatively affect our working capital. In such circumstances, we may need to obtain additional financing to fund our day-to-day working capital requirements, which may not be available on favorable terms, or at all. Even if we take action to respond to adverse economic conditions, reductions in revenue and disruptions in the credit markets by aligning our cost structure and more efficiently managing our working capital, such actions may not be effective.

Our financial condition and results of operations for fiscal year 2020 have been adversely affected by COVID-19, and we expect that our financial condition and results of operations for the fiscal year 2021 will also be adversely affected.

In December 2019, COVID-19 surfaced in Wuhan, China. The extent to which COVID-19impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

We operate servicing domestic and international clients. In the aggregate, revenue from outside of the United States represented 66% and 62% of our Company’s total revenue for the six months ended December 31, 2020 and 2019, respectively. Revenue from outside of the United States represented 35.2% and 38.5% of our Company’s total revenue for the last two fiscal years ended June 30, 2020 and 2019, respectively. For some of the services we sell, including experiential and event services provided by our Mission subsidiaries, we have historically provided services that were primarily involved with engagement of consumers in public venues. As a result of COVID-19, wherever we, our suppliers, or our clients operate, we have been adversely affected in our experiential business. Following the early 2020 outbreak of COVID-19, many of clients temporarily halted marketing and advertising activities and normal business operations. The spread of COVID-19 to the United States, our largest market, has raised concerns about the lasting effects of a recession, and has created substantial uncertainty about the expectations for marketing spend in the near term. In addition, not only are our clients impacted, but our vendors are similarly impacted and operating in a reduced manner, further hampering the ability to render services to clients. Due to temporary travel restrictions imposed by various countries in Europe and elsewhere, including the United Kingdom where one of our Mission subsidiaries is based, we have faced delays in our ability to provide services, while visa applications for certain employees have been complicated due to the inability to travel or attend certain face-to-face meetings. Moreover, we have historically relied on in-person selling efforts by our sales executives to secure long-term client contracts. In the short-term, precautionary measures taken by many companies around the world to limit in-person workplace contact in order to reduce the potential for employee exposure to COVID-19 could extend the time required to secure and cause us to lose new client contracts. Additionally, contracted parties may use the current pandemic as reason to invoke so called “force majeure” clauses in order to modify or cancel performance under the applicable agreement. These clauses vary depending on the agreement and will need a case by case review and disputes may arise from such contentions. The extent to which the COVID-19 outbreak continues to impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. The Company’s revenue has declined by $16.2 million from $40.8 million to $24.6 million in the fiscal years ended June 30, 2019 and 2020, respectively, and by $8.5 million from $17.1 million to $8.6 million in the six (6) months ended December 31, 2019 and 2020, respectively. Based on information provided by business unit leaders, the Company believes that approximately $13.0 million or 80.2% of the $16.2 million decrease in revenue in the fiscal year ended June 30, 2020 compared to the fiscal year ended June 30, 2019 is directly attributable to the COVID-19 pandemic. The Company continues to quantify with its business leaders how much of the decline in revenue for the six months ended December 31, 2020 in comparison to the six months ended December 31, 2019 was related to the outbreak, however the Company believes that the $3.3 million decrease in revenue is substantially due to the pandemic. If our business continues to be materially adversely affected by the outbreak of COVID-19, it would have a material adverse impact on our operating results and/or financial condition.

13

We must successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of a disease outbreak, including epidemics, pandemics, including COVID-19, as described above, or similar widespread public health concerns and associated government responses.

Our business has been negatively impacted by the fear of exposure to or actual effects of a disease outbreak, epidemic, pandemic, including COVID-19, as described above, or similar widespread public health concern, such as reduced travel or recommendations or mandates from governmental authorities to avoid large gatherings or to self-quarantine or similar governmental responses. These impacts may include, but are not limited to:

•

Significant reductions in demand or significant volatility in demand for one or more of our services, which may be caused by, among other things: the temporary inability of consumers to purchase our products (or those of our clients) due to illness, quarantine or other travel restrictions, or financial hardship, shifts in demand due to temporary priorities; if prolonged such impacts can further increase the difficulty of planning for operations and may adversely impact our results;

•

Inability to meet our clients’ needs and achieve costs targets due to disruptions in our manufacturing and supply arrangements caused by the loss or disruption of essential manufacturing and supply elements such, transportation, workforce, or other products and services used to provide services to our clients;

•

Failure of third parties on which we rely, including our suppliers, contract manufacturers, distributors, contractors, commercial banks, joint venture partners and external business partners, to meet their obligations to the Company, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties or governmental disruptions and may adversely impact our operations; or

•

Significant changes in the political conditions in markets in which we service, including quarantines, governmental or regulatory actions, closures or other restrictions that limit or close our operating and related facilities, restrict our employees’ ability to travel or perform necessary business functions, or otherwise prevent our third-party partners, suppliers, or customers from sufficiently staffing operations, including operations necessary for our services, which could adversely impact our results.

Despite our efforts to manage and remedy these impacts to the Company, their ultimate impact also depends on factors beyond our knowledge or control, including the duration and severity of any such outbreak as well as third-party actions taken to contain its spread and mitigate its public health effects be those taken by governments or private enterprise (both voluntary and required).

If any of our key clients fail to pay for our services, our profitability would be negatively impacted.

In general, we take full title and risk of loss for the products we procure from our suppliers. Our obligation to pay our suppliers is not contingent upon receipt of payment from our clients. If any of our key clients fails to pay for our services, our profitability would be negatively impacted.

We require proceeds of this offering to make potential acquisitions, as well as additional capital to support business growth, and this capital may not be available on acceptable terms or at all.

We require the proceeds of this offering to make any future acquisitions subject to various conditions precedent including, but not limited to, satisfactory completion of due diligence, negotiation and execution of a definitive purchase agreement and audit of their financial statements. We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new products or enhance our existing products, enhance our operating infrastructure and acquire complementary businesses and technologies.

Accordingly, following this offering, we expect to engage in equity and/or debt financings to secure additional funds when necessary. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue will be expected to have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could include restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited. We may have to significantly delay, scale back or discontinue the development and/or the commercialization of one or more of our services. Accordingly, any failure to raise adequate capital in a timely manner would be expected to have a material adverse effect on our business, operating results, financial condition and future growth prospects.

14

We rely on our management team and expect to need additional personnel to grow our business; the loss of one or more senior managers or the inability to attract and retain qualified personnel could harm our business.

Our success and future growth depend to a significant degree on the skills and continued services of our management team, in particular, the services of Robert Machinist, Chief Executive Officer of the Company, Dan Pappalardo, President of Troika Design Group, Inc. and Kevin Dundas, CEO of Mission, which are our two operating subsidiaries. While we have entered into an employment agreement with Messrs. Machinist and Pappalardo, there can be no assurance that we will be able to retain the services of each of these persons. The loss of one of these persons and/or other members of our management team who have signed employment and consulting agreements would materially adversely affect us. In such an event, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any successor obtains the necessary training and experience. We do not have key man life insurance policies on members of our management. Our future success also depends on our ability to retain, attract and motivate highly skilled technical, managerial, marketing and customer service personnel, including members of our management team.

Our inability to attract and retain qualified personnel and maintain a highly skilled workforce could have a material adverse effect on our business.

Our employees are our most important assets and our ability to attract and retain key personnel is an important aspect of our competitiveness. If we are unable to attract and retain key personnel, our ability to provide our services in the manner clients have come to expect may be adversely affected, which could harm our reputation and result in a loss of clients, which could have a material adverse effect on our business, results of operations and financial position.

All of our non-executive employees work for us on an at-will basis, subject to applicable law. We plan to hire additional personnel in all areas of our business, particularly for our sales, marketing and technology development areas, both domestically and internationally, which will likely increase our recruiting and hiring costs. Competition for these types of personnel is intense, particularly in the Internet and software industries. As a result, we may be unable to successfully attract or retain qualified personnel. Our inability to retain and attract the necessary personnel could adversely affect our business.

Finally, employee sickness and leaves due to COVID-19 and similar pandemics may result in a drastic reduction in the availability of key employees. Moreover, as we reopen our physical locations, we face dangers associated with our safety measures being ineffective or claims that they were ineffective should employees become ill. Accordingly, we may face claims by employees associated with such matters that would increase our costs or associated litigation expenses.

Misclassification or reclassification of our independent contractors or employees could increase our costs and adversely impact our business.

Our workers are classified as either employees or independent contractors, and if employees, as either exempt from overtime or non-exempt (and therefore overtime eligible). Regulatory authorities and private parties have recently asserted within several industries that some independent contractors should be classified as employees and that some exempt employees, including those in sales-related positions, should be classified as non-exempt based upon the applicable facts and circumstances and their interpretations of existing rules and regulations. If we are found to have misclassified employees as independent contractors or non-exempt employees as exempt, we could face penalties and have additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment and tort laws, including for prior periods, as well as potential liability for employee overtime and benefits and tax withholdings. Legislative, judicial or regulatory (including tax) authorities could also introduce proposals or assert interpretations of existing rules and regulations that would change the classification of a significant number of independent contractors doing business with us from independent contractor to employee and a significant number of exempt employees to non-exempt. A reclassification in either case could result in a significant increase in employment-related costs such as wages, benefits and taxes. The costs associated with employee classification, including any related regulatory action or litigation, could have a material adverse effect on our results of operations and our financial position.

15

Our business prospects depend, in part, on our ability to maintain and improve our services as well as to develop new services.

We believe that our business prospects depend, in part, on our ability to maintain and improve our current services and to develop new services. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our services are integrated with the computer systems of our customers. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success depends, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

•	Effectively using and integrating new technologies;

•	Continuing to develop our technical expertise;

•	Developing services that meet changing customer needs;

•	Advertising and marketing our services; and

•	Influencing and responding to emerging industry standards and other changes.

The success of our business depends on the continued growth of digital media as a medium for commerce, content, advertising and communications.

Expansion in the sales of our services depends on the continued acceptance of the digital media as a platform for commerce, content, advertising and communications. The use of the digital media as a medium for commerce, content, advertising and communications could be adversely impacted by delays in the development or adoption of new standards and protocols to handle increased demands of digital media activity, cyber security, reliability, cost, ease-of-use, accessibility and quality-of-service. The performance of the Internet as a medium for commerce, content, advertising and communications has been harmed by viruses, worms, hacking and similar malicious programs, and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If for any reason digital media does not remain a medium for widespread commerce, content, advertising and communications, the demand for our products would be significantly reduced, which would harm our business.

There is no guarantee that the balance of our Paycheck Protection Program (“PPP”) loan will be forgiven, which would negatively impact our cash flow, and our application for the PPP Loan could damage our reputation.

Since 2020, we received approximately $3,397,000 in PPP loan proceeds as part of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which provides economic relief to businesses in response to COVID-19 and under the Small Business Administration (“SBA”) “Economic Injury Disaster Loan” program. The PPP loan and accrued interest are forgivable after 24 weeks as long as we use the PPP loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and our employee head count remains consistent with our baseline period over the 24-week period after the loan was received. The amount of loan forgiveness will be reduced if we terminate employees or reduce salaries during the 24-week period. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. As of March 25, 2021, the Company received notice that approximately $891,000 of PPP loans had been forgiven, with applications for the remaining PPP loan forgiveness pending. While we believe that our use of the loan proceeds will meet the conditions for forgiveness of the remainder of the PPP loan, there is a risk that: (i) the loan will not be forgiven, in whole or in part, (ii) we will take actions that could cause us to be ineligible for forgiveness of the remainder of the loan, or (iii) we may be required to repay the balance upon event of default under the loan or upon a breach of applicable PPP regulations. It is possible that the loan may not be forgiven in full, or that the Company would not be able to deduct the Company expenses it used the PPP Loan for, which could have a negative impact on the Company’s cash flow.

16

Platform system disruptions could cause delays or interruptions of our services, which could cause us to lose customers or incur additional expenses.

Our success depends on our ability to provide reliable service. Although our network service is designed to minimize the possibility of service disruptions or other outages, our service may be disrupted by problems on our system, such as malfunctions in our software or other facilities, overloading of our network and problems with the systems of competitors with which we interconnect, such as damage to our communications systems and power surges and outages. Any significant disruption in its network could cause it to lose customers and incur additional expenses.

Intellectual property infringement claims are common in the industry and, should such claims be made against us, and if we do not prevail, our business, financial condition and operating results could be harmed.

The Internet, mobile media, software, mass media and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights, domestically or internationally. As we grow and face increasing competition, the probability that one or more third parties will make intellectual property rights claims against us increases. In such cases, our technologies may be found to infringe on the intellectual property rights of others. Additionally, many of our subscription agreements may require us to indemnify our customers for third-party intellectual property infringement claims, which would increase our costs if we have to defend such claims and may require that we pay damages and provide alternative services if there were an adverse ruling in any such claims. Intellectual property claims could harm our relationships with our customers, deter future customers from subscribing to our products or expose us to litigation, which could be expensive and divert considerable attention of our management team from the normal operation of our business. Even if we are not a party to any litigation between a customer and a third party, an adverse outcome in any such litigation could make it more difficult for us to defend against intellectual property claims by the third party in any subsequent litigation in which we are a named party. Any of these results could adversely affect our brand, business and results of operations.

Patent positions in the media industry are uncertain and involve complex legal, scientific and factual questions and often conflicting claims. The industry has in the past been characterized by a substantial amount of litigation and related administrative proceedings regarding patents and intellectual property rights. In addition, established companies have used litigation against smaller companies and new technologies as a means of gaining a competitive advantage.

In addition, we may be required to participate in interference proceedings in the United States Patent and Trademark Office to determine the relative priorities of our inventions and third parties’ inventions. An adverse outcome in an interference proceeding could require us to cease using the technology or to license rights from prevailing third parties.

With respect to any intellectual property rights claim against us or our customers, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms or at all, may significantly increase our operating expenses or may significantly restrict our business activities in one or more respects. We may also be required to develop alternative non-infringing technology, which could require significant effort and expense. Any of these outcomes could adversely affect our business and results of operations. Even if we prove successful in defending ourselves against such claims, we may incur substantial expenses and the active defense of such claims may divert considerable attention of our management team from the normal operation of our business.

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If we are unable to sell additional services to our existing customers or attract new customers, our revenue growth will be adversely affected.

To increase our revenues, we believe we must sell additional services to existing customers and regularly add new customers. If our existing and prospective customers do not perceive our products to be of sufficient value and quality, we may not be able to increase sales to existing customers and attract new customers, or we may have difficulty retaining existing customers, and our operating results will be adversely affected.

Our resources may not be sufficient to manage our intended growth; failure to properly manage potential growth would be detrimental to our business.

We may fail to adequately manage our intended future growth. Most of our administrative, financial and operational functions come from acquired operations. Any growth in our operations will place a significant strain on our resources and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so.

In addition to any acquisitions, to the extent we acquire other business entities, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could suffer. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.

We must keep up with rapid technology change and evolving industry standards in order to be successful. Our competitors may be better positioned than we are to adapt to rapid changes in technology, and we could lose customers.

The markets for our services are characterized by rapidly changing technology and evolving industry standards. Any products or services that we develop may become obsolete or uneconomical before we recover any expenses incurred in connection with their development. Our future success will depend, in part, on our ability to effectively identify and implement leading technologies, develop technical expertise and influence and respond to emerging industry standards and other technology changes.

All this must be accomplished in a timely and cost-effective manner. We may not be successful in effectively identifying or implementing new technologies, developing new services or enhancing our existing services in a timely fashion. Some of our competitors have a much longer operating history, more experience in making upgrades to their networks and greater financial resources than we will have. We cannot assure you that we will obtain access to new technologies as quickly or on the same terms as our competitors, or that we will be able to apply new technologies to our existing networks without incurring significant costs or at all. In addition, responding to demand for new technologies would require us to increase our capital expenditures, which may require additional financing in order to fund. Further, our competitors, in particular the larger incumbent agencies, enjoy greater economies of scale in regard to vendor relationships. As a result of those factors, we could lose customers and our financial results could be harmed. If we fail to identify and implement new technologies or services, our business, financial condition and results of operations could be materially adversely affected.

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Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations, and we do not expect these conditions to improve in the near future.

Our results of operations can be materially affected by conditions in the global capital markets as a result of the COVID-19 pandemic and the economy generally, both in the U.S. and perhaps even more so in Great Britain as a result of Brexit. Stresses experienced by global capital markets over the last few years have resulted in continuing concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, uncertain real estate markets, increased volatility and diminished expectations for the economy. These factors combined with any decline in business and consumer confidence may have an adverse effect on our business.

We face considerable uncertainty in the estimation of revenues, related costs of services and their subsequent settlement.

Our revenues and the related cost of sales will often be earned and incurred with the same customers who can be our vendors and suppliers simultaneously. These revenues and their related costs may be based on estimated amounts accrued for pending disputes with vendors or based on project completion. Subsequent adjustments to these estimates may occur after the bills are received/tendered for the actual costs incurred and revenues earned, and these adjustments can often be material to our future operating results. Judgment is required in estimating the ultimate outcome of the dispute resolution process, as well as any other amounts that may be incurred to conclude the negotiations. Actual results can differ from estimates, and such differences could be material.

We may acquire or make investments in companies or technologies that could cause loss of value to our stockholders and disruption of our business.

We intend to use a substantial portion of the net proceeds of this offering to pursue opportunities to acquire companies or technologies in the future. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

•	Failure to integrate the acquired assets and/or companies with our current business;

•	The price we pay may exceed the value we eventually realize;

•	Loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;

•	Potential loss of key employees from either our current business or the acquired business;

•	Entering into markets in which we have little or no prior experience;

•	Diversion of management’s attention from other business concerns;

•	Assumption of unanticipated liabilities related to the acquired assets; and

•	The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are.

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Our data systems could fail or their security could be compromised, and we will increasingly be handling personal data requiring our compliance with a variety of regulations.

Our business operations depend on the reliability of sophisticated data systems. Any failure of these systems, or any breach of our systems’ security measures, could adversely affect our operations, at least until our data can be restored and/or the breaches remediated. We have, to a limited extent, begun to serve as a conduit for personal information to third-party credit processors, service partners and others, and it is likely we will do so more regularly. The handling of such personal information requires we comply with a variety of federal, state and industry requirements governing the use and protection of such information, including, but not limited to, Federal Communications Commission (“FCC”) consumer proprietary network information regulations, Federal Trade Commission (“FTC”) consumer protection regulations, and Payment Card Industry data security standards and, for the Healthcare division, the requirements of the Health Insurance Portability and Accountability Act and regulations thereunder. While we believe we have taken the steps necessary to assure compliance with all applicable regulations and have made necessary changes to our data systems, any failure of these systems or any breach of the security of these systems could adversely affect our operations and expose us to increased cost, liability for lost personal information and increased regulatory obligations.

A security incident may allow unauthorized access to our systems, networks, or data or the data of clients, harm our reputation, create additional liability, and adversely affect our financial results.

Increasingly, companies are subject to a wide variety of attacks on their systems on an ongoing basis. In addition to threats from traditional computer “hackers,” malicious code (such as malware, viruses, worms, and ransomware, employee theft or misuse, password spraying, phishing, credential stuffing, and denial-of-service attacks, we may also face threats from sophisticated organized crime, nation-state, and nation-state supported actors who engage in attacks (including advanced persistent threat intrusions) that add to the risks to us, our internal systems and our clients’ systems, and the information that they store and process. Third parties may attempt to fraudulently induce employees, users, or organizations into disclosing sensitive information such as user names, passwords, or other information or otherwise compromise the security of our internal electronic systems, networks, and/or physical facilities in order to gain access to our data or clients’ data, which could result in significant legal and financial exposure, a loss of confidence in our security, interruptions or malfunctions in our operations, and ultimately, harm to our future business prospects and revenue. Clients may also disclose or lose control of their application programming interface key (API keys) functions and procedures which allow the creation of applications), secrets or passwords, or use the same or similar secrets or passwords on third parties’ systems, which could lead to unauthorized access to their accounts and data within the Company’s systems (arising from, for example, an independent third-party data security incident that compromises those API keys, secrets, or passwords). Despite our efforts to create security barriers to such threats, it is virtually impossible for us to entirely mitigate these risks, especially where they are attributable to the behavior on independent third parties beyond our control. In addition, the techniques used to sabotage or to obtain unauthorized access to systems and networks in which data is stored or through which data is transmitted change frequently and generally are not recognized until launched against a target. As a result, it may not be possible for us to anticipate these techniques or implement adequate preventative measures to prevent an electronic intrusion into our systems and networks and we may be required to expend significant capital and financial resources to protect against such threats or to alleviate problems caused by breaches in systems, network or data security.

Security breaches impacting the Company could result in a risk of loss, unavailability, or unauthorized disclosure of this information, which, in turn, could lead to litigation, governmental audits, and investigation and possible liability (including regulatory fines), damage our relationship with existing clients, and have a negative impact on our ability to attract new clients. Furthermore, any such breach, including a breach of the systems or networks of our clients, could compromise our systems or networks, creating system disruptions or slowdowns and exploiting security vulnerability of our networks or the networks of our clients, and the information stored on our network or the networks of our clients could be accessed, publicly disclosed, altered, lost, or stolen, which could subject us to liability and cause us financial harm. In addition, a breach of the security measures of one of our clients could result in the destruction, modification, or exfiltration of confidential corporation information, or other data that may provide additional avenues of attack. These breaches, or any perceived breach, of our systems or networks or those of clients, whether or not any such breach is due to our vulnerability, may also undermine confidence in us, or our industry, and result in damage to our reputation, negative publicity and those of clients.

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Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, content, competition, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in client engagement, or otherwise harm our business.

There currently are a number of laws, as well as proposals pending before federal, state, and foreign legislative and regulatory bodies. For example, the European General Data Protection Regulation (“GDPR”) took effect in May 2018 and applies to many of our services in Europe. The GDPR includes operational requirements for companies that receive or process personal data of residents of the European Union that are different from those previously in place in the European Union and may impact U.S. operations, as well to the extent they come under the GDPR. The GDPR applies to any organization with an establishment in the European Union for data processing purposes, as well as those outside the European Union if they process personal data of individuals in the European Union in connection with offering them goods or services or monitoring their behavior. The GDPR enhances data protection obligations for processors and controllers of personal data, including, for example, expanded disclosures about how personal data is to be used, limitations on retention of information, mandatory data breach notification requirements, and additional obligations on service providers (such as any third parties to whom we may transfer personal data). Non-compliance with the GDPR can trigger fines of up to the greater of €20 million and 4% of our global revenue. Given the breadth and depth of changes in data protection obligations, compliance has caused us to expend resources, and such expenditures are likely to continue into the future as we continue our compliance efforts and respond to new interpretations and enforcement actions. The California Consumer Privacy Act, or AB 375, creates new data privacy rights for users, effective in January 2020. The California law requires employers to tell employees the categories of personal information the Company has collected about them and the purposes for which it will be used. While the Company believes its compliance efforts under the GDPR and California law are sufficient, such future compliance may be impacted by changes to such regimes. Similarly, there are a number of legislative proposals in the United States, at both the federal and state level, as well as other jurisdictions that could impose new obligations in areas affecting our business. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services if applicable.

These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with and may delay or impede the development of new products, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices.

An interruption in the supply of products and services that we obtain from third parties could cause a decline in sales of our services.

In designing, developing and supporting our services, we rely on many third-party providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. If our liquidity deteriorates, our vendors may tighten our credit, making it more difficult for us to obtain suppliers on terms satisfactory to us. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

We rely on third-party vendors for information systems. If these vendors discontinue support for our systems or fail to maintain quality in future software releases, we could sustain a negative impact on the quality of our services to customers, the development of new services and features, and the quality of information needed to manage our business.

We have agreements with vendors that provide for the development and operation of back office systems such as ordering, provisioning and billing systems. We also rely on vendors to provide the systems for monitoring the performance and condition of our network. The failure of those vendors to perform their services in a timely and effective manner at acceptable costs could materially harm our growth and our ability to monitor costs, bill customers, and provision customer orders, maintain the network and achieve operating efficiencies. Such a failure could also negatively impact our ability to retain existing customers or to attract new customers.

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Our quarterly operating results are subject to significant fluctuation and, as a result, period-to-period comparisons of our results of operations are not necessarily meaningful.

Our operating results are subject to significant fluctuations as a result of:

•	The success of our brand marketing campaigns;

•	Price competition from potential competitors;

•	The amount and timing of operating costs and capital expenditures relating to establishing the Company’s business operations;

•	The demand for and market acceptance of our products and services;

•	Changes in the mix of services sold by our competitors;

•	Timing of the requests for proposal (“RFP”) process.

•	The ability to meet any increased technological demands of our customers; and

•	Poor weather for outdoor events

•	Economic conditions specific to our industry.

Therefore, our operating results for any particular quarter may differ materially from our expectations or those of security analysts, if any, and securities traders and may not be indicative of future operating results. The failure to meet expectations may cause the price of our common stock to decline. Since we are susceptible to these fluctuations, the market price of our common stock may be volatile, which can result in significant losses for investors who purchase our common stock prior to a significant decline in our stock price.

Many of our key functions are concentrated in a single location, and a natural disaster or act of terrorism could seriously impact our ability to operate.

Our IT systems, production, inventory control systems, executive offices and finance/accounting functions, among others, are centralized in our Los Angeles, California facility. A natural disaster, such as a tornado, could seriously disrupt our ability to continue or resume normal operations for some period of time. Similarly, an act of terrorism could disrupt our facility. While we have certain business continuity plans in place, no assurances can be given as to how quickly we would be able to resume operations and how long it may take to return to normal operations. We may experience business interruptions and could incur substantial losses beyond what may be covered by applicable insurance policies, and may experience a loss of customers, vendors and employees during the recovery period.

Risks Relating to Our Common Stock and This Offering

Even if an active public market for our securities develops, it is not possible to predict the extent, liquidity and duration of any public trading market for our securities.

The size and nature of the trading market for our securities have been sporadic and subject to fluctuations. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of the common stock or Warrants. There can be no assurance that a more active market for the common stock or Warrants will develop, or if one should develop, there is no assurance that it will be sustained. This could severely limit the liquidity of our common stock and Warrants and has had a material adverse effect on the market price of the our common stock and Warrants and on our ability to raise additional capital.

The ability of any such market to provide liquidity for the holders of such shares and to establish a reasonable and rational pricing mechanism, will likely depend on many variables. These may include general economic conditions, public evaluation of our business model, our revenues, earnings and growth potential, the reputation of our management, the general state of the U.S. media industry, the impact of competition and regulation, and the like.

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Limitation of liability and indemnification of officers and directors could adversely impact investors’ ability to bring claims against them.

Our officers and directors are required to exercise good faith and high integrity in the management of our affairs. Our Articles of Incorporation provide, however, that our officers and directors shall have no personal liability to us or our stockholders for damages for any breach of duty owed to us or our stockholders, unless they breached their duty of loyalty, did not act in good faith, knowingly violated a law, or received an improper personal benefit. Our Articles of Incorporation and Bylaws also provide for the indemnification by us of our officers and directors against any losses or liabilities they may incur by reason of their serving in such capacities, provided that they do not breach their duty of loyalty, act in good faith, do not knowingly violate a law, and do not received an improper personal benefit. Additionally, we have entered into employment agreements with our officers, which specify the indemnification provisions provided by the Bylaws and provide, among other things, that to the fullest extent permitted by applicable law, the Company will indemnify such officer against any and all losses, expenses and liabilities arising out of such officer’s service as an officer of the Company. In addition, the separation agreement with SAB Management, LLC and Andrew Bressman that we entered into on February 28, 2021 requires the Company to indemnify Mr. Bressman and SAB Management, LLC from any claim by reason of the fact that Mr. Bressman was a consultant, or a fiduciary of the Company.

In so far as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The resale of shares of our common stock could adversely affect the market price of our common stock, Warrants and our ability to raise additional equity capital.

As of the date of this prospectus, there were 15,020,512 shares of common stock issued and outstanding prior to this offering. An additional 18,020,036 shares of common stock are issuable upon automatic conversion of outstanding preferred stock upon the Company’s up listing to the Nasdaq Capital Market. Of the 33,040,548 shares of common stock issued or issuable upon conversion of preferred stock, 542,389 shares are freely tradable and the remaining 32,498,159 shares are restricted shares subject to resale under Rule 144 and subsequent to any lock-up agreements described below.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issuable upon the effectiveness of a registration statement, upon the expiration of any statutory holding period under Rule 144, any lock-up agreement or shares issued upon the exercise of outstanding options, warrants or restricted stock awards, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In general, a non-affiliated person who has held restricted shares for a period of six months, under Rule 144, may sell into the market our common stock all of their shares, subject to the Company being current in its periodic reports filed with the SEC. An affiliate may sell an amount equal to the greater of 1% of the outstanding 15,020,512 shares as of March 29, 2021 or 36,373,881 shares following conversion of outstanding preferred stock and completion of this offering, or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once every three months, and any of the restricted shares may be sold by a non-affiliate without any restrictions after they have been held one year.

Our Articles of Incorporation grant the Board of Directors the power to designate and issue additional shares of preferred stock.

Our Articles of Incorporation grant our Board of Directors authority to, without any action by our stockholders, designate and issue, from our authorized capital, shares in such classes or series as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of classes or series of preferred stock that may be issued could be superior to the rights of the common stock offered hereby. Our Board of Directors’ ability to designate and issue shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect other rights appurtenant to the shares of common stock offered hereby. Any such issuances will dilute the percentage of ownership interest of our stockholders and may dilute our book value.

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If we are not able to continue to meet the Nasdaq Capital Market rules for continued listing, our common stock or Warrants could be delisted.

Our applications to list our common stock on the Nasdaq Capital Market under the symbol “TRKA,” and our Warrants under the symbol “TRKAW ”, have been approved.

However, we may be unable to meet the Nasdaq Capital Market rules for continued listing on the Nasdaq Capital Market, notably, the minimum bid price and the stockholders’ equity minimum requirements. If we fail to meet the Nasdaq Capital Market’s ongoing listing criteria, our common stock or Warrants could be delisted. If our common stock or Warrants are delisted by the Nasdaq Capital Market, our common stock or Warrants may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our common stock or Warrants would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on the Nasdaq Capital Market that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and Warrants and could limit the ability of stockholders to sell such securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock or Warrants, and there can be no assurance that our common stock or Warrants will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from the Nasdaq Capital Market could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock and Warrants. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

We may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include: control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and ales and false and misleading press releases; “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

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Furthermore, the penny stock designation may adversely affect the development of any public market for our shares of common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in penny stock is suitable for customers. Penny stocks are securities (i) with a price of less than five dollars ($5.00) per share; (ii) that are not traded on a “recognized” national exchange; and (iii) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years. Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock. Rule 15g-9 of the SEC requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

This procedure requires the broker-dealer to (i) obtain from the investor information concerning his financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for the Company’s stockholders to resell their shares to third parties or to otherwise dispose of them.

We do not anticipate paying cash dividends on our common stock, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have not declared or paid any cash dividends on our Common Stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our Common Stock will depend upon any future appreciation in their value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders  have purchased their shares.

Our compliance with the Sarbanes-Oxley Act of 2002 and other federal securities law reporting requirements are expensive and could distract management’s attention from our business affairs.

As a public reporting company upon completion of this offering, we will be subject to the Sarbanes-Oxley Act of 2002, as well as the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of compliance with the Sarbanes-Oxley Act of 2002 and of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, and furnishing audited reports to stockholders, are significant and may increase in the future. Our securities registration with the SEC was revoked in June 2018, as a result of our failure to file with the SEC required periodic reports since the filing of its Form 10-K in August 2016. Upon the effectiveness of this registration statement, our securities will be registered with the SEC once again. However, there can be no assurance we will be able to report on a timely basis in the future. Any subsequent revocation will be expected to have an adverse effect on the market price of our securities. Moreover, compliance with the complex laws, rules and regulations applicable to public companies could distract our management’s attention from our business affairs, which could have an adverse impact on our results of operations.

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Failure to build our finance infrastructure and improve our accounting systems and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a public company, we will operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act,. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal controls over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help  prevent financial fraud. Commencing with our fiscal year ending the year after this offering is completed, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to this offering, we have never been required to test our internal controls within a specified period and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

During the audit of the Company’s financial statements for the year ended June 30, 2020, Management of the Company was notified of a material weakness.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.  The material weakness identified was that revenue recognition for US GAAP purposes was unclear and significant adjustments were required to be made by the Company at each quarter end and at year’s end.  Certain significant deficiencies, less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the Company’s financial reporting were also identified.  All of the foregoing material weakness and significant deficiencies Management has addressed and will continue to address in the current fiscal year

We anticipate that the process of building our accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. We expect that we will need to implement a new financing and accounting system to combine and streamline the management of our financial, accounting, human resources and other functions. However, such a system would likely require us to complete many processes and procedures for the effective use of the system or to run our business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention. In addition, we may discover weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal controls over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

The trading price of our common stock and Warrants may be volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock and Warrant is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of new products or developments by us or our competitors;

•	regulatory actions regarding our services;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	adoption of new accounting standards affecting our industry;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company.

Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

26

Insiders, including, but not limited to, significant stockholders, will continue to have substantial control over the Company, which could delay or prevent a change in corporate control or result in the entrenchment of management or our Board of Directors .

As of March 29, 2021, Peter Coates, together with any affiliates and related persons, beneficially owned approximately 7,869,572 shares (24.0%) of our common stock on an as-converted basis with all outstanding Preferred Stock (hereinafter referred to as our “Voting Securities”). Geoffrey Noel Bond beneficially owned 2,640,000 shares (8.2%) of our Voting Securities on an as-converted basis of his Preferred Stock. The law firm of Davidoff Hutcher & Citron LLP, as escrow agent for the benefit of the stockholders of Pangaea Trading Partners, held, approximately 2,792,361 shares of common stock or approximately 8.7% of our Voting Securities. In addition, following this offering and the automatic conversion of all shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock into an aggregate of 18,020,036 shares of common stock upon the Company’s uplisting to the Nasdaq Capital Market, the Company’s existing stockholders will beneficially own an aggregate of 33,040,548 shares of common stock, or 90.8% of our issued and outstanding shares of common stock after this offering. As a result, the above-referenced significant stockholders may have the ability to influence the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. These stockholders and their affiliates may have the ability to influence the management and affairs of the Company in the foreseeable future. The foregoing could have the effect of:

•	delaying, deferring or preventing a change in control;

•	entrenching or changing our management or our Board of Directors;

•	impeding a merger, consolidation, takeover or other potential transaction affecting our business or the control of our Company.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our common stock or Warrants. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and approval of our products and cause the price of our common stock to decline.

If you purchase our securities sold in this offering, you will experience immediate dilution as a result of this offering.

Because the effective price per share of common stock and accompanying Warrant being offered will be higher than the net tangible book value per share of our Voting Securities, you will experience dilution to the extent of the difference between the effective offering price per share of common stock and accompanying Warrant that you pay in this offering and the net tangible book value per share of our Voting Securities immediately after this offering. Our net tangible book value as of December 31, 2020 was a deficit of approximately $15,914,000, or $0.48 per share of our Voting Securities. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of Voting Securities outstanding. See “Dilution” on page 33 for a more detailed discussion of the dilution you will incur in this offering.

If you purchase our securities in this offering you may experience future dilution as a result of future equity offerings or other equity issuances.

We will need to raise additional capital following this offering to support our business plans. In order to raise additional capital, we believe that we will offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we may have a significant number of stock options and warrants outstanding at exercise prices substantially lower than the public offering price. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution, Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Trading of our common stock and Warrants will be limited, and trading restrictions imposed on us by applicable regulations may further reduce trading in our common stock and Warrants, making it difficult for our stockholders to sell their shares or Warrants; and future sales of common stock or Warrants could reduce our stock price.

Once listed, trading of our common stock and Warrants will be conducted on the Nasdaq Capital Market. The liquidity of our common stock and Warrants is expected to be limited, at least initially, not only in terms of the number of shares or Warrants that can be bought and sold at a given price, but also as it may be adversely affected by delays in timing of transactions and reduction in security analysts’ and the media’s coverage of us, if at all. In addition, a substantial number of our existing stockholders have entered into 270 day lock-up agreements from the effective date of the registration statement, of which this prospectus is a part. These factors may result in different prices of our common stock or Warrants than might otherwise be obtained in a more liquid market and could also result in a larger spread between the bid and asked prices of our common stock or Warrants. In addition, without a large public float, our common stock and Warrants will be less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices of our common stock or Warrants may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his investment in our common stock or Warrants. Trading of a relatively small volume of our common stock or Warrants may have a greater impact on the trading price our common stock or Warrants than would be the case if our public float were larger. We cannot predict the prices at which our common stock or Warrants will trade in the future, if at all.

27

Our ability to use our net operating losses and research and development credit carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change,” generally defined as a greater than 50% change by value in its equity ownership over a three-year period, is subject to limitations on its ability to utilize its pre-change net operating losses (“NOLs”), and its research and development credit carryforwards to offset future taxable income. Our existing NOLs and research and development credit carryforwards may be subject to limitations arising from previous ownership changes, and if we undergo an ownership change, our ability to utilize NOLs and research and development credit carryforwards could be further limited by Sections 382 and 383 of the Code. In addition, our ability to deduct net interest expense may be limited if we have insufficient taxable income for the year during which the interest is incurred, and any carryovers of such disallowed interest would be subject to the limitation rules similar to those applicable to NOLs and other attributes. Future changes in our stock ownership, some of which might be beyond our control, could result in an ownership change under Section 382 of the Code. For these reasons, in the event we experience a change of control, we may not be able to utilize a material portion of the NOLs, research and development credit carryforwards or disallowed interest expense carryovers, even if we attain profitability.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that our management may provide from time to time (including, but not limited to, financial or operational matters) reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There will be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of the projections in (or incorporated by reference in) this prospectus should not be regarded as an indication that we or our management or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we may be required to pay all amounts owed to any creditors and/or preferred stockholders before distributing any assets to the investors and/or preferred stockholders. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our other investors, in which case investors could lose their entire investment.

An investment in our Company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our Company or your investment.

Our prior financings, as well as an investment in our Company generally, involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any state or local taxing authority has reviewed the transactions described herein, and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warranties regarding such matters.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock or Warrants adversely, the price of our common stock, Warrants and trading volume could decline.

The trading market for our common stock and Warrants may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock or Warrants adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us was to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common stock, Warrants or trading volume to decline.

28

In making your investment decision, you should understand that we and the underwriters have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the underwriters have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

The Warrants in this offering are speculative in nature.

Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. In the event that our common stock price does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, such Warrants may not have any value. Furthermore, each Warrant will expire three years from its original issuance date.

Holders of the Warrants will not have rights of holders of our shares of common stock until such Warrants are exercised.

The Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our common stock at a fixed price. Until holders of Warrants acquire shares of our common stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to our shares of common stock underlying such Warrants.

Risks Relating to Capital Structure

Because we went public as a “reverse merger,” we have been unable to attract the attention of brokerage firms.

Our 2015 merger may be characterized as a “reverse merger.” Accordingly, additional risks exist as a result of such characterization. For example, securities analysts of brokerage firms have not provided coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock or Warrants. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

Applicable regulatory requirements may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our common stock and Warrants.

We may be unable to attract and retain those qualified officers, directors and members of Board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for Board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of common stock or Warrants on the Nasdaq Capital Market or any other stock exchange could be adversely affected.

29

Provisions of our amended and restated articles of incorporation (“Articles of Incorporation”), amended and restated by-laws (“Bylaws”), and Nevada law may make an acquisition of us or a change in our management more difficult.

Certain provisions of our Articles of Incorporation and Bylaws that are in effect could discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of common stock. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock. Stockholders who wish to participate in these transactions may not have the opportunity to do so.

Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our Board of Directors;

•

authorize our Board of Directors to issue without stockholder approval blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our Board of Directors;

•	establish advance notice requirements for stockholder nominations to our Board of Directors or for stockholder proposals that can be acted on at stockholder meetings;

•	authorize the Board of Directors to amend the By-laws;

•	limit who may call stockholder meetings; and

•	require the approval of the holders of a majority of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our Articles of Incorporation.

Section 78.438 of the Nevada Revised Statutes (“NRS”) prohibits a publicly held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns or within the last two years has owned 10% of voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner, or falls within certain exemptions under the NRS. As a result of these provisions in our charter documents under Nevada law, the price investors may be willing to pay in the future for shares of our common stock may be limited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus include “forward-looking statements” based on our management’s beliefs and assumptions, and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by the forward-looking statements not to occur or be realized. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. We develop forward-looking statements by combining currently available information with our beliefs and assumptions. These statements relate to future events, including our future performance, and management’s expectations, beliefs, intentions, plans or projections relating to the future and some of these statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “seeks,” “future,” “continue,” “contemplate,” “would,” “will,” “may,” “should,” and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements. These statements include, among others: statements concerning the benefits that we expect will result from our business activities and results of operation that we contemplate or have completed, such as increased revenues; and statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. Stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. These risks should not be construed as exhaustive and should be read in conjunction with our other disclosures, including, but not limited to, the risk factors described in this prospectus. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

30

USE OF PROCEEDS

We expect to receive net proceeds from the sale of common stock and Warrants that we are offering to be approximately $12,950,000, assuming gross proceeds of $15,000,000 at an assumed initial public offering price of $4.50 per share and accompanying Warrants, after deduction of underwriters’ fees plus estimated offering expenses of approximately $700,000 payable by us, assuming the underwriters do not exercise their over-allotment option. The public offering price per share and accompanying Warrant will be determined between us and the underwriters based on market conditions at the time of the offering.

We intend to use the net proceeds from this offering as estimated for the following purposes:

•

We plan to use approximately $2,000,000 of the net proceeds from this offering to extinguish outstanding indebtedness (without interest or fixed maturity) of the Company and its subsidiaries, including the payment of accrued dividends to holders of Series A Preferred Stock acquired from our predecessor company. The balance of the proceeds will be used for potential acquisitions of businesses and/or products that complement and augment our business and for working capital to finance our future operations, including general corporate purposes, such as research and development, general and administrative expenses, repayment of certain loans, capital expenditures and compensation, including bonuses, deferred compensation, severance pay and payment of consultants and professionals, totaling approximately $10,950,000. In the event the over-allotment option is exercised in full, we will receive additional gross proceeds of $2,250,000 which will be used for potential acquisitions and/or working capital purposes. See “Business – Future Acquisitions” for information concerning the potential acquisitions.

The allocation of net proceeds to the Company from this Offering set forth above represents the Company’s current intentions. This allocation is based upon our present plans, and certain assumptions regarding current economic and industry conditions and the Company’s future prospects. The amounts and timing of our actual business expenditures will depend on numerous factors, including market conditions, business developments and opportunities and related rate of growth, sales and marketing activities and competition. Accordingly, management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the proceeds from this Offering. We may find it necessary or advisable to use portions of the proceeds from this Offering for other purposes. From time to time, we evaluate these proposes and other factors and we anticipate continuing to make such evaluations to determine the existing allocations of resources, including the proceeds of this Offering, are being optimized.

Pending use of the net proceeds from this offering, we may invest the net proceeds in short-term, interest-bearing, investment-grade securities. We cannot predict whether the proceeds invested will yield a favorable return.

31

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of December 31, 2020, after giving effect to our 1-for-15 reverse stock split effected on September 24, 2020, and on an as adjusted basis to give effect to the sale of 3,333,334 shares and accompanying Warrants in this offering at an assumed initial public offering price of $4.50 per share and accompanying Warrant, and giving effect to the use of proceeds, as described under “Use of Proceeds” above.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2020
	Actual (1)	As Adjusted (2)
Cash and cash equivalents	$1,072,000	14,022,000
Total liabilities	28,407,000	26,407,000
Stockholder’s equity:
Preferred stock, $0.01 par value per share: 15,000,000 shares authorized; 6,105,149 shares issued and outstanding as of December 31, 2020, as adjusted	61,000	-0-
Common stock, $0.001 par value per share; 300,000,000 shares authorized; 17,687,179 shares issued and outstanding as of December 31, 2020 and 21,020,513, as adjusted (1)	18,000	36,000
Additional paid-in capital	180,007,000	194,992,000
Accumulated deficit	(175,436,000)	(175,436,000)
Other Comprehensive Loss	(246,000)	(246,000)
Total stockholders’ equity	4,560,000	19,560,000
Total liabilities and stockholders’ equity	32,967,000	45,967,000

(1)

The amounts above are based on 17,687,179 shares of common stock outstanding as of December 31, 2020 and does not include: (i) an aggregate of 18,020,036 shares issuable upon exercise of outstanding preferred stock (collectively, 33,040,548 Voting Securities), consisting of: 2,495,000 shares of Series B Preferred Stock automatically convertible into approximately 594,048 shares of common stock at $4.20 per share: 911,149 shares of Series C Preferred Stock automatically convertible into approximately 12,148,654 shares of common stock at $0.75 per share; and 1,979,000 shares of Series D Preferred Stock automatically convertible into approximately 5,277,334 shares of common stock at $3.75 per share; (ii) options to purchase an aggregate of 3,409,722 shares of common stock; (iii) warrants to purchase an aggregate of 8,908,000 shares of common stock; (iv) warrants to purchase 3,333,334 shares of common stock as part of this offering; (v) Representative’s warrants to purchase eight (8%) percent of the shares sold in this offering; and (vi) 2,666,667 shares issued in connection with the Company’s acquisition of Mission, which were forfeited in January 2021 as the Mission founders were terminated for cause. See “Business – Legal Proceedings” below.

(2)

The amounts are based on 17,687,179 shares of common stock outstanding and assumes that 3,333,334 shares of our common stock are sold in the offering at an assumed price of $4.50 per share and accompanying Warrant and that the net proceeds therefrom are approximately $12,950,000 after deducting Underwriters’ commissions and expenses of the Offering. These amounts do not include any of the shares  issuable as set forth in (i)-(iv) in Note 1 above. If the Underwriters’ overallotment option is increased in full, the net proceeds will increase to approximately $14,975,000. In the event the initial public offering price is $4.00 per share, 3,750,000 shares of common stock and accompanying Warrants will be sold in the offering.

32

DILUTION

If you invest in the common stock and Warrants offered by this prospectus, your interest in the securities offered hereunder may be diluted to the extent of the difference between the price you pay for each share of common stock and accompanying Warrant and the net tangible book value per share of our common stock and preferred stock (collectively, our “Voting Securities”) immediately after this offering. Our net tangible book value deficit as of December 31, 2020 was $15,914,000, or $0.48 per share of ourVoting Securities. See Note 1 below the tables in this section. Net tangible book value per share is equal to our total tangible assets of $12,493,000, minus total liabilities of $28,407,000, divided by 33,040,548 Voting Securities outstanding as of December 31, 2020, after giving effect to the 1-for-15 reverse stock split effected on September 24, 2020.

Assuming that we issue an aggregate of 3,333,334 shares of common stock and 3,333,334 Warrants at a price of $4.50 per share and accompanying Warrant, after deducting the commissions and estimated offering expenses of $2,050,000, and assuming no exercise of any Warrants or the Representative’s warrants, our net tangible book value deficit as of December 31, 2020 would have been approximately $2,964,000, or $0.08 per share based on an aggregate of 36,373,882 Voting Securities. This calculation excludes the proceeds, if any, from the exercise of the underwriters’ over-allotment option issued in this offering. This amount represents an immediate increase in net tangible book value of $0.40 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.58 per share to new investors in this offering. In the event the underwriters’ over-allotment option is exercised in full, an additional 500,000 shares of common stock will be issued at an assumed initial offering price of $4.50 per share, resulting in net proceeds to the Company of $2,047,500 after deducting commissions and a non-accountable expense allowance aggregating $202,500.In such event, our net tangible book value deficit as of December 31, 2020 would have been approximately $916,500 or $.02 per share based on an aggregate of 36,823,882 Voting Securities.

Assuming that we issue an aggregate of 3,750,000 shares of common stock and 3,750,000 Warrants at a price of $4.00 per share and accompanying Warrants for the same initial public offering of $15,000,000, our net tangible book value deficit as of December 31, 2020 would have been the same approximately $2,964,000 or $0.08 per share based on an aggregate of 36,790,000 Voting Securities.

We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the offering price per share of our common stock and accompanying Warrant. The following table illustrates the per share dilution to investors purchasing securities in the offering:

Assumed public offering price per share of common stock and accompanying Warrant	4.50
Net tangible book value deficit per share as of December 31, 2020	$(0.48)
Increase in pro forma net tangible book value per share attributable to new investors in common stock purchased at closing.		$0.40
Pro forma as adjusted net tangible book value per share as of December 31, 2020 after giving effect to this offering		(0.08)
Dilution in net tangible book value per share to new investors		$4.58

This table does not take into account further dilution to new investors that could occur upon exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering. To the extent that outstanding options or warrants are exercised, investors purchasing our common stock will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The following table summarizes, as of December 31, 2020, on a pro forma as adjusted basis as described above, the number of shares of our Voting Securities, the approximate total consideration and the average price per share (i) paid to us by existing stockholders, and (ii) to be paid by new investors acquiring our common stock in this offering at an assumed initial public offering price of $ 4.50 per share and accompanying Warrant, before deducting estimated underwriting discounts and commissions and estimated offering expenses, and assuming no exercise of any Warrants or the Representative’s warrant, or the exercise of the Underwriters’ over-allotment option.

	Shares Purchased			Total Consideration		Average Price
	Number		Percent	Amount	Percent	Per Share
Existing stockholders	33,040,548	(1)	90.8%	$179,363,000	92.3%	$5.34
New investors	3,333,334	(2)	8.2%	15,000,000	7.7%	$4.50
TOTAL	36,373,882		100.0%	$194,363,000	100.0%	$5.34

(1)

The amounts above are based on 15,020,512 shares of common stock outstanding as of March 29, 2021 and an aggregate of 18,020,036 shares issuable upon exercise of outstanding preferred stock (collectively, 33,040,548 Voting Securities), consisting of: 2,495,000 shares of Series B Preferred Stock automatically convertible into approximately 594,048 shares of common stock at $4.20 per share: 911,149 shares of Series C Preferred Stock automatically convertible into approximately 12,148,654 shares of common stock at $0.75 per share; and 1,979,000 shares of Series D Preferred Stock automatically convertible into approximately 5,277,334 shares of common stock at $3.75 per share; does not include

•

3,409,722 shares of common stock issuable upon the exercise of outstanding non-plan stock options and stock options under our 2015 Employee, Director and Consultant Equity Incentive Plan, having an average exercise price of $1.50 per share;

•

8,408,000 shares of common stock issuable upon the exercise of outstanding warrants, having an average exercise price of $2.85 per share; and 2,666,667 shares issued in connection with the Company’s acquisition of Mission, which shares were forfeited in January 2021, as Mission’s founders were terminated for cause. See “Business - Legal Proceedings” below;

(2)

Assumes that 3,333,334 shares of our common stock are sold in the offering at an assumed price of $4.50 per share and accompanying Warrant.  In the event 3,750,000 shares of our common stock are sold at an assumed price of $4.00 per share and accompanying Warrant, the existing stockholders would own 89.8% of our Voting Securities and New Investors would own 9.2%

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MARKET FOR REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock and Warrants have been approved for listing on the Nasdaq Capital Market under the symbols “TRKA” and “TRKAW”, respectively, to be effective upon the completion of the offering. The initial public offering price will be determined through negotiations between the Company and the underwriters. Among the factors to be considered in making such determination are the prevailing market conditions, the Company’s financial and operating history and condition, its prospects and the prospects for the industry in general, the management of the Company and the market prices of securities for similar businesses to that of the Company. Our common stock had been quoted through various over-the-counter quotation systems at various times since our inception; however, has not been quoted for several years.

As of March 29, 2021, 15,020,512 shares of common stock were issued and outstanding, which were held of record by approximately 450 stockholders. As of March 29, 2021, 720,000 shares of non-convertible Class A Preferred Stock were issued and outstanding, which were held of record by an estimated 40 beneficial stockholders; 2,495,000 shares of Series B Preferred Stock convertible into approximately 594,048 shares of common stock were issued and outstanding, which were held of record by 16 stockholders; 911,149 shares of Series C Preferred Stock convertible into 12,148,654 shares of common stock were issued and outstanding, which were held of record by approximately 43 different stockholders, and 1,979,000 shares of Series D Preferred Stock convertible into 5,277,334 shares of common stock, which were held of record by approximately 37 different stockholders. We intend for all shares of Series B, C and D Preferred Stock to automatically convert into common stock upon the uplisting of our common stock and Warrants to the Nasdaq Capital Market.

Dividends

The Company has not paid any cash dividends on its common stock. Dividends may not be paid on the common stock while there are accrued but unpaid dividends.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about our business and operations, based on current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many important factors, including the factors we describe under “Risk Factors - Cautionary Notice Regarding Forward Looking Statements” and elsewhere in this prospectus.

OVERVIEW

Troika Media Group, Inc. was incorporated in Nevada in 2003. The Company is a transatlantic agency focusing on branding, digital marketing and performance media services, using actionable intelligence across all broadcast digital media and live experiences. On June 12, 2017, we completed a merger with Troika Design Group, Inc,. a strategic brand consultancy with deep expertise in entertainment media, sports, consumer goods and service brands. On June 29, 2018, we acquired all of the equity interests of Mission Culture LLC and Mission Media Holdings Limited, a company headquartered in London, with North American operations since 2009, as a brand experience and communications agency that specializes in consumer immersion through a cultural lens, via live experiences, brand partnerships, public relations and social and influencer engagement. In October 2016, our secured lenders took control of the Company’s then operating subsidiaries which ceased operations and are included in discontinued operations.

The Impact of the Global COVID-19 Virus

In March 2020, the World Health Organization categorized the coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and the resulting public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have adversely impacted our business and those of our clients. Businesses have adjusted, reduced or suspended operating activities, which has negatively impacted the clients we service. We continue to believe our focus on our strategic strengths, including talent, our differentiated market strategy and the relevance of our services, including the longevity of our relationships, will continue to assist our Company as we navigate a rapidly changing marketplace. The effects of the COVID-19 pandemic will negatively impact our results of operations, cash flows and financial position; however, the extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19.

We have taken steps to protect the safety of our employees, with a large majority of our worldwide workforce now working from home, while developing creative ideas to protect the health and well-being of our communities and setting up our people to help them do their best work for our clients while working remotely. With respect to managing costs, we have taken multiple initiatives to align our expenses with changes in revenue. The steps being taken across our agencies and corporate group include deferred merit increases, freezes on hiring and temporary labor, major cuts in non-essential spending, staff reductions, furloughs in markets where that option is available and salary reductions, including voluntary salary deferment for our senior corporate management team. In addition, we remain committed to and have intensified our efforts around cash flow discipline, including the identification of significant capital expenditures that can be deferred, and working capital management. We began to see the effects of COVID-19 on client spending, notably in the UK and US markets with our Mission subsidiaries throughout the second quarter of calendar 2020 with much of the work force of the UK subsidiary on furlough, and with our Troika Design subsidiary furloughed as March progressed. Due to mandatory stay at home orders and social distancing, our experiential business has been particularly impacted by COVID-19. Promotional and experiential events with the Company’s assistance are particularly susceptible to external factors and are being delayed by many of the Company’s Mission clients due to the effects of COVID-19. The Company had temporarily furloughed employees to reflect current reduced demands associated with those client sets. However, as of mid-February, we are starting to see business dramatically improve and expect greater improvement in our results by the third and four fiscal quarters. As cities have commenced openings with the improvement of vaccine distribution and infection rates declining, our client activities have recently dramatically improved and there is a real optimism that economic conditions are improving. Sports, entertainment and pharma clients are contracting our services across all entities at rates similar to 2019.

We have also taken steps to strengthen our financial position during this period of heightened uncertainty through availing ourselves of various government relief programs. On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security (CARES) Act to provide relief as a result of the COVID-19 outbreak. The CARES Act, among other things, includes 1) provisions relating to compensation, benefits and payroll tax relief, 2) the availability of net operating loss carrybacks for periods beginning in 2018 and before 2021 and alternative minimum tax credit refunds, and 3) modifications to the net interest deduction limitations. The Company continues to examine the impacts the CARES Act may have on its business. The governments in which our International subsidiaries are located are offering similar business relief programs and the Company is examining the impacts of these programs on its operations as well.

In the current environment, a major priority for us is preserving liquidity. Our primary liquidity sources are operating cash flow, cash and cash equivalents and short-term investments. Although we have experienced a substantial decrease in our cash flow from operations as a result of the impact of COVID-19, we have obtained relief under the CARES Act in the form of a Small Business Administration backed loan. In the aggregate, we received $1.7 million in SBA stimulus “Payroll Protection Program” (“PPP”) loans as of June 30, 2020. Of which the majority of these loans were used for payroll. As per the US Government rules, these amounts were used for payroll, healthcare benefits and the majority or all of the loan may be forgiven. On August 14, 2020, the Company received an additional $500,000 in loans with 30 year terms under the SBA’s “Economic Injury Disaster Loan” program which the Company used to address cash shortfalls that resulted from the current pandemic. We received an additional $1.69 million in Payroll Protection Program loans as part of the second round of stimulus payments at the end of February 2021. We believe these steps will enhance our financial resources as we navigate the period ahead.  Since June 2020, we had received an aggregate of approximately $3,397,000 in PPP loan proceeds.  As of March 25, 2021, the Company has received notice that approximately $891,000 PPP loans have been forgiven, with applications for the remaining PPP loan forgiveness pending.

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In the United Kingdom, as of April 1, 2020, Mission furloughed 27 employees, saving £78,000 (US $108,420) in April payroll, being made up of £55,000 (US $76,450) of furlough monies from the government and £16,000 (US $22,240) in associated payroll savings and applied for a 3-month rent holiday. In August 2020, the Company received £50,000 (US $69,500) in loans related to the COVID pandemic with an interest rate of 2.5% to be paid over five years beginning one year after receipt. The Company has used these proceeds to address any cash shortfalls that resulting from the current pandemic.

On May 1, 2020, Mission put on furlough an additional 5 employees bring the total to 32, alongside a 10% pay cut for all employees not furloughed, saving £111,000 (US $154,290) in May payroll, being made up of £62,000 (US $86,180) of furlough monies from the government, £33,000 (US $45,870) of associated payroll savings and £16,000 (US $22,240) in savings related to the pay cut.

On April 1, 2020, Troika Design Group initiated a 15% salary reduction across the majority of the Los Angeles staff and furloughed for one month one office manager for a total savings of $112,000 per month. Finally, certain members of the Company’s executive team have deferred compensation temporarily.

The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. The Company’s revenue has declined by $16.2 million from $40.8 million to $24.6 million in the fiscal years ending June 30, 2019 and 2020, respectively. Based on information provided by business unit leaders, the Company believes that approximately $13.0 million or 80.2% of the $16.2 million decrease in revenue is directly attributable to the COVID pandemic. Our revenues further declined by $8.5 million from $17.1 million to $8.6 million in the six (6) months ended December 31, 2019 and 2020, respectively. The Company continues to quantify with its business leaders how much of this decline was related to the outbreak, however the Company believes that the decrease in revenue is substantially due to the pandemic.

See, Risk Factors Related to the COVID-19 Virus and Pandemic Response in General

RESULTS OF OPERATIONS

For the six months ended December 31, 2020 compared to the six months ended December 31, 2019.

Our revenues for the six months ended December 31, 2020 and 2019 were $8,583,000 and $17,139,000, respectively, a decrease of approximately $8,556,000 or 50%, driven primarily by the underperformance of Mission-Media Holdings Limited. This decrease is primarily due to the underperformance of both the UK and US subsidiaries of Mission-Media Holdings Limited as a result of the COVID pandemic and a prohibition on the staging of live-events. Of the $8,556,000 decrease in revenue, $7,579,094, or 89%, is attributable to Mission-Media Holdings Limited of which $3,498,589 and $4,079,505 relate to the UK and US subsidiary, respectively.

The costs of revenue exclusive of operating expenses for the six months ended December 31, 2020 and 2019 were $4,419,000 and $8,850,000 respectively, a decrease of $4,431,000, or 50% equal to the decrease in revenues. The reduction in costs was driven primarily by the decrease in revenue for the period due to the COVID pandemic and the prohibition of staging live-events. The gross profit margin for the six months ended December 31, 2020 and 2019 increased to 48.5% from 48.4% consistent with the forgoing decreases.

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For the fiscal year ended June 30, 2020 compared to the fiscal year end June 30, 2019.

Our revenues for the years ended June 30, 2020 and 2019 were $24,613,000 and $40,791,000 respectively, a decrease of approximately $16,178,000, or 39.7%, driven by the underperformance of Media Holdings Limited. This decrease is primarily due to the underperformance of both the UK and US subsidiaries of Mission-Media Holdings Limited as a result of the abrupt departure of their President/Founder in January 2019. Of the $16,178,000 decrease in revenue, $14,015,000, or 86.6%, is attributable to Mission-Media Holdings Limited of which $7,036,000 and $6,979,000 relate to the UK and US subsidiary respectively.

The costs of revenue exclusive of operating expenses for the years ended June 30, 2020 and 2019 were $11,636,000 and $23,229,000 respectively, a decrease of $11,593,000, or 49.9%. The reduction in costs was driven primarily by the decrease in revenue for the period. The gross profit margin for the years ended June 30, 2020 and 2019 increased to 52.7% from 43.1% which was primarily the result of more retainer business being acquired in relation to project-based business.

In the fiscal year ending June 30, 2019, the Company extinguished $6,528,000 of liabilities from discontinued operations as a result of an inter-creditor agreement and settlement agreement with the bankruptcy trustee in December 2018 in relation to amounts owed by SignalShare, LLC, a previously wholly owned subsidiary of the Company

In the fiscal year ending June 30, 2020, the Company identified $6,319,000 of liabilities from discontinued operations in relation to amounts owed by SignalPoint Corp. a previously wholly-owned subsidiary of the Company.

Based upon an opinion provided by the Company’s legal counsel, the statute of limitations has expired in connection with collection of the $ 6,319,000 of previously incurred debts by SignalPoint Corp. and has concluded the debts have been extinguished pursuant to operation of law. Accordingly, the Company has concluded the $6,319,000 has been legally released pursuant to ASC 405, Liabilities, and has been accounted for as extinguishment of debt and recognized this as income from discontinued operations.

In the fiscal years ended June 30, 2020 and 2019, the Company made $26,000 and $133,000 in payments towards liabilities relating to discontinued operations.

Liabilities of discontinued operations consisted of the follow as of June 30:

	2020	2019
SPC – Accounts payable and other accrued liabilities	$-	$3,138,000
Roomlinx – Account payable and other accrued liabilities	107,000	3,314,000
	$107,000	$6,452,000

For the fiscal years ended June 30, 2020 and 2019, the Company recorded the balance of liabilities from discontinued operations as long-term because the Company does not anticipate making payments towards these liabilities in the next 12 months.

LIQUIDITY & CAPITAL RESOURCES

As of December 31, 2020, compared with June 30, 2020:

As of December 31, 2020, the Company has a working capital deficit of $(14,928,000) compared with a deficit of $(13,764,000) at June 30, 2020. The increase in working capital deficit was the result of a net loss from continuing operations of $4,544,000 for the six months ended December 31,2020. The loss reflects an increase of $1,709,000 in accounts payable and accrued expenses, an increase of $1,806,000 in contract liabilities and an increase of $62,000 in short-term operating lease liabilities. This was offset by a decrease of $409,000 in convertible notes payable and an increase of $1,622,000 in accounts receivable.

As of December 31, 2020, compared with December 31, 2019:

Net cash used in operating activities decreased by $170,000 from $(1,563,000) to $(1,393,000 for the six months ended December 31, 2020 and 2019, respectively. The decrease was the result of a $928,000 decrease in amortization costs of intangibles, a decrease of $2,653,000 in stock-based compensation related to warrants, an increase of $1,704,000 in contribution revenue from stimulus funding, and a $1,843,000 increase in accounts receivable. This was offset by a $1,988,000 increase in accounts payable and accrued expenses and an increase of $2,100,000 in contract liabilities.

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Net cash used in investing activities decreased by $7,000 as a result of capital expenditures being increase to $19,000 from $12,000 for the six months ended December 31, 2020 and 2019, respectively.

Net cash used in financing activities increased by $98,000 from $967,000 to $1,065,000 for the six months ended December 31, 2019 and 2020, respectively. The increase was the result of a $565,000 increase in stimulus loans and an increase of $500,000 in convertible note payables.

During the six months ended December 31, 2020, the Company did not recognize any proceeds from the sale of its securities.

During the six months ended December 31, 2019, the Company sold: 96,700 shares of Series D Preferred Stock at $10.00 per share for gross proceeds of $967,000.

As a result of the forgoing, the Company had a decrease in cash of $40,000 for the six months ended December 31, 2020 in comparison to the six months ended December 31, 2019.

As of the fiscal year ended June 30, 2020, compared with the fiscal year ended June 30, 2019:

As of June 30, 2020, the Company has a working capital deficit of $(13,764,000) compared with a deficit of $(6,353,000) at June 30, 2019. The increase in working capital deficit was the result from a decrease of $2,843,000 in accounts receivable, an increase of $1,400,000 in convertible note payable, an increase of $849,000 in Paycheck Protection Program loans (short-term), and a decrease of $672,000 in prepaid expenses. The Company also had a decrease in deferred rent of $323,000 and an increase in operating lease liability of $2,255,000 both due to the adoption of a new accounting standard.

Net cash used in operating activities decreased by $2,835,000 from $(6,846,000) to $(4,011,000) for the years ended June 30, 2019 and 2020 respectively. This decrease was the result of a $7,571,000 release in contingent earn out in the fiscal year ending June 30, 2019, a $1,867,000 impairment of intangibles in the fiscal year ending June 30, 2020, $1,857,000 increase in amortization of right-of-use assets, $1,092,000 increase in amortization of discount of note payable, $1,698,000 increase in stock-based compensation, $2,198,000 increase in accounts payable and accrued expenses, $1,146,000 decrease in deferred expenses, $2,224,000 increase on operating lease liability due to the adoption of a new accounting standard and a $4,055,000 increase in accounts receivable. These changes were offset by an increase in net loss from continuing operations of $(8,197,000) from $(12,569,000) to $(20,766,000) for the fiscal years ended June 30, 2019 and 2020, respectively.

Net cash used in investing activities increased by $(12,000) from $(86,000) to $(98,000) for the fiscal years ended June 30, 2019 and 2020 respectively as a result of additional fixed asset purchases.

Net cash provided by financing activities decreased by $(2,555,000) from $6,604,000 to $4,049,000 for the fiscal years ended June 30, 2019 and 2020, respectively. This decrease was primarily the result of a decrease of $6,734,000 in proceeds from the sale of series D preferred shares from $7,710,000 to $976,000 for the fiscal years ended June 30, 2019 and 2020, respectively. This was offset by a decrease of $4,554,000 in due to related parties relating to the Mission acquisition, an increase of $1,704,000 in Paycheck Protection Program loans, and a decrease of $2,023,000 in proceeds from related-party note payables.

During the fiscal year ended June 30, 2019, the Company sold: 26,250 shares of Series C Preferred Stock at $10.00 per share for net proceeds of $180,000; and 1,265,000 shares of Series D Preferred Stock at $10.00 per share for gross proceeds of $12,650,000, including $5,000,000 advanced prior to June 30, 2018.

During the fiscal year ended June 30, 2020, the Company sold: 97,500 shares of Series D Preferred Stock at $10.00 per share for gross proceeds of $976,000.

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Net cash used in discontinuing operations increased by $107,000 from $(133,000) to $(26,000) for the fiscal years ended June 30, 2019 and 2020, respectively as a result of less disbursements being processed pertaining to liabilities of discontinued operations.

As a result of the forgoing, the Company had an increase in cash of $117,000 for the fiscal year ended June 30, 2020.

Management’s plans to achieve profitability are as follows:

•	Enhancing creative solutions and recurring revenue delivered by the Company through data and technology acquisitions.

•	Increase Troika’s footprint in a major media markets, such as New York, Los Angeles and London through Mission’s operations.

•	Further the Company’s integration and business development strategy through potential acquisitions and increase revenues from existing customers.

•	Save costs in overhead through reduced headcount due to synergies achieved with Mission and with the potential acquisition targets.

•	Expand consulting services with existing Mission and Troika clients.

•	Increase Mission business development from Troika’s existing clientele.

Based on current management plans, the Company believes that the current cash on hand, anticipated cash from operations and proceeds from this equity financing is sufficient to conduct planned operations for one year from the issuance of the consolidated financial statements.

RELATED PARTY TRANSACTIONS

Daniel Jankowski Loan to the Company:

On December 19, 2018, Daniel Jankowski (“Lender”) made a loan to the Company in the amount of $1,300,000 (“Loan”). The Loan had a maturity date of June 15, 2019 (provided the maturity date may be extended an additional six (6) month period on a rolling basis) and carried an interest rate of 5% per annum. As additional consideration for the Loan, the Lender, or his designee, was granted five-year warrants to purchase 66,667 shares of the common stock of the Company at $0.75 per share. As of July 2019, the Company and the Lender agreed to convert the Loan into equity of the Company which resulted in the Lender, or his designees, entitled to receive 1,733,333 shares of the common stock of the Company and the Company paid €100,000 ($133,000) of the accrued interest in cash to the Lender. Subsequent to making the Loan, Mr. Jankowski was appointed to the Board of the Company and in July 2020 the 1,733,333 shares were issued to Mr. Jankowski and his assignees.

Daniel Jankowski and Thomas Ochocki Loan to Mission Media Limited:

On January 27, 2019, Daniel Jankowski and Thomas Ochocki (collectively the “Lenders”) entered into a facility agreement with Mission-Media Limited (“MML”) in order to provide certain funds allowing MML to exit administration in the United Kingdom. Mr. Ochocki, as primary lender, provided MML up to 1,594,211 GBP ($2,182,000) and Mr. Jankowski provided up to 992,895 GBP ($1,359,000). This loan is due on the third anniversary date unless in default prior thereto. Mr. Ochocki was a member of the Board of the Company and subsequent to the loan, Mr. Jankowski was appointed to the Board. Both Lenders were appointed to the Board of Mission Media Holdings Limited. The loan has a repayment date of January 2022 and an interest rate of 0%. Imputed interest of $11,000 and $40,000 was recorded for this facility agreement in the six months ended December 31, 2020 and fiscal year ended June 30, 2020, respectively. See also Certain Relationships and Related Person Transactions – Union Investment Management.

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Note Payables to Daniel Pappalardo and the Estate of Sally Pappalardo

As of December 31, 2020 and June 30, 2020, the Company owed the founder and CEO of Troika Design Group, Inc. Dan Pappalardo approximately $217,000 and the estate of his mother Sally Pappalardo $235,000. The loans are due and payable on demand and accrue interest at 10.0% per annum.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered any off-balance sheet arrangements and do not have any holdings in variable interest entities.

Contractual Obligations

We have operating lease commitments and the following table summarizes these commitments at June 30, 2020:

Twelve Month Period Ending June 30,	Amount
2021	$2,684,000
2022	1,659,000
2023	1,682,000
2024	1,697,000
2025	1,476,000
Thereafter	1,497,000
$10,695,000

CRITICAL ACCOUNTING POLICIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations discuss our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts and property and equipment valuation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue recognition: In accordance with the FASB issued amended guidance in the form of ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASC 606”), the Company has modified its revenue recognition policy beginning in fiscal year 2019 using modified retrospective (cumulative effect) transition method. Under this transition method, results for reporting periods beginning July 1, 2018 or later are presented under ASC 606, while prior period results continue to be reported in accordance with previous guidance. The cumulative effect of the initial application of ASC 606 was immaterial, no adjustment was recorded to the opening balance of retained earnings. The timing of revenue recognition for our various revenue streams was not materially impacted by the adoption of this standard. Overall, the adoption of ASC 606 did not have a material impact on the Company’s consolidated balance sheet, statement of operations and comprehensive loss and statement of cash flows for the year ended June 30, 2019. ASC 606 also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

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The Company recognizes primarily four revenue streams and they are retainer fees, project fees, reimbursement income, and fee income.

Retainer fees are non-refundable fixed amounts being received from a client often on a recurring basis and the performance obligation is the staff being available to provide consultation services. Consulting engagements do not incur a significant amount of direct costs however any costs are recognized as incurred. Consulting fees are recognized evenly throughout the term of the agreement.

Project fees are associated with the delivery of services and/or goods to a client and the revenue includes both the anticipated costs to deliver the product as well as the Company’s margin. As per ASC 606-10-25-31, the Company recognizes project fees over time by measuring the progress toward complete satisfaction of a performance obligation by measuring its performance in transferring control of the services contractually delivered to a client by applying the input method. Revenue is recognized based on the extent of inputs expended toward satisfying a performance obligation and it was determined that the best judge of inputs is the costs consumed by a project in relation to its total anticipated costs. As part of the close process the Company compiles a preliminary percentage of completion (POC) for each project which is the ratio of incurred costs to date in relation to the anticipated costs from the production team’s approved budgets. The POC ratio is then applied to the contracted revenue and the pro-rated revenue is then recognized accordingly.

Reimbursement income represents compensation relating to the out-of-pocket costs associated with a staging of a live event. As per 606-10-25-31, the Company recognizes reimbursement income over time by measuring the progress toward complete satisfaction of a performance obligation by measuring its performance in transferring control of the services contractually delivered to a client by applying the input method. The revenue is recognized based on the extent of inputs expended toward satisfying a performance obligation and it was determined that the best judge of input is the costs incurred to date in relation to the anticipated costs. As a result, unless an overage or saving is identified, the reimbursement income equates to the reimbursement costs incurred. Given that the Company contracts directly with the majority of the vendors and is liable for any overages, the Company is deemed a principal in this revenue transaction as they have control over the asset and transfer the asset themselves. As a result, this transaction is recorded gross rather than net.

Fee income represents the Company’s margin on the staging of a live event, is negotiated with the client prior and fixed. Based on ASC 606, the Company’s progress in satisfying the performance obligation in a contract is difficult to determine so as a result the fee income is only recognized at the conclusion of a project. Only upon confirmation the Company has performed all its contractual obligations as per the contract does the Company record fee income.

Goodwill: Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business. Goodwill is tested annually at June 30 for impairment. The annual qualitative or quantitative assessments involve determining an estimate of the fair value of reporting units in order to evaluate whether an impairment of the current carrying amount of goodwill exists. A qualitative assessment evaluates whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step quantitative goodwill impairment test. The first step of a quantitative goodwill impairment test compares the fair value of the reporting unit to its carrying amount including goodwill. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss may be recognized. The amount of impairment loss is determined by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount. If the carrying amount exceeds the implied fair value then an impairment loss is recognized equal to that excess. A goodwill impairment charge of $3,082,000 was recorded as a result of the Company’s annual impairment assessment on June 30, 2020. The Company has adopted the provisions of ASU 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 requires goodwill impairments to be measured on the basis of the fair value of a reporting unit relative to the reporting unit’s carrying amount rather than on the basis of the implied amount of goodwill relative to the goodwill balance of the reporting unit. Thus, ASU 2017-04 permits an entity to record a goodwill impairment that is entirely or partly due to a decline in the fair value of other assets that, under existing GAAP, would not be impaired or have a reduced carrying amount. Furthermore, the ASU removes “the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test.” Instead, all reporting units, even those with a zero or negative carrying amount will apply the same impairment test. Accordingly, the goodwill of reporting unit or entity with zero or negative carrying values will not be impaired, even when conditions underlying the reporting unit/entity may indicate that goodwill is impaired.

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We test our goodwill for impairment annually, or, under certain circumstances, more frequently, such as when events or circumstances indicate there may be impairment. We are required to write down the value of goodwill only when our testing determines the recorded amount of goodwill exceeds the fair value. Our annual measurement date for testing goodwill impairment is June 30.

None of the goodwill is deductible for income tax purposes

Intangible: Intangible assets with finite useful lives consist of tradenames, non-compete agreements, acquired workforce and customer relationships and are amortized on a straight-line basis over their estimated useful lives, which range from three to ten years. The estimated useful lives associated with finite-lived intangible assets are consistent with the estimated lives of the associated products and may be modified when circumstances warrant. Such assets are reviewed for impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. The amount of any impairment is measured as the difference between the carrying amount and the fair value of the impaired asset. There was no impairment recorded for intangibles in the six months ended September 30, 2020. During the fiscal year ended June 30, 2020, the Company recorded $1,867,000 in impairment expense related to intangibles.

Contract Assets: The Company does not have any contract assets such as work-in-process. All trade receivables on the Company’s consolidated balance sheet are from contracts with customers.

Contract Costs: Costs incurred to obtain a contract are capitalized unless short term in nature. As a practical expedient, costs to obtain a contract that are short term in nature are expensed as incurred. The Company does not have any contract costs capitalized as of June 30, 2020 and 2019.

Contract Liabilities - Deferred Revenue: The Company’s contract liabilities consist of advance customer payments and deferred revenue. Deferred revenue results from transactions in which the Company has been paid for products by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

Advertising: The Company generally expenses marketing and advertising costs as incurred. During the years ended June 30, 2020 and 2019, the Company incurred $12,000 and $52,000, respectively, on marketing, trade shows and advertising.

The Company received rebates on advertising from co-operative advertising agreements with several vendors and suppliers. These rebates have been recorded as a reduction to the related advertising and marketing expense.

Beneficial Conversion Feature: The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options, Emerging Issues Task Force (“EITF”) 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No 98-5 To Certain Convertible Instruments. The Beneficial Conversion Feature (“BCF”) of a convertible note is normally characterized as the convertible portion or feature of certain notes payable that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of a convertible note when issued and also records the estimated fair value of any warrants issued with those convertible notes. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

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The BCF of a convertible note is measured by allocating a portion of the note’s proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on an allocated fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense using interest method.

Stock-Based Compensation: The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

For non-employee stock-based compensation, the Company has adopted ASC 2018-07, Improvements to Nonemployee Share-Based Payment Accounting which expands on the scope of ASC 718 to include share-based payment transactions for acquiring services from non-employees and requires stock-based compensation related to non-employees to be accounted for based on the fair value of the related stock or the fair value of the services at the grant date, whichever is more readily determinable in accordance with ASC Topic 718.

Foreign Currency Translation: The consolidated financial statements of the Company are presented in U.S. dollars. The functional currency for the Company is U.S. dollars for all entities other than Mission Media Limited whose operations are based in the United Kingdom and their functional currency is British Pound Sterling (GBP). Transactions in currencies other than the functional currencies are recorded using the appropriate exchange rate at the time of the transaction. All assets and liabilities are translated into U.S. Dollars at balance sheet date, stockholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) income. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the year ended June 30, 2020 closing rate at 1.238900 US$: GBP, yearly average rate at 1.262367 US$: GBP, for the year ended June 30, 2019 closing rate at 1.268980 US$: GBP, yearly average rate at 1.294241 US$: GBP.

Income Taxes: The Company accounts for its income taxes in accordance with Income Taxes Topic of the FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

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BUSINESS

General Development of Businesses

Troika Media Group, Inc. (f/k/a M2 nGage Group, Inc. and f/k/a Roomlinx, Inc., hereinafter the “Company”) was formed in 2003 under the laws of the State of Nevada. On June 12, 2017, the Company entered into and completed a Merger Agreement with Troika Design Group, Inc. (“Troika Merger”). Troika Design Group, Inc. is a strategic brand consultancy with deep expertise in entertainment media, sports, consumer goods and service brands. Prior to the Troika Merger, on October 24, 2016, the Company’s secured lenders took control of all of the equity interests, assets and liabilities of two of the Company’s subsidiaries: M2 nGage Communications Inc., and M2 nGage Inc., and certain operating subsidiaries of the Company also ceased operations. See Business – “Discontinued Operations” below.

On June 29, 2018, the Company acquired all of the equity interests (the “Mission Acquisition”) of Mission Culture LLC and Mission Media Holdings Limited (collectively, “Mission”). Mission is a London-headquartered brand experience and communications agency that specializes in consumer immersion through a cultural lens, via live experiences, brand partnerships, public relations, and social and influencer engagement. Mission was founded in London in 2003 and began its North American operations in 2009.

Until the onset of the COVID-19 pandemic, we were in negotiations with several leaders in digital media marketing, including digital programmatic buying strategy. We have been forced to terminate all negotiations with future acquisitions. We cannot assure you that we will consummate any acquisition on favorable terms, if at all. See “Use of Proceeds.” For matters related to the recent COVID-19 pandemic, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Overview- “The Impact of the Global COVID-19 Virus.”

Overview

Our recently combined company offers clients innovative solutions for driving business performance through consumer experience across all brand touchpoints. Mission’s transatlantic presence in both the United Kingdom and New York enhances Los Angeles based Troika’s existing suite of branding, digital marketing and performance media services, and greatly expands its base and regional reach. TMG focuses on branding, digital marketing and performance media services, using actionable intelligence across all broadcast digital media and live experiences coupled with our internal agency experience and assets to deliver client based offerings required to meet their brand needs.

Our corporate headquarters are in Los Angeles with operations in New York, New Jersey and London, which allows the team of approximately 98 employees to directly service clients globally. In order to accelerate growth, we intend to offer expanded services to our existing roster of global brands, making the Company more competitive in attracting new clients.

Our goal is to create an agile and comprehensive communications agency that brings together experienced senior executives in every discipline that we offer to our clients. Management believes that culturally connected, personality-led, one-to-one brand and product efforts are the best way to secure clients and motivate sales. Management also believes that by taking its brand, culture, and advertising credentials, coupled with expertise in design, creating experiences, public relations, and digital communications, we will be able to build a fast, agile and accountable business model. We will also continue to develop intellectual property in our work and in the businesses that we seek to acquire.

Troika Media Group

In 2017, Troika launched its Troika digital division consisting of Troika Services, Inc. and Troika Analytics whose performance marketing capabilities will allow the Company to measure key performance indicators, thus allowing clients to track return on investment in a way not seen in brand and experience marketing, resulting in actionable intelligence. The recently combined entity creates a complementary group that is talented and well positioned to take Troika’s best in class branding and digital work and uniting it with Mission’s vast credentials in experience, culture, marketing, and public relations.

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The Company has the capacity to expand services to provide complete holistic solutions for its clients. The comprehensive offering meets the full needs of clients by providing then with a single agency that can serve all of their communication needs.

Rebranding

The Company changed its name to Troika Media Group, Inc. following the Troika Merger in June 2017 to continue to develop the Troika brand name and reputation in the media and design space. The names of the Company’s operating subsidiaries were also changed to reflect the new branding of the entire Company. We believe that this streamlined branding will allow for better name recognition, as well as helping cross-sell our various services to our existing customers.

Through its subsidiaries, Troika Media Group, Inc. provides the following services:

•	Media Services and Analytics Platform
•	Digital Marketing, Data Analytics and Reporting
•	Media Content for events and hospitality customers
•	Sponsorship partnerships and advertising opportunities.
•	Expert in Analytics and Big Data; reputation for technology, innovation and affordability
•	Strategic media buying and planning
•	Design and Branding
•	Market Research and Insights
•	Brand Strategy
•	360 Brand Design
•	Advertising Creative and Sponsorship Integration
•	Design, Animation and Post Production Studio
•	Live-Action Production LLC
•	Brand Experience and Fan Engagement
•	Content Creation
•	Sonic Branding and Original Music

Business Strategy

We continue to execute on all aspects of our business, including our digital technology and media business serving the sports, entertainment and convention center market. We have found that truly successful businesses find ways of taking fixed assets and generating multiple revenue opportunities over those fixed assets, preferably on a contractual monthly recurring revenue or retainer model, thereby improving profitability. The Troika brand brings media and design expertise and experience with a proven track record of success in major brand identity and development projects boasting some of the premier names in the sports and entertainment industries.

We consider our digital technology and media services to be our high growth business. The Troika brand gives the Company in-house, design, content inventory, research and branding services allowing us to bring a suite of engagement services to our clients and making us a “one stop” shop for digital media needs. The new strategic design for the Company combines brand, marketing and fan engagement services provided by Troika with a mobile connectivity and advertising platform provided by Troika Services, Inc. Together, they offer solutions for engaging audiences and fans through various channels.

Troika’s operating subsidiaries are organized into three primary business units: (1) design and brand identity; (2) media content/data analytics and advertising; and (3) platform and intellectual property development, all of which together provide a comprehensive solution for business and media partners.

Management believes based on its knowledge of the industry at this stage of digital evolution, the market needs a new breed of a modern agency using open web-first approach to take the power and control out of walled gardens, such as Google, Facebook and Amazon, hands and put it back into the hands of marketers, where it belongs. Today, walled gardens’ intensives are not aligned with marketer’s success.

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Management believes that holding companies such as GroupM, Publicis, IPG, Dentsu are struggling with baggage, distractions and broken financial models. Our strategy removes value from working media, which is often the most expensive thing a marketer pays for, in automated digital environments and do not help with the walled garden problem.

A modern agency not only has to be fully transparent and laser focused on applying data and technology to put control and leverage back in the hands of the marketer with a cross audience strategy, addressable media planning and activation. We need to have world class personalized creativity, with a financial model that allows it to provide highest level of expert service and technology without a need to up-sell useless features. This is our plan and our mission.

Our Competitive Advantage

•	Industry Leading Management – Assembled management expertise across all agency disciplines and offerings consisting of established industry leaders.
•

Integrated Services – integrated branding, advertising, data analytics, performance media, research & insights, design, production, content, event marketing, public relations, partnerships and social media.

•	Category Experience – entertainment media, sports, fashion, gaming/eSports, consumer goods, telco, tech, leisure entertainment.
•

Results Driven– We are innovating how brands drive customer engagement, conversion, loyalty and lifetime value though integrated branding, advertising and performance optimization. See Business Segments, below.

•

One Stop – Integrated, full-service solution with our broad talent, skills and experience, provides client the confidence in having one organization handling all or the majority of their campaigns and projects.

Market Opportunity

We seek to capitalize on the convergence of wireless, broadband, and content-based service models. Today, we believe that every brand needs engaged audiences and loyal fans and that building an exciting brand experience is key to maintaining fan loyalty and engagement. We also believe that media has been democratized and audiences are becoming ever more fragmented. As a result, brands now struggle to connect with consumers. We are scaling the business by expanding into new verticals, bringing entertainment media category expertise to brands that need to engage consumers on their terms, as audiences and fans. Moreover, growth in new applications in wireless services and multimedia services, increasing demand for high quality mobile and high definition video entertainment services, drive the underlying demand for our branding and analytics services. It is widely accepted that existing networks and technologies cannot fulfill this demand.

The following statistics foretell the expanding market we seek to service:

•

Global internet users = 3.4 billion people in 2016 with 10% annual growth is over 50% of the population in 2018 (Internet Trends 2017 – Code Conference, Mary Meeker, May 31, 2017, Kleiner Perkins Conference, hereinafter referred to as “Kleiner Perkins Report”).

•	4 Hours and 7 Minutes: According to Digital Trends – Average time spent by users on smartphones daily other than talking.

•	Digital media use is between 49% and 42% for ages 18-49 (Kleiner Perkins Report ).

•	According to Forbes, people in the U.S. check their Facebook, Twitter, and other social media accounts a staggering 17 times a day, meaning at least once an hour.

•	Nielsen Company report reveals that adults in the U.S. devoted approximately 10 hours and 39 minutes each day consuming media during the fourth quarter of 2018.

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Although we have been able to pursue our growth strategy, general economic conditions, and market uncertainty may negatively affect our financial results in future periods. We anticipate that the rate of branding and experiential activities will become more predictable however may vary from quarter to quarter. Consequently, if anticipated business in any quarter do not occur when expected, expenses and resource levels could be disproportionately high, and our operating results for that quarter and future quarters may be adversely affected. Further, given the lag between the incurrence of expenses in connection with branding and experiential services, we anticipate that, while we will see organic growth that positions us for future profitability, our costs of sales and other operating expenses may exceed our revenues in the near term. We have incurred operating losses since our inception.

We continue to execute on all aspects of our business, including our digital technology and media business serving the sports, entertainment and convention center market. We have found that truly successful businesses find ways of taking fixed assets and generating multiple revenue opportunities over those fixed assets, preferably on a contractual monthly recurring revenue or retainer model, thereby improving profitability. The Troika brand brings media and design expertise and experience with a proven track record of success in major brand identity and development projects boasting some of the premier names in the sports and entertainment industries.

The following factors present a favorable market opportunity for us:

•

In 2016, digital ad spending surpassed TV ad spending for the first time, and digital ad spending is expected to account for roughly half of total media ad spending by 2021. (eMarketer report “US Digital Display Advertising Trends: Eight Developments to Watch for in 2016)

•	The market for Internet advertising is expanding at over 20% year-on-year (Kleiner Perkins Report)
•	Half of all advertising spending will be on digital media ad formats by 2019/2020, compared to 46% in 2018 (Washington Post, Hamza Shaban, February 20, 2019)
•

Story ads integrate brand stories seamlessly into social environments. 1 in 3 of the most watched Instagram stories are from businesses. A study found that 70% of Instagram and Snapchat users watch stories on both platforms daily. (Brand Disruption 2020: Direct Brands Go Mainstream Direct Brands Initiative Strategic Partners, February 2020, Interactive Advertising Bureau)

•

A significant driver of digital ad spending, mobile accounted for 70% of total digital ad spending in 2017 and is expected to grow by an average year-over-year rate of 15% in the years 2018 – 2022. Display, which passed search in 2016 as the most popular digital ad format, will continue to show double-digit year-over-year growth in the years 2018 – 2021. The source for the foregoing forecast is US Ad Spending: The eMarketer Forecast for 2017; eMarketer Report, Published March 15, 2017, hereinafter referred to as “e-Marketer Report.”

Ad spending is shifting to digital.

55% of respondents ages in the USA ages 18-65 Years old bought product online after social media discovery. (Internet Trends 2018, Mary Meeker May 30, 2018)

More than ever, brands need to demonstrate empathy and create emotional connections which empathize and emote. Consumers are eager for uplifting, positive, feel-good advertising and stories during these uncertain times. (Information Resources Inc. June 3, 2020)

Digital media use increased from 5.6 to 5.9 hours a day for adults from 2016 to 2017. (Internet Trends 2018, Mary Meeker May 30, 2018)

Gaming industry reported the largest increase in consumption – is also expanding the experiences it offers as “eSports” are gaining legitimacy. (Impact of the Covid-19 outbreak on Media & Entertainment Overview of Key Industry Disruptions & Post-Crisis Challenges and Opportunities May 26th, 2020, Cap Gemini S.A.)

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Since the COVID-19 pandemic began, 48% of US consumers have participated in some form of video gaming activity and the global video game market was expected to reach $159 billion in 2020. (2021 outlook for the US telecommunications, media, and entertainment industry, interview with Kevin Westcott, Deloitte Touche Tohmatsu Limited, December 2020)

Digital advertising is expected to grow as added investments continue to flow to mobile, social and video formats, while focus on print ad spending such as newspaper and magazine ads continues to decline. Despite the impact of Covid-19 online ad revenue in Q1 2020 revenues grew to $31.4 billion, a 12.0% increase, from the prior Q1 period. (Internet Advertising Revenue Report: Full year 2019 results & Q1 2020 revenues. May 2020, Interactive Advertising Bureau)

In 2016, digital ad spending surpassed TV ad spending for the first time, and digital ad spending is expected to account for roughly half of total media ad spending by 2021. (eMarketer report “US Digital Display Advertising Trends: Eight Developments to Watch for in 2016)

The market for Internet advertising is expanding at over 20% year-on-year (Internet Trends 2017 - Code Conference” - Mary Meeker May 31, 2017 Kleiner Perkins Conference, hereinafter referred to as “Kleiner Perkins Report”).

The challenge for brands is deciding on the mix of “Agency” services to In-House –and do it well. (The Outlook for Data Driven Advertising & Marketing 2020, Jan 2020, Winterberry Group)

Half of all advertising spending will be on digital media ad formats by 2019/2020, compared to 46% in 2018. (Washington Post, Hamza Shaban, February 20, 2019)

Story ads Integrate brand stories seamlessly into social environments. 1 in 3 of the most watched Instagram Stories are from businesses. A study by VidMob found that 70% of Instagram and Snapchat users watch stories on both platforms daily. (Brand Disruption 2020: Direct Brands Go Mainstream Direct Brands Initiative Strategic Partners, February 2020, Interactive Advertising Bureau)

A significant driver of digital ad spending, mobile accounted for 70% of total digital ad spending in 2017 and is expected to grow by an average year-over-year rate of 15% in the years 2018 - 2022 Display, which passed search in 2016 as the most popular digital ad format, will continue to show double-digit year-over-year growth in the years 2018 - 2021. The source for the foregoing forecasts is US Ad Spending: The eMarketer Forecast for 2017, eMarketer Report published March 15, 2017, hereinafter referred to as “eMarketer Report.”

We believe we will be well positioned to compete due to our numerous advantages:

•	Global end-to-end branding & advertising solution

•	Blue-chip clients with longevity

•	Based globally in four major cities, New York, Englewood (New Jersey), Los Angeles and London

•	Approximately 98 employees (including Covid-19 furloughed employees) plus 14 contractors

•	Capabilities: branding, advertising, data analytics, performance media, research & insights, content, PR, social, partnerships, mobile

•	Diverse categories: entertainment & media, sports, fashion, gaming/eSports, consumer goods, telco, tech, healthcare, pharmaceutical, leisure and entertainment.

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While the COVID-19 pandemic has impacted every aspect of the nation and the world, it has created opportunities for companies despite the unfortunate disruptions and changes in life. Moreover, with the recent remission of the international impact associated with the COVID-19 (aka “coronavirus”) pandemic, the Company expects to be able to acquire entities distressed by the pandemic upon favorable terms and at a cost savings to the Company and thereby increase our capabilities in a more cost-effective manner. These entities will likely already be streamlined as a result of measures taken to reduce the impact of the pandemic and integration and realization of synergies which complement and augment our business.

The Troika Merger

Upon the terms and conditions of the Troika Merger in June 2017, the Company’s wholly owned subsidiary Troika Acquisition Corp., a California company, was merged with Troika Design Group, Inc. (“Troika Design”), with Troika Design and its subsidiary Troika Productions, LLC, surviving as a wholly-owned subsidiary of the Company, which changed its name to Troika Media Group Inc. The existing business of Troika Design remained with Troika Design and Dan Pappalardo was appointed president. As a result of the Troika Merger, Mr. Pappalardo was granted 2,046,667 shares of common stock of the Company and a total of $5,000,000 of new capital was infused into the Company and its subsidiaries. The merger consideration was determined by the Company, after a thorough review of prospective acquisitions, the benefits of the merger with Troika Design, including access to capital, increased market opportunities and reach, perceived synergies, efficiencies and other financial considerations, as well as a strategic growth plan contemplated by management of the combined entity.

Mission Media Group

Overview

Mission is a transatlantic brand experience and communications agency that specializes in brand strategy, communications and experiential marketing. It provides services such as brand fundamentals development, brand voice and personality development, marketing strategy, public relations, crisis management, physical and digital experiential. London and New York-based Mission was founded in 2003 in London, England. In 2009, Mission opened a second office in New York.

Mission has a three-pronged business strategy: (1) Mission provides project-based marketing, experience, public relations, and digital media services; (2) Mission provides ongoing, retained public relations services; and (3) Mission has several independent projects it classifies as “ventures” being select businesses in which Mission provides marketing, public relations, and experience services in exchange for an equity stake in the respective businesses.

See “Properties” and “Legal Proceedings” below.

Business Strategy

Mission has a three-pronged business strategy: (1) Mission provides project-based marketing, experience, public relations, and digital media services; (2) Mission provides ongoing, retained public relations services; and (3) Mission has several independent projects it classifies as “ventures” being select businesses in which Mission provides marketing, public relations, and experience services in exchange for an equity stake in the respective businesses.

Business Segments

As an agency in the marketing and communications sector, Mission’s core business is marketing strategy executed through communications of all types including traditional, digital, and social media and public relations. With clients from a wide range of industries, however, Mission is active in many business-to-consumer segments including fashion, beauty, jewelry/watches, beverage alcohol, pharmaceuticals, entertainment, and automotive.

Examples include:

FASHION Amazon J. Crew Lululemon	JEWELRY/WATCHES Tiffany & Co. Kendra Scott	PHARMACEUTICALS Allergan SPORTS/ENTERTAINMENT NBC Sony Nike F45 NON-PROFIT United Nations
BEAUTY Unilever Coty Pat McGrath	BEVERAGE/ALCOHOL Moet Hennessey Anheuser Bush InBev Carlsberg Group

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Competition

Because of the wide breadth and the depth of the range of communications strategies and tactics employed, Mission believes it has a significant competitive set. Mission competes with small to medium-sized advertising agencies such as Chandelier Creative, 72 and Sunny Partners LLC, Anomaly, and 360i LLC. Mission competes with small to large-sized public relations agencies such as Edelman, Magrino Public Relations, BPCM, and Laforce. Mission competes with small to medium-sized event/experience agencies such as Shiraz Creative and Mark Stephen Experiential Agency.

As a result of the Mission Acquisition and recruitment activities, the Company added the following to its team of senior executives who have extensive experience in leading significant and successful businesses:

•	Kevin Dundas, CEO of Mission and former CEO of Saatchi and Saatchi UK and Droga5 CEO Europe

•	Mary Connelly, former senior executive team member of U.S. editions of Vanity Fair, Vogue, and Glamour

•	Ann Epstein, Head of Studio, Troika Design Group, former Chief Disrupter at Ignite IE, and Senior Vice President and Creative Director for E! Networks

The Mission Acquisition

On June 29, 2018, the Company entered into and closed on an Equity Purchase Agreement (the “EPA”) with Nicola Stephenson and James Stephenson (collectively, the “Sellers”) and Troika Mission Holdings Inc., a New York corporation and wholly owned subsidiary of the Company (the “Mission Acquisition”). Sellers owned, in the aggregate: (i) 100% of the issued and outstanding membership interests (“Mission US Interests”) of Mission Culture LLC, a Delaware limited liability company (“Mission US”), and (ii) 100% of the issued and outstanding ordinary shares (“Mission UK Shares”) of Media Holdings Limited, a private limited company incorporated under the Laws of England and Wales (“Mission UK”). Mission US and Mission UK are collectively referred to herein as “Mission.” The Mission US Interests and Mission UK Shares are collectively referred to as “Mission Equity.” Simultaneously, Nicola Stephenson (“Seller”) entered into a Goodwill Purchase Agreement (the “GPA”) with the Company and Troika Mission Holdings Inc. (the “Buyer”). The GPA covers all Seller Intellectual Property (as defined) and personal goodwill of Ms. Stephenson consisting of close personal and agency business relationships, trade secrets and knowledge used in connection with Mission’s Business (collectively, “Goodwill”). The Goodwill was sold to Buyer free and clear of all encumbrances as part of the Purchase Price paid for Mission.

Nicola Stephenson, founder and CEO of Mission, was elected to the Company’s Board of Directors and was employed as President of Mission, as a wholly owned subsidiary of the Company until her termination for cause on January 4, 2019. See “Legal Proceedings” below.

The aggregate purchase price for all of the Mission equity interests was up to $35 million consisting of: (i) cash payment of $11 million at closing; (ii) cash payment of up to $4 million contingent upon Mission achieving at least $2.5 million EBITDA for the fiscal year ending December 31, 2018, with a pro rata reduction for less than $2.5 million EBITDA; (iii) up to 3,333,334 restricted shares of common stock of the Company (valued at $10 million) consisting of five million shares to each of the two Sellers at closing and 1,333,333 restricted shares to each of the two Sellers to be held in escrow, and released in four equal installments on each of the four anniversary dates following the closing; provided that neither of the Sellers has been terminated from employment which they, in fact, were so terminated and has not quit without Good Reason (as defined) and as to Nicola Stephenson only, that she is not in Material Breach (as defined) of the GPA; and (iv) up to $10 million of Earn-out Consideration not to exceed 50% of EBITDA, subject to certain EBITDA thresholds being obtained in any particular year, for the five fiscal years ending December 31, 2022 (and 2023 in the event that Sellers have not earned $10,000,000 of Earn-out Payments in all periods ending on December 31, 2022). The shares held in escrow may also be withheld and set off against any claims of the Company for indemnification. Upon their termination for Cause the 2,666,667 restricted shares held in escrow were forfeited back to the Company.

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Pursuant to the terms of the EPA, Nicola and James Stephenson agreed to four-year (five-year if the Earn Out Period is extended) noncompetition and non-solicitation covenants. Each Seller agreed to a lockup period ending on December 31, 2018 with regard to the Company Shares received as part of the Purchase Price. As a result of Ms. and Mr. Stephenson’s termination for cause, no additional cash payments have been made to the Stephensons since the closing and their 2,666,667 restricted shares have been returned from escrow. See “Legal Proceedings” below.

Future Acquisitions

Upon completing this offering, the Company plans to acquire a strategic partner to further bolster its consulting and digital media marketing and digital programmatic buying strategy. Prior to the outset of the COVID-19 pandemic the Company was in discussions with several firms with market expertise, proprietary technological, leadership and experience within the programmatic ecosystem, coupled with in-house creative teams, that have managed substantive campaigns for clients. We were forced to terminate all negotiations with future acquisitions upon the onset of COVID-19. Such an acquisition would further solidify the Company’s stature as a definitive group for brand consultancy, strategy, digital media and marketing excellence.

We cannot assure you that we will consummate an acquisition on favorable terms if at all. We intend to use a portion of the proceeds of this offering to acquire such a media entity and for the purposes disclosed under “Use of Proceeds.”

As a part of the TMG family of companies, the future acquisitions would be integrated with the Troika Services, Inc. subsidiary to combine the data intelligence and performance media group responsible for analyzing and executing on the most measurable touch points and key performance indicators of the consumer/brand experience.

Competition for the Combined Entity

While we compete with some great agencies, we believe that we stand alone in providing clients with an integrated suite of anthropological research and insights, strategic brand consulting, brand creative and advertising solutions that engage consumers as audiences and fans. We regularly compete with world-renowned “digital” agencies, brand consultancies, boutique advertising agencies and create services studios.

Although many are much larger organizations, they may be less apt to handle our market and lack creativity. The Company believes that it is able to brand services, and competitive pricing. It further believes that its technology and offerings are well positioned to compete in this marketplace, provide a superior experience for end users, and provide for the most efficient use of network resources. While there are other companies offering such services, The Company is one of a limited number of companies that has the ability to offer combined media and content services to major corporations, consumer brands and sporting owners.

Regulatory Obligations

Services based on customer analytics raises privacy concerns that can impact state and federal law and U.K. and European Union laws pertaining to personal information and data protection depending on if the data is personally identifiable or non-personally identifiable. Monitoring of programs to ensure that personally identifiable information is not disclosed is necessary to ensure the company does not violate state and federal law and European law. Moreover, data collection associated with minors imposes differing and more stringent obligations on our use of such data, in particular in the U.K and European Union. Our terms of service with customers and users will require proper disclosure of our uses of the information in order to obtain proper consent from users and customers in order to avoid privacy concerns and potential consumer protection law violations. See “Risk Factors - Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, content, competition, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in client engagement, or otherwise harm our business.”

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Intellectual Property

The Company has registered trademarks on the following names: Fandomentals, The Power of Fandom, Entertain Change and Troika. To protect its proprietary rights, the Company relies on a combination of trademark, copyright, trade secret and other intellectual property laws, employment, confidentiality and invention assignment agreements with its employees and contractors, and confidentiality agreements and protective contractual provisions with our partners, licensees and other third parties.

Other Materials. From time to time, employees will report on potential intellectual property opportunities for the Company. These opportunities may include new product and service offerings, and potential proprietary information association with such services which may warrant application for formal IP protection. Regarding potential patentable material, personnel will conduct interviews with the inventors, may perform initial prior art searches, and if a determination is made that the proprietary material is valuable enough to the company to warrant patent protection, such applications will be made with the assistance of third-party patent counsel with support of our own in-house counsel. In addition, the Company will also seek to maintain certain intellectual property and proprietary know-how as trade secrets, and generally require our partners to execute non-disclosure agreements prior to any substantive discussions or disclosures of our technology.

We rely and will continue to rely on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, as applicable, to protect our intellectual proprietary rights. We have filed various applications for protection of certain aspects of our intellectual property, and we currently hold a number of trademarks.

Employees

As of March 29, 2021, Troika Media Group, Inc. had a combined aggregate of approximately 98 employees, including COVID-19 furloughed employees and freelancers worldwide. Including 46 employees in US and 52 employees in the UK. On April 1, 2020, Mission USA actioned a force reduction plan and eliminated 11 persons of the workforce. On April 1, 2020, Troika Design Group furloughed one office manager for one month. As of April 1, 2020, Mission UK furloughed 27 employees and on May 1, 2020 Mission UK furloughed an additional 5 employees. All but three of these employees have returned.

The number of employees and freelancers may increase or decrease as we deem fit. None of our employees is subject to a collective bargaining agreement or an employment agreement other than senior management or as required by applicable law. As described under “Executive Compensation – Employment and Consulting Agreements,” certain executives and key employees have executed employment and consulting agreements.

Properties

The Company does not own any real estate and believes its existing leased facilities are suitable and adequate for the business conducted therein, appropriately used and have sufficient capacity for their intended purpose.

The Company’s wholly-owned subsidiary, Troika Production Group, LLC entered into a five-year lease agreement which commenced in February 2020 for approximately 9,380 square feet of office space at our corporate headquarters at 1715 N. Gower Street, Los Angeles, California. The beginning base rent expense is $42,265 and the lease provides for an escalation clause where the Company will be subject to an annual rent increase of 3.40%, year over year. The lease expires on January 31, 2025.

The Company’s wholly-owned subsidiary, Troika Services Inc., leases approximately 1,430 square feet of office space at 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. The lease, with an unaffiliated landlord, is for five (5) years and commenced on February 1, 2018 as amended. The annual base rent commenced at $4,244 per month escalating annually at 3.0%. The tenant pays its pro rata share of expenses and taxes. The lease expires on January 31, 2023.

Mission Culture LLC is the assignee of a lease originally entered into by its affiliate, Mission Media USA Inc., for offices at 45 Main Street, Brooklyn, New York 11021. The lease, dated May 2, 2017, is for approximately 9,900 square feet of office space with an unaffiliated landlord. The lease is for ten (10) years from when rent commenced in or about December 17, 2017. The annual base rent increases incrementally from $410,850 to $545,879, plus the tenant’s pro rata share of taxes and utilities.

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The Company’s wholly-owned subsidiary, Mission Media USA Inc., leases the entire fourth floor of 123 Lafayette Street, New York, New York from an unaffiliated landlord. The lease dated July 14, 2014 is for seven (7) years and five (5) months from the commencement date of September 4, 2014. The monthly rent increases in increments from $19,230 to $23,259. The tenant is responsible for its pro rata share of taxes, utilities and services.

The Company’s wholly-owned subsidiary, Mission Media Limited entered into a ten-year lease agreement for four floors of office space at 28/32 Shelton Street, London WC2, UK. The beginning lease expense was £22,837 ($29,557) per month for the first twelve months and then escalated to £53,807 ($69,639) per month for the remainder of the lease which expires April 5, 2026. As part of the lease agreement, Mission UK received a rent abatement in months sixty-one through sixty-six of the lease.

Discontinued Operations

Prior to the Troika Merger, certain operating subsidiaries of the Company ceased operations and are no longer operating entities. On October 24, 2016, the Secured Parties consisting of Brookville Special Purpose Fund LLC and Veritas High Yield Fund LLC, took possession of all of the equity interests, assets and liabilities of the Company’s subsidiaries, M2 nGage Communications, Inc. (f/k/a Signal Point Telecommunications Corp.), and M2 nGage Inc. (f/k/a Signal Share Software Development Corp.) from the Company’s inactive subsidiary Digital Media Acquisition Group Corp. (“DMAGC”). Robert DePalo, then a principal stockholder of the Company (currently, approximately 9% on a fully diluted basis before this offering), was Managing Member of the Secured Parties. The operations of M2 nGage Communications and M2 nGage Inc. are now under the control of the Secured Parties being managed by Robert DePalo or his affiliates. On July 26, 2017, the Company entered into a global settlement agreement with the Secured Parties, Robert DePalo and RoseMarie DePalo (Mr. DePalo’s wife) eliminating any further claims they (or Mr. and Mrs. DePalo) may have to the Company’s assets. Neither Mr. DePalo nor any affiliate now has any relationship to the Company, nor will they ever have any relationship with the Company in the future.

On May 11, 2016, SignalShare Infrastructure (“SSI”), a wholly-owned subsidiary of the Company, completed the Foreclosure Sale of substantially all assets of SSI (other than certain excluded agreements) pursuant to Article 9 of the Uniform Commercial Code. SSI, which held the operations of the Company prior to the Subsidiary Merger, terminated all of its employees and ceased operations.

On July 5, 2016, SignalShare, LLC, a subsidiary of Signal Point Holdings Corp. (“SPHC”), then wholly-owned subsidiaries of the Company, filed for Ch. 7 bankruptcy in New Jersey. The bankruptcy is still pending. SPHC had no assets other than discontinued operations of certain subsidiaries that are no longer operating.

On January 28, 2016, NFS Leasing, Inc. (“NFS”) filed suit against SignalShare, LLC and SPHC for non-payment of amounts due under certain agreements with NFS and two employees of SignalShare, LLC. NFS seeks $7,828,597, plus interest and attorneys’ fees, from SignalShare, LLC and seeks enforcement of certain guarantees of the debt by SPHC and named officers of SignalShare, LLC. In July 2015, SignalShare, LLC converted certain equipment leases from NFS into a secured term loan. The note evidencing the loans is secured by a subordinated security interest in the assets of SignalShare and SPHC and is guaranteed by SPHC. NFS has also sought to include subsidiaries of the Company in the litigation, including Digital Media Acquisition Group (“DMAG”). Pursuant to an Intercreditor, Modification and Settlement Agreement, dated as of November 13, 2015 by and among NFS, SPHC, SignalShare LLC and the Company’s senior lenders, such intercreditor agreement excluded any security interest in the parent company, Roomlinx, Inc. or of the subsidiaries of SPHC, which are M2 nGage, M2 Communications, SPC and SSI. Thus, NFS’ suit and claims reside solely in SignalShare LLC and SPHC, but none of the assets (other than SignalShare LLC) of SPHC. The case was filed in the U.S. District Court for the District of Massachusetts (Civ Action No. 16-10130). SPHC and SignalShare answered the complaint and are in the process of litigating the matter. As a result of the bankruptcy filing, the matter was stayed with regard to SignalShare and the foreclosure and stock transfer resulting to the DePalo entities has made the matter moot. See the first paragraph above under Discontinued Operations.

On June 15, 2016, NFS withdrew its request for injunctive relief regarding DMAG and was granted an injunction regarding SignalShare, LLC to prevent the company from making certain payments and required certain information regarding SignalShare. The Company believed the new amended claims are without merit, is opposing such actions and has filed motions to dismiss the claim as it relates to DMAG. The motions to dismiss were denied on October 30, 2016 and the claims were allowed to go forward by the court. A default judgment was entered against SPHC and DMAG. The matter was made moot as a result of the foreclosure and stock transfer resulting to the DePalo entities. (See above)

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Legal Proceedings

The Company is subject to the legal proceedings and claims discussed below, as well as certain other non-material legal proceedings and claims that have arisen in the ordinary course of business that are not described here.

Stephenson Disputes. A dispute arose between Nicola and James Stephenson, co-founders of Mission, and the Company. The Board of Directors deemed it necessary to terminate the Stephensons’ employment on January 4, 2019. The Company filed suit on January 7, 2019 in the Federal District Court for the Southern District of New York against the Stephensons (Troika Media Group et.al. vs. Nicola Stephenson, James Stephenson and AllMac LLC, 14-CV-00145-ER) associated with the activities of the Stephensons’ and alleging breach of the Mission Acquisition documents.

On February 13, 2019, the Court granted the Company a preliminary injunction barring the Stephensons from, among other things: entering the physical or virtual premises of the Company; communicating with Company employees; accessing the Company’s and its affiliates’ property or funds, and holding themselves out as being associated with the Company.

In March 2019, the parties agreed to submit their disputes to arbitration before JAMS. On January 4, 2021, the Arbitrator issued a Partial Final Award (made final on March 8, 2021) in favor of the Company. The Arbitrator found that the Stephensons were terminated properly for cause, had violated their fiduciary duties to the Company and that there was no fraud on the part of the Company or its management and awarded the Company approximately $900,000 in net damages after the Stephensons were reimbursed for previously incurred business expenses. The Arbitrator also provided limited relief to the Stephensons from their expiring non-compete agreement.

On October 30, 2019, the Court issued an order disqualifying the Stephensons’ law firm from serving as counsel in this matter due to the fact that, among other findings, Stephensons’ counsel simultaneously impermissibly represented the Stephensons in an adversarial manner while it still represented the Company.

Other than the foregoing, no material legal proceedings to which the Company (or any officer or director of the Company, or any affiliate, to management’s knowledge) is party to or to which the property of the Company is subject is pending, and no such material proceeding is known by management of the Company to be contemplated.

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MANAGEMENT

Executive Officers, Senior Management and Board of Directors

The following table sets forth the names, positions and ages of our executive officers, senior management and directors as of the date of this prospectus. Directors serve until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of offices are, except to the extent governed by employment contracts, at the discretion of the Board of Directors. There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Executive Officers and Directors

Name	Age	Position

Robert B. Machinist	68	Chief Executive Officer and Chairman

Christopher Broderick	60	Chief Operating Officer and Interim Chief Financial Officer

Kevin Dundas	58	Chief Executive Officer of Mission

Daniel Pappalardo	59	President of Troika Design Group and Director

Michael Tenore	44	General Counsel and Secretary

Jeff Kurtz	51	Director

Thomas Ochocki	44	Director

Daniel Jankowski	45	Director

Martin Pompadur	87	Director Nominee

Robert B. Machinist was elected Chief Executive Officer and Chairman of the Board of the Company in March 2018. Robert B. Machinist has extensive experience both as a principal investor/operator in a broad range of businesses as well as an owner-operator of diversified investment banking operations. He is currently the CEO of Troika Media Group and is also Vice Chairman of Pyrolyx A.G. (S26.DU), the first environmentally friendly and sustainable method of recovering high-grade carbon black from end-of-life-tires. Most recently he has been Chairman and an original founding Board member of CIFC Corp. (Nasdaq: CIFC), a publicly listed credit manager with over $14.0 Billion of assets under management, which was sold in December of 2016. In addition, he has been Chairman, Board of Advisors of MESA, a merchant bank specializing in media and entertainment industry transactions, which was sold to Houlihan Lokey in 2016. He has also been a partner of Columbus Nova, a leading private investment fund. He runs a private family investment company whose activities range from The Collectors Car Garage to a number of real estate development businesses.

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From December 1998 until 2002, Mr. Machinist served as managing director and head of investment banking for the Bank of New York and its Capital Markets division. He was responsible for mergers and acquisitions as well as all private placement activities for the Bank of New York. During his tenure there, he was a member of the Bank’s Commitment Committee, and a member of the BNY Capital Markets, Inc. Board of Directors. In addition, he was responsible for coordinating the bank’s direct investment activities with that of the investment banking functions of the institution, including interaction with numerous investment funds for which the bank was a principal investor.

From January 1986 through November 1998, Mr. Machinist was president and one of the principal founders of Patricof & Co. Capital Corp. and its successor companies. Under his auspices, Patricof & Co. developed from its diversified venture capital and investment banking operations to a multinational investment banking business. Founded in New York, Mr. Machinist helped to expand the Patricof base of operations to include offices in New York, London, Paris, Zurich, Madrid, Munich, San Francisco and Philadelphia, and with correspondent arrangements and partner firms in Brazil, Japan and Finland. He was responsible for and was one of the principal capital backers of the development of this firm and its attendant investment banking business. Mr. Machinist was, and continues to be, a general partner of the historic domestic Patricof investment funds and is a special general partner of several of the international Apax Funds. Mr. Machinist engineered the sale of Patricof & Co. Capital Corp. to the Bank of New York in November 1998.

For the period December 1980 to January 1986, Mr. Machinist was managing director and co-CEO of Midland Capital Corporation, a publicly listed diversified small business investment company, with holdings in aerospace, defense, energy and financial services. Prior to joining Midland Capital, Mr. Machinist was a managing director in mergers and acquisitions of Wertheim & Company. He left Wertheim to acquire Midland Capital Corporation, a client of Wertheim. Prior to that Mr. Machinist worked in the Corporate Finance Departments of Loeb Rhodes & Company and Lehman Brothers.

He is currently Vice-Chairman of the Maimonides Medical Center, serves on its Board of Directors, is Chairman of its Investment Committee and a member of its various other Board of Overseers for the Albert Einstein College of Medicine.

Most recently, he has been Chairman of the American Committee for the Weizmann Institute of Science as well as a member of its Board of Directors and presently serves on its International Board of Governors and its Executive Committee. He has been a trustee and Vice Chairman of Vassar College, a member of its Executive Committee, and one of three trustees responsible for managing the College’s Endowment.

He is currently a member of the Board of Directors, CEO and will be the Chairman of the audit committee of Troika Media Group, and is a board member of Monster Digital, Inc (NASDAQ) as well as a board member of Parachute Health, LLC.

He has been a member of the Board of Directors of United Pacific Industries, a publicly listed Hong Kong company as well as Chairman of its Audit Committee and served on its Compensation, Nominating and Corporate Governance Committees. He has also been a Board member of Centre Pacific LLC. Previously, Mr. Machinist was Non-Executive Chairman of New Motion, Inc. (NASDAQ:NWMO), a member of its Board of Directors and its Audit and Compensation Committees, DOBI Medical International, Inc., Jamie Marketing Services, Inc., Doctor Leonard’s Healthcare Direct, and Ringier America, among other Executive Boards.

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Mr. Machinist earned a Bachelor of Arts in Philosophy and Chemistry from Vassar College in Poughkeepsie, New York. He undertook graduate work in biochemistry at the Weizmann Institute of Science in Rehovot, Israel. He is married to Diane Nabatoff, a film and television producer, has four children, ages 25 through 37; and is known for his work as a philanthropist. In his spare time, he pursues a variety of interests, including motor sports, fly fishing and skiing.

The Company believes that Mr. Machinist’s broad entrepreneurial, financial and business expertise and his experience with growth companies and his role as Chief Executive Officer give him the qualifications and skills to serve as Chairman of the Board.

Christopher Broderick was elected Chief Operating Officer and a Director of the Company on March 27, 2015 and President on July 8, 2016. He resigned from all positions on October 21, 2016. He was reelected Chief Operating Officer and Interim Chief Financial Officer on July 11, 2017. He had served as Chief Operating Officer of SPHC since October 17, 2012. Mr. Broderick has 30 years of experience in the telecommunications industry and is responsible for the Company’s domestic network operations of wired and wireless topologies, supporting voice, data, internet products and services. He was also the operational leader for the development and build-out of SPHC’s continued network expansion. Prior to joining SPHC Mr. Broderick served as Senior Director of Business Client Services for FairPoint Communications from 2008 to 2011. Mr. Broderick was responsible for Retail Business segment, outside sales support, billing, and SMB sales across Northern New England. Previously, Mr. Broderick served as Chief Operating Officer and Vice President of Operations at IntelliSpace and Wave2Wave from February 2000 to January 2008. Mr. Broderick was responsible for the design, implementation and day-to-day U.S. and U.K. operations of the company.

Mr. Broderick spent the majority of his career at New York Telephone, NYNEX, and Bell Atlantic where he was highly successful in the management of all facets of the telephone company’s Field Operations, Central Offices and outside plant facilities in New York City business districts. He also led sales and support “mega” call-center operations, for complex business accounts. In addition to his technical background, Mr. Broderick has an extensive education in quality process management, systems efficiency and design. He has utilized his extensive background to help build SPHC into one of the most reliable “Converged Networks” in the USA. The Company determined that Mr. Broderick’s 30 years of particular knowledge and experience in the telecommunications industry, and his position with SPHC, strengthens the Board’s collective qualifications, skills and experience.

Kevin Dundas was elected Chief Executive Officer of Mission in September 2017 . Mr. Dundas has over twenty years’ experience in advertising in both strategic planning roles and general management, including global experience with extensive periods spent in the United States and Europe. Mr. Dundas has ten years’ experience in Interim CEO roles in both restructuring of established organizations and clean sheet startups. Previously, Mr. Dundas has held various roles at Saatchi & Saatchi (1999 – 2006) and with FCB Advertising, San Francisco, USA (1995 – 1999).Named one of Time Magazine’s World Beaters in Global business, 2005 and named one of Debrett’s 500 most influential people in the UK, 2014, he has been recognized with several awards, including Saatchi & Saatchi Cannes Agency of the year 2004, FCB USA Agency of the year 2002, BAFTA for Fosters Lager and an EMMY for Levi’s Strauss & Co.

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Daniel Pappalardo, President of Troika and a director, was Troika’s founder in 2001 and Chief Executive Officer of Troika Design Group, Inc. prior to its merger with the Company and has maintained that position following the June 13, 2017 merger with the Company. He has more than 25 years of media and entertainment experience as a designer, creative director and business owner. He has created some of the most recognizable brands in the world. Mr. Pappalardo holds a BFA in Communication Design from Rochester Institute of Technology (RIT).

The Company believes that Mr. Pappalardo’s financial and business expertise and his experience with media companies and his role as President of Troika Design Group give him the qualifications and skills to serve as a Director.

Michael Tenore was first appointed General Counsel, and Vice President of Regulatory Affairs for the Company in March 2015. In July 2017, Mr. Tenore was elected Corporate Secretary. Prior to joining the Company in March 2015 upon the merger with SPHC, he held various legal and regulatory positions, including General Counsel, at RNK, Inc. a regional telecommunications carrier. Mr. Tenore is a member of the adjunct staff of Suffolk University Law School and belongs to the Federal Communications Bar Association and the Association of Corporate Counsel. Mr. Tenore received his B.A. in Communications from Emerson College and his J.D. from Suffolk University Law School both degrees with Latin Honors. Mr. Tenore has been on the Board of Directors for youth hockey and charitable organizations for the past 10 years.

Jeff Kurtz has served on the Board of Directors since September 2017. He is the President of The Kamson Corporation which currently owns and operates 83 investment properties in the Northeast. Currently, he oversees extensive rehabilitation projects among the 83 projects and is presently involved in several building projects consisting of multifamily apartments, hi-rise buildings, and mixed-use properties which have retail and apartment components. In the past, Mr. Kurtz has built multifamily units for sale along with other building projects. Mr. Kurtz personally owns or is a general partner and/or manages, through the Kamson Corporation, a New Jersey corporation, 14,000+ apartments, in addition to office buildings and shopping centers. A graduate of the University of Miami, Mr. Kurtz is a member of the 1987 National Championship Football Team at the University of Miami. He continues as an active member of the university alumni. For the past 12 years, Mr. Kurtz has been on the Board of the Hope & Heroes Children’s Cancer Fund golf event and chairs this outing each year.

The Company believes that Mr. Kurtz’s broad entrepreneurial, financial and business expertise and his experience give him the qualifications and skills to serve as a Director.

Thomas Ochocki has served on the Board of Directors since 2018. He is serving on the Board of Directors representing the Coates families’ equity interest, and has over 20 years of experience in stockbrokering, private equity and investment banking in the United Kingdom. He is currently Chief Executive Officer and majority stockholder of Union Investment Management Ltd., whose history dates back to The Union Discount Company of London (est. 1885). An Old Cholmeleian of Highgate School, Mr. Ochocki read Psychology & Computer Science at Liverpool University prior to working with Sony Interactive Entertainment on the PlayStation launch titles. He went on to manage and facilitate the development of over 50 published videogames before switching to his predominant career in the capital markets.

The Company believes that Mr. Ochocki’s broad entrepreneurial, financial and business expertise and his experience with markets in the United Kingdom and interactive entertainment give him the qualifications and skills to serve as a Director.

Daniel Jankowski was elected to the Board of Directors on March 27, 2019 serving as a representative of Union Investment Management. Mr. Jankowski read Economics (MA) at Edinburgh University before trading international debt in London for ING Barings Bank. Since 2002 Mr. Jankowski has founded successful businesses dealing with large multinational companies and international development agencies, including the US government. Mr. Jankowski joins the Board as a proven global entrepreneur.

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The Company believes that Mr. Jankowski’s broad entrepreneurial, financial and business expertise and his experience with international markets and government agencies give him the qualifications and skills to serve as a Director.

Martin Pompadur was elected as a nominee to the Board of Directors to be effective upon the listing on the Nasdaq Capital Market. Mr. Pompadur is a private investor, senior advisor, consultant and Board member after a long career as a senior executive in media and entertainment. Mr. Pompadur began his career as a practicing attorney in Stamford, Connecticut in 1958 and entered the media field when in 1960, he joined American Broadcasting Companies, Inc. (ABC, Inc.). He remained at ABC, Inc. for seventeen (17) years, culminating with his becoming the youngest person ever appointed a member of the ABC, Inc. Board of Directors. While at ABC, Inc., Mr. Pompadur held the positions of General Manager of the Television Network; Vice President of the Broadcast Division, which included the radio and television networks, the radio and television stations, news, sports and engineering; President of the Leisure Activities Group, which included Magazine Publishing, Records, Music Publishing, Motion Picture Theaters, Record and Tape distribution, and Motion Picture Production; and Vice President of ABC, Inc.

In 1977, Mr. Pompadur became President of Ziff Corporation, a position he held until 1982. Ziff Corporation was then the holding company for both Ziff-Davis Publishing Company, one of the world’s largest publishers of business publications and consumer special interest magazines, and Ziff-Davis Broadcasting Company, which operated six (6) network affiliated television stations. From 1982 until April 2007, Mr. Pompadur was Chairman and Chief Executive Officer of RP Companies’ various private and public limited partnerships (include two public limited partnerships with Merrill Lynch), which operated twelve (12) television stations, twenty-five (25) radio stations and numerous cable television systems totaling 500,000 subscribers.

In 1985, Mr. Pompadur, as advisor to News Corporation, helped acquire for News Corporation the Metromedia television station group and wrote the business plan for the start-up of the Fox Television Network. In June 1998, Mr. Pompadur became Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe, and a member of News Corporation’s Executive Management Committee. In January 2000, Mr. Pompadur was appointed Chairman of News Corporation Europe. In his decade with News Corporation, he was instrumental in negotiating the merger of Stream and Telepiu to create Sky Italia in Italy, now of the world’s most successful Pay-TV businesses, and in creating and managing three (3) successful businesses: a television station group in several emerging countries; a radio station group in Russia and Bulgaria; and News Outdoor, the leading outdoor advertising company in Russia and other emerging countries.

In November 2008, Mr. Pompadur stepped down as a full-time employee of News Corporation to pursue other business interests. He then became a senior advisor to Oliver Wyman, consulting primarily in the Middle East. Mr. Pompadur also became global vice chairman media and entertainment for Macquarie Capital.

Mr. Pompadur is a board member of two public companies: Nexstar Broadcasting Group and Truli Media Group. Previously, he was a board member of many public and private companies including Imax Corporation, ABC, Inc., BSkyB, Sky Italia, Premier World, Fox Kids Europe, Metromedia International and Elong.

Mr. Pompadur graduated from Williams College in 1955 with a BA degree and from the University of Michigan Law School in 1958 with an LLB degree. The Company believes that Mr. Pompadur’s broad entrepreneurial, financial and business experience in television, media and entertainment gives him the qualifications and skills to serve as a Director.

Senior Management

Set forth below is certain background and biographical information concerning our Senior Management.

Name	Age	Position
Matthew Craig	40	Financial Consultant
Ann Epstein	61	Head of Studio, Troika Design

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Matthew Craig, CPA, has been the Financial Consultant as an independent contractor to the Company after serving as Chief Financial Officer from January 9, 2019 until January 2020. Mr. Craig is an executive with 16 years finance experience, 13 of which were spent in the media/ entertainment industry. Prior to joining Troika, he was North American CFO of TLA Worldwide which was publicly traded sports & entertainment agency. Prior to TLA, Mr. Craig worked for two years at Walt Disney Studios as Director of Analysis & Accounting overseeing their live events group which included primarily their theatre production business. Previously Mr. Craig was also Director of Finance & Controller for ten years at the leading sports and entertainment agency, Endeavor (formerly International Management Group (“IMG”)). In his role at IMG, Mr. Craig supervised the reporting of all North American Media properties including entertainment, archive, digital, licensing, consulting, international distribution, post production facilities and various acquisitions. In January of 2020, Mr. Craig resigned as CFO and became the financial consultant for the Company.

Ann Epstein joined the Company as head of Studio, Troika Design on March 26, 2018. Prior thereto, she had over 25 years of experience in the areas of global brand development, digital marketing, promotion, branded content creation, strategy, team building, and organizational management. Having served as chief disrupter at Ignite IE, and as Senior Vice President and Creative Director for E! Networks, she is a recognized change-maker. Ann is currently a member of the Academy of Television Arts & Sciences and has served on the Board of PromaxBDA. She holds a Bachelor in Fine Arts in Communication Design from the Parsons School of Design – The New School.

Board Composition

Our amended and restated bylaws provide that the number of directors shall be fixed from time to time by our Board of Directors. One director is currently fixed by our Board of Directors. Vacancies occurring on the Board of Directors may be filled by the vote or written consent of a majority of our stockholders or our directors. Upon the completion of the offering, seven directors will be authorized, and six directors are currently serving.

Director Independence

We have reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that Jeff Kurtz and Martin Pompadur, two of our six directors, upon the effective date of the registration statement, of which the final prospectus is a part, will be “independent directors” as defined by the Nasdaq Capital Market. Under Nasdaq Capital Market rules, a company listing in connection with its initial public offering shall have twelve (12) months from the date of listing to comply with the majority independent board requirement of Rule 5605(b).

Committees of our Board of Directors

Upon completion of the offering, our Board of Directors will have an audit committee, a compensation committee and a nominating and governance committee, each of which will have the composition and responsibilities described below.

Audit Committee. We anticipate that our audit committee will initially be comprised of Jeff Kurtz and Martin Pompadur. Martin Pompadur will qualify as an “audit committee financial expert” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the applicable Nasdaq Capital Market rules, a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent audit committee requirements on the same schedule as it is permitted to phase in its compliance with the independent audit committee requirement pursuant to Rule 10A-3 under the Exchange Act. Pursuant to Rule 10A-3, a newly listed company must have (1) one independent member at the time of listing; (2) a majority of independent members within 90 days of listing; and (3) all independent members within one year of listing. All of the anticipated members of the audit committee will qualify as independent under Rule 10A-3. Our audit committee will be authorized to:

•	appoint, compensate, and oversee the work of any registered public accounting firm employed by us;

•	resolve any disagreements between management and the auditor regarding financial reporting;

•	pre-approve all auditing and non-audit services;

•	retain independent counsel, accountants, or others to advise the audit committee or assist in the conduct of an investigation;

•	seek any information it requires from employees-all of whom are directed to cooperate with the audit committee’s requests-or external parties;

•	meet with our officers, external auditors, or outside counsel, as necessary; and

•	oversee that management has established and maintained processes to assure our compliance with all applicable laws, regulations and corporate policy.

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Compensation Committee. We anticipate that our compensation committee will initially be comprised of Jeff Kurtz and Martin Pompadur will be authorized to:

•	discharge the responsibilities of the Board of Directors relating to compensation of our directors, executive officers and key employees;

•	assist the Board of Directors in establishing appropriate incentive compensation and equity-based plans and to administer such plans; and

•	oversee the annual process of evaluation of the performance of our management; and

•	perform such other duties and responsibilities as enumerated in and consistent with compensation committee’s charter.

Nominating and Governance Committee. We anticipate that our nominating and governance committee will initially be comprised Jeff Kurtz and Martin Pompadur will be authorized to:

•	assist the Board of Directors by identifying qualified candidates for director nominees, and to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders;

•	lead the Board of Directors in its annual review of its performance;

•	recommend to the Board of Directors nominees for each committee of the Board of Directors; and

•	develop and recommend to the Board of Directors corporate governance guidelines applicable to us.

Executive Sessions

The Company intends to hold regularly scheduled Board meetings at which only independent directors will be present, as required by Nasdaq corporate governance rules.

Compensation Committee Interlocks and Insider Participation

Our compensation committee will initially be comprised of Jeff Kurtz and Martin Pompadur. No member of our compensation committee will have at any time been an employee of ours. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Code of Ethics

We have adopted a Code of Ethics for our principal executive officers, which include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code concerns conflicts of interest and compliance with laws, rules and regulations of federal, state and local governments, foreign governments and other appropriate private and public regulatory agencies that govern our business. A copy of our Code of Ethics is filed as an exhibit to this Registration Statement.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of the Board of Directors with respect to executive compensation will be to attract and retain the best possible executive talent, to motivate our executive officers to enhance our growth and profitability and increase stockholder value and to reward superior performance and contributions to the achievement of corporate objectives. We expect that the focus of our executive pay strategy will be to tie short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Company will develop and maintain a compensation plan that ties a substantial portion of executives’ overall compensation to the Company’s sales, operational, and regulatory performance. Because we believe that the performance of every employee is important to our success, we will be mindful of the effect our executive compensation and incentive program has on all of our employees.

Our compensation plan will be designed to attract and retain the best possible talent, and we recognize that different elements of compensation are more or less valuable depending on the individual. For this reason, we will offer a broad range of compensation elements. We intend to offer our executive team salaries that are competitive with the market, executive bonuses that are in line with our corporate goals, and dependent on measurable results, plus stock option plans designed to retain talent, promote a sense of company ownership, and tie corporate success to monetary rewards. Specifically, all management employed by the Company or one of its subsidiaries are entitled to participate in an equity incentive plan that will compensate management if certain financial performance and milestones are met. The Company reserves the right to increase the size of the plan as it deems necessary, at its sole discretion.

We expect that base salaries for our executive officers will be determined based on the scope of their job responsibilities, prior experience, and depth of their industry skills, education, and training. Compensation paid by industry competitors for similar positions, as well as market demand will also take into account. Base salaries will be reviewed annually as part of our performance management program, whereby merit or equity adjustments may be made. Merit adjustments will be based on the level of success in which individual and corporate performance goals have been met or exceeded. Equity adjustments may be made to ensure base salaries are competitive with the market and will be determined using benchmark survey data.

Our compensation structure will be primarily comprised of base salary, annual performance bonus and stock options. In setting executive compensation, the Board of Directors will consider the aggregate compensation payable to an executive officer and the form of the compensation. The Board will seek to achieve an appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives.

Relationship of Elements of Compensation

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Annual reviews will typically be delivered in February of each year.

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Discretionary Annual Bonus. The compensation committee will have the authority to award discretionary annual bonuses to our executive officers and senior management and will set the terms and conditions of those bonuses and take all other actions necessary for the plan’s administration. These awards are intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual.

Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our stock compensation plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for awarded to or earned by (i) each individual serving as our principal executive officer and principal financial officer during the fiscal years ended June 30, 2020 and 2019, and (ii) the three (3) most highly compensated individuals; and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Stock Based Comp	Non-Equity Incentive Plan Comp	Non-qualified Deferred Comp Earnings	All Other Comp	Total
Chris Broderick,	2020	$350,000							$350,000	(2)
COO (1)	2019	$350,000	-						$350,000

Daniel Pappalardo,	2020	$347,288							$347,288	(4)
President (3)	2019	$347,288							$347,288

Kevin Dundas, CEO, of	2020	$450,000	$-						$450,000
Mission Media Limited (5)	2019	$450,000	$50,000						$500,000

Robert Machinist,	2020	$210,000							$210,000	(7)
CEO (6)	2019	$210,000							$210,000

Matthew Craig, CFO (8)	2020	$225,000	$25,000						$250,000	(9)
	2019	$225,000	50,000						$275,000

Andrew Bressman,	2020	$650,000	-						$650,000
Managing Director (10)	2019	$650,000							$650,000

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(1) Mr. Broderick has served as Chief Operating Officer of the Company since July 2017.

(2) Of this amount, an aggregate of $120,687 has been accrued, but not paid, as well as $5,449 of unreimbursed expenses.

(3) Mr. Pappalardo was elected President of Troika Design Group Inc., the Company’s wholly owned subsidiary, on June 12, 2017. Prior to that date his compensation was paid by Troika prior to its acquisition by the Company.

(4) Of this amount an aggregate of $57,881 has been accrued but not paid.

(5) Mr. Dundas has been the CEO of Mission Media Limited since September 2017.

(6) Mr. Machinist was elected Chief Executive Officer in March 2018.

(7) Of this amount an aggregate of $394,230 has been accrued but not paid for the prior two years, as well as $17,867 of unreimbursed expenses.

(8) Mr. Craig was elected Chief Financial Officer of the Company as of January 7, 2019 until January 2020 and is currently a Financial Consultant. He is being compensated at the rate of $225,000 per annum plus a guaranteed bonus of $50,000.

(9) Of this amount an aggregate of $31,096 has been accrued but not paid, as well as $2,272 of unreimbursed expenses.

(10) Mr. Bressman has been the Managing Director and Assistant to the CEO and Chairman of the Board since March 2015. Under the terms of his Separation Agreement described below, his Consultant Agreement with SAB Management LLC shall terminate without cause effectively immediately prior to the listing of the Company’s securities on the Nasdaq Capital Market.

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Employment Agreements

Employment Agreement with Robert Machinist

On May 1, 2018, the Company entered into an Executive Employment Agreement with Robert Machinist, as Chief Executive Officer of the Company. The Agreement is for two (2) years with automatic renewals for additional one (1) year periods unless terminated by either party upon ninety (90) days prior written notice. Mr. Machinist was compensated at an annual base salary of $210,000.00.  Effective April 1, 2021, Mr. Machinist’s base salary will increase to $300,000 per annum.  He is eligible for discretionary bonuses as determined by the Compensation Committee. Mr. Machinist was granted 333,333 warrants, vesting quarterly over 2 years. The termination provisions are substantially the same as those above for Mr. Broderick, except that upon termination for a reason other than cause, Mr. Machinist will be entitled to severance payments equal to twelve (12) months’ salary and $90,000 for the maintenance of an administrative assistant paid over 12 months.

Employment Agreement with Christopher Broderick

The Company entered into an Amended and Restated Executive Employment Agreement (dated February 15, 2017) with Christopher J. Broderick as of June 1, 2017 and amended on June 12, 2017 and June 5, 2018 to be its Chief Operating Officer and oversee the day-to-day operations and technical support organizations of the Company. The Agreement is for five (5) years with yearly automatic two (2) year extensions unless either party gives a non-renewal notice not less than ninety (90) days prior to the relevant anniversary of the commencement date. Mr. Broderick is being compensated at a base salary of $350,000 per year and is eligible for an annual discretionary bonus to be set by the Compensation Committee of the Board of Directors. Mr. Broderick will receive $37,500.00 in the event he assists in closing one or more corporate acquisitions each in the excess of $10,000,000. Mr. Broderick was granted options to purchase 800,000 shares of Common Stock, exercisable fifty (50%) percent on July 1, 2018 and fifty (50%) percent vesting on July 1, 2019, provided the closing price of the Company’s Common Stock is at least $0.45 per share at the time of vesting. His agreement provides for full participation in Company benefits plus a $1,000 net per month auto allowance.

Upon death or disability, Mr. Broderick, or his estate, shall receive all accrued compensation and any prorated bonus, and any equity that would have vested during the twenty-four (24) month period beginning on the date of death or disability shall immediately vest. If Mr. Broderick is terminated for Cause (as defined), or resigns without Good Reason (as defined), he shall receive accrued compensation and any vested equity. If he is terminated other than for Cause or he terminates for Good Reason, Mr. Broderick will receive accrued compensation, prorated bonus, payment for COBRA, twelve (12) months’ severance of his then annual base salary and reasonable outplacement services.

Upon a Change of Control (as defined), all of Mr. Broderick s non-vested equity shall immediately vest in full and, if he then terminates employment for Good Reason, he shall be entitled to one-year s severance of his annual base salary. Mr. Broderick is subject to a three (3) month non-compete and non-solicitation provision from termination of his employment anywhere in the United States. He is also covered under the Company s directors and officers liability insurance for up to one (1) year from termination of employment.

Employment Agreement with Daniel Pappalardo

On June 9, 2017, Troika Design Group, Inc., the Company’s wholly-owned subsidiary, entered into an Executive Employment Agreement with Daniel Pappalardo, as its President. The Agreement is for five (5) years with yearly automatic two-year extensions unless either party gives a non-renewal notice not less than ninety (90) days prior to the relevant anniversary date thereafter. Mr. Pappalardo is being compensated at an annual base salary of $347,287.92. He is eligible for a bonus under a Performance Bonus Plan to be implemented by the Company; a cash bonus based upon a profit-sharing plan, and a discretionary bonus determined by the Compensation Committee. Mr. Pappalardo was granted options to purchase 500,000 shares of Common Stock with fifty (50%) percent vesting on July 1, 2018 and fifty (50%) percent vesting on July 1, 2019. These options shall be fully vested and exercisable if he is terminated without Cause (as defined), by him for Good Reason (as defined) or as a result of death or disability. Mr. Pappalardo is entitled to all employee benefits plus a $1,000 per month auto allowance. The termination provisions are substantially the same as those above for Mr. Broderick, except: (a) Mr. Pappalardo shall participate in the Performance Bonus Plan until it expires and is entitled to reasonable outplacement services if he is terminated other than for Cause (as defined) or he terminates with Good Reason (as defined); and (b) his non-compete and non-solicitation period is for one (1) year in consideration of his sale of the business of the Company.

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Employment Agreement with Michael Tenore

The Company entered into an Amended and Restated Executive Employment Agreement as of October 21, 2016 with Michael Tenore as General Counsel of the Company. The Term under the agreement was until December 31, 2019, however on the 2nd and subsequent anniversary dates of the agreement, the term was automatically extended for one year unless either party gives a non-renewal notice not less than 90 days prior to the anniversary date. Mr. Tenore’s base salary is $200,000 per year and he is eligible for an annual discretionary bonus to be set by the Compensation Committee of the Board of Directors.

Upon death or disability, Mr. Tenore or his estate, shall receive all accrued compensation and any prorated bonus, and any equity that would have vested during the twelve (12) month period beginning on the date of death or disability shall immediately vest. If Mr. Tenore is terminated for Cause (as defined) or resigns without Good Reason (as defined) Mr. Tenore will receive accrued compensation and any vested equity. If he is terminated other than for Cause or he terminates for Good Reason (as defined), Mr. Tenore will receive accrued compensation, prorated bonus, payment for COBRA, 12 months’ severance and reasonable outplacement services.

Upon a Change of Control, all of Mr. Tenore’s non-equity shall immediately vest in full and, if he terminates employment for Good Reason, he shall be entitled to one-year’s severance of his annual base salary. Mr. Tenore is subject to a six (6) month non-compete and non-solicitation provision from termination of employment anywhere in the United States. He is also covered under the Company’s directors’ and officers’ liability insurance. Mr. Tenore will receive a $37,500 bonus in the event he assists in closing one or more corporate acquisitions each in the amount in excess of $10,000,000.

Separation Agreement with SAB Management, LLC

The Company has entered into a Separation Agreement dated as of February 28, 2021 with SAB Management, LLC (“SAB”) and Andrew Bressman (“Bressman”). Under the terms of the Separation Agreement, Mr. Bressman’s consultancy with the Company under a Consultant Agreement dated as of June 1, 2017 shall terminate, without cause, effective immediately prior to the listing of the Company’s securities on the Nasdaq Capital Market. The Consultant Agreement provides for Mr. Bressman to be Managing Director and Assistant to the CEO and Chairman of the Board until December 31, 2024.

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Upon the completion of this offering, the Company shall pay Mr. Bressman (i) accrued and unpaid consulting fees, expenses and interest in the amount of $364,807.46 as of February 28, 2021, and (ii) one-half of the consulting fees owed under the Consultant Agreement in the amount of $1,291,833.33. The balance of Consultant’s fees under the Consultant Agreement in the amount of $1,291,833.33 shall be paid on a regular bi-weekly schedule through March 21, 2023. Provided the terms of the Bonus Provision in the Consultant Agreement are satisfied prior to the effective date of the Agreement, or will be reasonably fulfilled after such date, the Consultant shall be paid such bonus.

The Company agreed to include the shares of Common Stock underlying Mr. Bressman’s warrants exercisable on a cashless basis on any Registration Statement on Form S-8. Any shares of Common Stock issued upon exercise of Mr. Bressman’s warrants shall be voted under a voting agreement in accordance with the majority of votes cast on any matter.

Mr. Bressman shall be restricted from becoming a director, executive officer or a consultant to the Company or any of its subsidiaries while the Company’s securities are listed on the Nasdaq Capital Market. Mr. Bressman agreed that neither he nor any affiliate would purchase any shares from the Company or in secondary market transfers for three (3) years from the listing on the Nasdaq Capital Market. The Company agreed to fully indemnify Consultant from any claim by reason of the fact Mr. Bressman was a consultant, or a fiduciary of the Company. Mr. Bressman agreed to make himself available, without additional compensation, until December 31, 2022 to assist the Company concerning any matter associated with his consultancy.

Warrants

In June 2017, in connection with their election to the Board of Directors as part of the Troika Merger, the following directors were awarded five-year warrants to purchase their respective shares at $0.75 per share: Jeffrey Schwartz a former director (500,000 shares), Jeff Kurtz (66,667 shares), and Robert Machinist (166,667 shares). Warrants to purchase 1,166,667 and 833,333 shares of Common Stock were issued on February 15, 2017 and June 15, 2017 to SAB Management LLC (“SAB”), of which Andrew Bressman, Managing Director, is a member. Subsequently, SAB’s warrants were consolidated into a single warrant upon the same terms.

In August 2018, the Company increased the number of warrants issued to Jeff Kurtz to 333,333 shares. Thomas Ochocki, a director, is an affiliate of Union Investment Management, Ltd., an advisor to the Company which received warrants to purchase 96,667 shares in connection with the Company’s Series C and D Preferred Stock Offerings. These warrants were issued to its respective designees as instructed by Union. See “Certain Relationships and Related Person Transactions.”

On August 1, 2017, Robert Machinist was awarded warrants to purchase 166,667 shares of Common Stock exercisable at $0.75 per share and vesting in three equal installments over a three-year period from the date of grant. On May 1, 2018, in connection with his appointment as Chief Executive Officer of the Company, Robert Machinist was awarded warrants to purchase 166,667 shares of Common Stock immediately exercisable at $0.75 per share for five (5) years. He was awarded 166,667 warrants exercisable at $0.75 per share for five (5) years as executive compensation in fiscal 2019. On January 1, 2021, Mr. Machinist was awarded 500,000 warrants exercisable at $0.75 per share for five (5) years as executive compensation in fiscal 2020 and fiscal 2021 which had been forfeited by a former director.

In connection with consulting services provided by Dovetail Trading Ltd. associated with the Company’s Series C and D Preferred Stock Offerings, Dovetail has received 30,667 warrants to purchase the common stock of the Company at $0.75 a share. Daniel Jankowski, as designee of Dovetail Trading Ltd., of which he is a principal, received warrants prior to his appointment to the Board of the Company.

On July 12, 2019, Daniel Jankowski and Thomas Ochocki were each awarded 66,667 warrants exercisable at $0.75 per share.

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Options

On June 13, 2017, the Company’s Board of Directors amended the 2015 Employee, Director and Consultant Equity Incentive Plan (the “2015 Plan”) shares of Common Stock to increase the authorized number of shares to 3,333,334. The purpose of the 2015 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship, and to stimulate an active interest of these persons in our development and financial success. Under the 2015 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long-term incentive awards. The 2015 Plan will be administered by our Board of Directors until authority has been delegated to a committee of the Board of Directors.

On June 12, 2017, the Board of Directors granted an aggregate of 2,200,000 options to the following persons. Each option is exercisable for five (5) years at $0.75 per share:

Christopher Broderick, Chief Operating Officer (800,000 shares) vesting one-half (50%) on July 1, 2018 and one-half (50%) on July 1, 2019.

Michael Tenore, General Counsel (333,333 shares) vesting 233,333 shares on June 1, 2019 and 100,000 shares vesting one-half (50%) on July 1, 2018 and one-half (50%) on July 1, 2019.

Daniel Pappalardo, President, Troika Design Group (500,000 shares) vesting 50% on July 1, 2018 and 50% on July 1, 2019.

Four (4) employees of Troika Design Group were granted an aggregate of 566,667 shares – each option vests 20% on June 18, 2018 and the remaining 80% vests 1/48th per month over the next forty-eight (48) months.

On August 25, 2017, the Board of Directors granted options to purchase 666,667 shares of Common Stock at $0.75 per share to Robert Schwartz, a former employee of the Company, upon his becoming President of Troika Services, a subsidiary of the Company. One-third of these options vested prior to his departure from the Company.

An additional 800,000 options are issued and outstanding under the 2015 Plan, or otherwise, exercisable at $0.75 a share to existing employees.

In May of 2019, Mr. Broderick and Mr. Tenore’s options were amended to be exercisable at $0.45 a share.

Pension Benefits

Each of Troika Design Group and Mission Media has a 401(k) benefit plan.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Director Compensation

Each of our non-employee directors has been granted warrants or options for their services during the last fiscal year ended June 30, 2020, as described in the following table. No cash compensation has been paid to our directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel Jankowski	-	-	66,667	(1)	-	-	-	$215,609
Jeff Kurtz	-	-	66,667	(2)	-	-	-	$208,736
Thomas Ochocki	-	-	66,667	(3)	-	-	-	$215,436
Jeff Schwartz	-	-	166,667	(4)	-	-	-	$538,590

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(1)

On July 1, 2019, the Company awarded Daniel Jankowski warrants to purchase 66,667 shares of Common Stock exercisable at $0.75 per share.Mr. Jankowski held warrants to purchase 135,010 shares of Common Stock as of June 30, 2020.

(2)

On September 1, 2019, the Company awarded Jeff Kurtz warrants to purchase 66,667 shares of Common Stock exercisable at $0.75 per share.Mr. Kurtz held warrants to purchase 333,333 shares of Common Stock as of June 30, 2020.

(3)	On July 18, 2019, the Company awarded Thomas Ochocki warrants to purchase 66,667 shares of Common Stock exercisable at $0.75 per share. Mr. Ochocki held 66,667 warrants as of June 30, 2020.

(4)

On July 18, 2019, the Company awarded Jeff Schwartz, now a former director, warrants to purchase 166,667 shares of Common Stock exercisable at $0.75 per share.Mr. Schwartz held 166,667 shares of Common Stock as of June 30, 2020 following his termination with the Company.

Limitation of Officers’ and Directors’ Liability and Indemnification

Our Articles of Incorporation limits the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Articles of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted under the Nevada Revised Statutes. In addition, our Bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Nevada. Our Bylaws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

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Under Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) is not liable pursuant to Nevada Revised Statutes Section 78.138, and performed his powers in good faith and with a view to the interests of the Corporation.

Under the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and (b) is not liable pursuant to Section 73.138 of the Nevada Revised Statutes.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if settlement and damage awards against directors and officers pursuant to these limitations of liability and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance; The Registrant maintains directors and officer’s liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of the transactions we have engaged in from July 1, 2017 to date with our directors, executive officers and beneficial owners of more than five percent of our voting securities and their affiliates.

See “Executive Compensation” for the terms and conditions of employment agreements and senior management consulting agreements and options and warrants issued to officers, directors, consultants and senior management of the Company.

Union Investment Management

Troika paid to Union Investment Management, LLC (“Union”), a United Kingdom entity, a commission of 10% of any funds raised by it under the Company’s Series C and D Preferred Stock Offerings between June 2017 and June 2019. Union also received 6,667 warrants exercisable at $3.75 per share for every million dollars raised. Union is a related party to Board member Thomas Ochocki. Accordingly, Mr. Ochocki has recused himself from all deliberations and voting regarding the Company’s financings and Union related matters and is not deemed to be an independent director under Nasdaq Capital Market rules. Upon the completion of the Company’s Series C Preferred Stock Offering on July 29, 2018, the Company paid (i) Union and/or its designees $1,860,500.00 and issued 66,667 warrants exercisable at $0.75 per share; and (ii) Dovetail Trading Ltd., $550,000 and issued 60,000 warrants exercisable at $3.75 per share which were assigned to Beatrice Moeller, Mr. Ochocki’s wife.

Daniel Jankowski

In connection with consulting services provided by Dovetail Trading Ltd. (“Dovetail”) associated with the Company’s Series C and D Preferred Stock Offerings, Dovetail has received 30,667 warrants to purchase the common stock of the Company at $0.75 a share. Daniel Jankowski, as the designee of Dovetail Trading Ltd., of which he is a principal, received warrants prior to his appointment to the Board of the Company.

On December 19, 2018, Daniel Jankowski, prior to his becoming a director of the Company, loaned the Company $1,300,000 (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). As of July 2019, Mr. Jankowski and the Company agreed to convert the loan into an aggregate of 1,733,333 of Common Stock which were issued in July 2020. Mr. Jankowski has joined the Board of Union, which received 500,000 shares; Union Eight Ltd. received 143,333 shares; Daniel Jankowski received 266,667 shares; Thomas Ochocki received 600,000 shares and seven (7) unaffiliated persons received an aggregate of 223,333 shares

On January 24, 2019, Thomas Ochocki and Daniel Jankowski entered into a Facility Agreement with Mission-Media Limited (in administration). The lenders agreed to lend up to EU 2,587,106 (US$ 3,130,398). The loan matures on the third anniversary of the date of issuance unless in prior default. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Mr. Jankowski has removed himself from all deliberations and voting regarding the Company’s loans with him, Thomas Ochocki and Dovetail, and is not deemed to be an independent director under Nasdaq Capital Market rules.

Legal Proceedings Concerning Robert DePalo

As of the date of this prospectus, Robert DePalo owned approximately 18.6% of the issued and outstanding common stock (approximately 8.4% of the Voting Securities) of the Company. As of March 27, 2015, Mr. DePalo resigned as a director, officer and/or employee of SignalPoint Holdings Corp., a currently non-operating subsidiary of the Company (and any subsidiaries thereof). As a result, since that date, Mr. DePalo has not been involved in the day to day management of the Company or any of its subsidiaries in any way. Neither As per the terms of his resignation, Mr. DePalo nor any affiliate of his has or will have any relationship with the Company in the future. On May 20, 2015, the New York County District Attorney charged Robert DePalo with various offenses relating to foreign investors. Simultaneously, the SEC commenced an action against Mr. DePalo (et al.) in the Southern District of New York based on the same facts alleged by the New York District Attorney. In July 2018, the jury convicted Mr. DePalo on 15 of 16 counts and he is currently incarcerated. The actions described therein have zero relationship to the Company or any of its subsidiaries. The shares of common stock previously held by Mr. DePalo are now held by the Escrow Agent, the law firm of Davidoff Hutcher & Citron LLP. for the benefit of the Pangaea stockholders aggrieved by Mr. DePalo. Under the terms of the escrow agreement no escrowed shares will be returned to Mr. DePalo unless and until the Pangaea stockholders are paid in full. See “Business - Discontinued Operations” and “Principal Stockholders.”

Policy for Approval of Related Person Transactions

Pursuant to a written charter to be adopted by our proposed audit committee upon the consummation of the offering, the audit committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:

•	our executive officers;
•	our directors;
•	the beneficial owners of more than five percent of our securities;
•	the immediate family members of any of the foregoing persons; and
•	any other persons whom our Board determines may be considered related persons.

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For purposes of this policy, “immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or five percent beneficial owner.

In reviewing and approving such transactions, our audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related person transaction shall be entered into prior to the completion of these procedures.

Our audit committee or its chair, as the case may be, shall approve only those related person transactions that are determined to be in, or not inconsistent with, our best interest and our stockholders’ best interests, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of our audit committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

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PRINCIPAL STOCKHOLDERS

The following table indicates beneficial ownership of our common stock as of March 29, 2021, and on a fully diluted basis for all 33,040,548 voting securities and as adjusted to reflect the sale of common stock in this offering.  None of the persons named in the table are selling stockholders, thus the number of shares owned before and after the offering are the same.  The following table reflects the beneficial ownership of our common stock by the following persons:

•	By each person or entity known by us to beneficially own more than 5% of the outstanding shares of our equity securities;

•	By each of our executive officers, directors and Senior Management; and

•	By all of our executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Troika Media Group, Inc., 1715 N. Gower Street, Los Angeles, California 90028. Beneficial ownership is determined in accordance with the rules of the SEC and general includes voting or investment power with respect to securities. Shares of common stock subject to options (or other convertible securities) exercisable within 60 days after the date of this prospectus, are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Number of Shares				Before Offering		After Offering
Name and Address of Beneficial Owner	Common Stock		Common Stock Equivalent		Common Stock (1)	Voting Securities (2)	Voting Securities (3)
Executive Officers and Directors
Christopher Broderick	-0-		800,000	(4)	5.1%	2.4%	2.2%
Daniel Pappalardo	1,371,267		500,000	(5)	12.1%	5.6%	5.1%
Michael Tenore	-0-		333,333	(6)	2.4%	1.0%	*
Robert B. Machinist	-0-		1,166,667	(7)	7.2%	3.4%	3.1%
Kevin Dundas	-0-		266,667	(8)	1.9%	*	*
Jeff Kurtz	-0-		333,333	(9)	2.4%	1.0%	*
Thomas Ochocki	1,243,333		160,667	(10)	8.5%	4.2%	3.8%
Daniel Jankowski	266,666		134,001	(11)	2.6%	1.2%	1.1%
Martin Pompadur	-0-		20,000	(17)	*	*	*

All executive officers and directors (9 persons)	2,881,226		4,214,667	(4)(5)(6)(7)(8)(9) (10)(11)(17)	36.9%	19.0%	17.5%
5% or greater stockholders
SAB Management, LLC (Andrew Bressman) (12)	-0-		2,000,000	(13)	11.8%	5.7%	5.2%
Peter Coates and Family Brook Farm Newcastle Road Betchton, Sandboch Cheshire United Kingdom CW11 2TG	389,745		7,930,814	(14)	36.3%	20.3%	18.8%
Geoffrey Noel Bond Apt. 1, 5th Floor CG Casa 150 Sukhumvit SOI 22 Klongtoey Wattana Bangkok 10110, Thailand	-0-		2,640,000	(15)	14.9%	8.0%	7.3%
Davidoff Hutcher & Citron LLP as Escrow Agent for benefit of Stockholders of Pangaea Trading Partners LLC	2,792,361	(16)	-0-		18.6%	8.4%	7.7%

____________

*Less than 1% of the issued and outstanding shares of common stock.

(1)

Based on 15,020,512 shares of common stock issued and outstanding as of March 29, 2021. Does not include 2,666,667 shares issued in connection with the Company’s acquisition of Mission, which were forfeited in January 2021, as the Mission founders were terminated for cause. See “Business – Legal Proceedings” below.

(2)

Based on 33,040,548 shares, including 15,020,512 shares of Common Stock issued and outstanding; 2,495,000 shares of Series B Preferred Stock automatically convertible into approximately 594,048 shares of common stock at $4.20 per share; 911,149 shares of Series C Preferred Stock automatically convertible into approximately 12,158,654 shares of Common Stock at $0.75 per share; and 1,979,000 shares of Series D Preferred Stock automatically convertible into approximately 5,277,334 shares of Common Stock at $3.75 per share. No officer and director held any shares of preferred stock.

(3)

Based on 36,373,882 shares outstanding giving effect to the sale of 3,333,334 shares at an assumed public offering price of $4.50 per share and the automatic conversion of an aggregate of 18,020,036 shares of Preferred Stock as set forth in note (2) above. Assumes the underwriters do not exercise their over-allotment option to purchase up to 500,000 shares of common stock in the offering and excludes shares of common stock underlying the Warrants and the common stock purchase Warrants to be issued to the representative in connection with the offering.

(4)

These shares are issuable upon exercise of options granted to Mr. Broderick on June 12, 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019.

(5)

Of these shares, 500,000 are issuable upon exercise of options granted to Mr. Pappalardo on June 12, 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019. Included in the 1,371,267 shares of Common Stock received in connection with the June 2017 Troika Merger are 204,667 shares (10% of Merger consideration) held in escrow.

(6)

These shares are issuable upon exercise of options granted to Mr. Tenore in October 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019.

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(7)

On August 1, 2017, Robert Machinist was awarded warrants to purchase 166,667 shares of Common Stock exercisable at $0.75 per share and vesting in three equal installments over a three-year period from the date of grant. On May 1, 2018, in connection with his appointment as Chief Executive Officer of the Company, Robert Machinist was awarded warrants to purchase 166,667 shares of Common Stock immediately exercisable at $0.75 per share for five (5) years. He was awarded 166,667 warrants exercisable at $0.75 per share for five (5) years as executive compensation in each of fiscal 2018 and 2019. On January 1, 2021, Mr. Machinist was awarded 500,000 warrants exercisable at $0.75 per share for five (5) years as executive compensation for fiscal 2020 and 2021, which had been forfeited by a former director.

(8)

On March 14, 2019, Mr. Dundas was issued 266,667 warrants exercisable at a price of $1.50 per share in consideration for his services. 50% of the warrants vested on December 31, 2019, with the remainder vesting upon the uplisting of the Company’s securities.

(9)

These shares are issuable upon exercise of 66,667 warrants issued to Mr. Jeff Kurtz on June 16, 2017 upon his election to the Board of Directors. These warrants are exercisable at $0.75 per share and vest in equal installments over a two (2) year period from the date of grant. On May 1, 2018, Mr. Kurtz was issued an additional 200,000 five-year warrants exercisable at $0.75 per share commencing on May 1, 2019. Mr. Kurtz was issued an additional 66,667 warrants exercisable at $0.75 per share to bring his total allotment to 333,333 warrants, in line with other Board members.

(10)

These shares include 600,000 shares of common stock held by Mr. Ochocki and an aggregate of 643,333 shares held by Union Investment Management Ltd and Union Eight Ltd, affiliated entities of Mr. Ochocki. Also includes 160,667 shares issuable upon exercise of warrants held by Mr. Ochocki.  Mr. Ochocki is serving on the Board of Directors representing the Coates’ families’ equity interest. See Footnote 14 below.

(11)

Mr. Jankowski is serving on the Board of Directors representing Union Investment Management, but his holdings do not include an aggregate of 643,333 shares described in footnote (8) above. Includes 60,667 shares of Common Stock issuable upon exercise of warrants issued for consulting services rendered by Dovetail Trading Ltd., of which Mr. Jankowski is a principal; 66,667 shares of Common Stock issuable upon exercise of warrants issued as a Member of the Board of Directors and 6,667 shares of Common Stock issuable upon exercise of warrants issued for consulting services by Mr. Jankowski prior to his joining the Board of Directors.

(12)

Mr. Bressman is a consultant acting as Managing Director and Assistant to the CEO and Chairman of the Board of the Company. Under the terms of his Separation Agreement described above, his Consultant Agreement shall terminate without cause effective immediately prior to the listing of the Company’s securities on the Nasdaq Capital Market.

(13)

These shares are issuable upon exercise of ten (10) year warrants issued as of February 15, 2017 and June 2017 and 2018 to SAB Management LLC, of which Mr. Bressman is a Member. These warrants are exercisable on a cashless basis at $0.75 per share. Fifty (50%) percent of the warrants vested on December 1, 2017 and 50% vested on June 1, 2018.

(14)

Included in these shares are 6,013,160 shares issuable upon conversion of 450,987 shares of Series C Preferred Stock; 1,466,667 shares issuable upon conversion of $5,500,000 of Series D Preferred Stock; 4,560 shares of Common Stock held by Peter Coates; and 385,185 shares of Common Stock held by Denise Coates, Mr. Coates’ adult daughter.

(15)	These shares are issuable upon conversion of $9,900,000 of Series D Preferred Stock at $3.75 per share.
(16)

Shares of common stock previously owned by Mr. DePalo, who resigned from all positions with the Company as of March 27, 2015 upon the SPHC Merger. These shares are held by the escrow agent, the law firm of Davidoff Hutcher & Citron LLP. for the benefit of the stockholders of Pangaea Trading Partners LLC, an unaffiliated Company. See “Certain Relationships and Related Person Transactions”.

(17)

Mr. Pompadur was granted 20,000 warrants to purchase common stock of the Company vesting 9 months from the date of issuance, exercisable for five years at $0.75 per share. Such warrants will be issued upon Mr. Pompadur’s joining the Board.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our restated Articles of Incorporation and amended and restated bylaws are summaries and are qualified by reference to the restated Articles of Incorporation and the amended and restated bylaws that will be in effect upon completion of this offering. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

We are currently authorized to issue 300,000,000 shares of common stock, $0.001 par value per share, and 15,000,000 shares of preferred stock, $0.01 par value per share. Upon completion of the offering, there will be 18,353,846 shares of common stock and 6,105,149 shares of preferred stock outstanding, all but 720,000 of which are automatically convertible into common stock upon the uplisting of the common stock and Warrants to the Nasdaq Capital Market. All share and per share data in this prospectus give effect to the 1-for-15 reverse stock split effected on September 24, 2020. We received approval from a majority of our voting securities, to file an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for each 15 shares outstanding, and to reduce the authorized shares of common stock from 600,000,000 to 300,000,000 shares. In implementing the Reverse Stock Split, the number of shares of our common stock held by each stockholder was reduced by dividing the number of shares held immediately before the Reverse Stock Split by 15 and then rounding up to the nearest whole share. The Reverse Stock Split did not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares were paid in cash.

In addition, we have adjusted all shares of common stock issuable upon conversion of Preferred Stock or outstanding convertible notes and exercise of stock options and warrants entitling the holders to receive shares of our common stock as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we have reduced the conversion ratio for each security, and increased the exercise price in accordance with the terms of each security based on Reverse Stock Split ratio (i.e., the number of shares issuable under such securities have been divided by 15 and the exercise price per share has been multiplied by 15) and the par value was reduced from $0.20 per share to $0.01 per share. Also, we reduced the number of shares reserved for issuance under our existing 2015 Employee Director and Consultant Equity Incentive Plan, proportionately based on the Reverse Stock Split ratio. The Reverse Stock Split does not otherwise affect any of the rights currently accruing to holders of our common stock, or options or warrants exercisable for our common stock.

As of March 29, 2021, there were outstanding options to purchase 3,409,722 shares of common stock and outstanding warrants to purchase 8,908,000 shares of common stock. Each share of Series B, C and D Preferred Stock votes together with the Common Stock on an as covered basis and is not entitled to dividends except to the extent declared on common stock. All shares of Series B, C and D Preferred Stock are automatically convertible into an aggregate of 18,020,036 shares of common stock upon the Company’s uplisting of its common stock and Warrants to the Nasdaq Capital Market.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There is no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

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Preferred Stock

Our Board of Directors is authorized, without further stockholder approval, to issue from time to time up to a total of 15,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock or diversely affected the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We have no current plans to issue any additional shares of preferred stock.

The Company has authorized 15,000,000 preferred shares with a $0.01 par value, of which 720,000 shares have been designated as Class A Preferred Stock. The Class A Preferred Stock has a liquidation preference of $0.01 par value and is entitled to receive cumulative annual dividends at the rate of 9%, payable in either cash or additional shares of Class A Preferred Stock, at the option of the Company. As of the date of this prospectus, there were 720,000 shares of Class A Preferred Stock issued and outstanding. Undeclared Class A dividends accumulated and unpaid as of 2014 and 2013 were $211,080 and $198,120, respectively; these dividends are not included in accrued expenses and are expected to be paid with a portion of the proceeds of this offering.

As of March 29, 2021, there were: (i) 2,495,000 shares of Series B Preferred Stock issued and outstanding automatically convertible at $4.20 per share into approximately 594,048 shares of Common Stock; (ii) 911,149 shares of Series C Preferred Stock issued and outstanding automatically convertible at $0.75 per share into approximately 12,148,654 shares of Common Stock; and (iii) 1,979,000 shares of Series D Preferred Stock issued and outstanding automatically convertible at $3.75 per share into approximately 5,277,334 shares of Common Stock.

Anti-Takeover Provisions of Nevada Law, our Restated Articles of Incorporation and our Amended and Restated Bylaws

Our articles of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below. The following descriptions are summaries of the material terms of our Restated Articles of Incorporation and Amended and Restated Bylaws. We refer in this section to our Restated Articles of Incorporation as our articles of incorporation, and we refer to our amended and restated bylaws as our bylaws.

The existence of authorized but unissued shares of preferred stock may enable our Board of Directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal is not in the best interests of our stockholders, our Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our articles of incorporation grant our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock.

Anti-Takeover Effect of Nevada Law

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada and does not do business in Nevada.

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The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our Board.

Indemnification

Our Articles of Incorporation limit the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Articles of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted under the Nevada Revised Statutes. In addition, our Bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Nevada. Our By-laws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

Under Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) is not liable pursuant to Nevada Revised Statutes Section 78.138, and performed his powers in good faith and with a view to the interests of the Corporation.

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Under the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and (b) is not liable pursuant to Section 73.138 of the Nevada Revised Statutes.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if settlement and damage awards against directors and officers pursuant to these limitations of liability and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance; The Registrant maintains directors’ and officers’ liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC, with offices at 6201 15th Avenue, Brooklyn, New York 11219.

Listings

Our common stock and Warrants have been approved for listing on the Nasdaq Capital Market under the symbols “TRKA” and “TRKAW,” respectively.

Meetings of Stockholders

Our articles of incorporation and bylaws provide that only the Chairman of the Board, the President, the Secretary or a majority of the members of our Board of Directors then in office or the holders of five (5%) percent of the outstanding shares of the capital stock of the Corporation may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Amendment to Articles of Incorporation and Bylaws

Any amendment of our articles of incorporation must first be approved by a majority of our Board of Directors, and if required by law or our articles of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, except that the amendment of the provisions relating to stockholder action, Board composition, limitation of liability and the amendment of our articles of incorporation must be approved by not less than a majority of the outstanding shares entitled to vote on the amendment, and not less than a majority of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, or, if our Board of Directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

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DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering (i) 3,333,334 shares of our common stock and (iii) Warrants to purchase up to an aggregate of 3,333,334 shares of our common stock, which number of shares of common stock and accompanying Warrants are based on a combined public offering price of $4.50 per share and accompanying Warrant. Each share of our common stock is being sold together with a Warrant to purchase one share of our common stock. The shares of our common stock will be issued separately from the accompanying Warrants. We are also registering the shares of our common stock issuable from time to time upon exercise of the Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” in this prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and American Stock Transfer & Trust Company, LLC (“AST”), as warrant agent, and the form of Warrant certificate, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant certificate.

Form. Pursuant to a warrant agent agreement between us and AST, as warrant agent, the Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The Warrants are exercisable at any time after ___, 2021 (120 days from the date of this prospectus), and at any time up to the date that is three years after such date. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

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Exercise Price. The Warrants will have an exercise price of $ per share, which is 120% of the combined public offering price per share of our common stock and accompanying Warrant in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list the Warrants on the Nasdaq Capital Market under the symbol “TRKAW”. Upon approval of such listing application, the Warrants will be tradeable on such exchange.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Underwriters’ Warrants

Please see “Underwriting” for a description of the warrants that we have agreed to issue to Kingswood Capital Markets, division of Benchmark Investments, Inc, as the representative of the underwriters in this offering, subject to the completion of the offering.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no active market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices prevailing from time to time.

Upon completion of this offering, we will have 36,373,882 shares of common stock outstanding, at an assumed initial public offering price of $4.50 per share and accompanying Warrant, assuming no exercise of the underwriters’ over-allotment option, Warrants or underwriter’s warrant, and no exercise of outstanding options or warrants. See “Prospectus Summary-General Information About This Prospectus.” Of these outstanding shares of common stock, the 3,333,334 shares and 3,333,334 shares of common stock underlying the Warrants sold in this offering will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by any of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act. Of the remaining 33,040,548 shares of common stock issued or issuable upon conversion of Preferred Stock, approximately 542,389 are freely tradable and the remaining are “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 of the Securities Act, as described below. As a result of the contractual 270-day lock-up period described below and the provisions of Rules 144 and 701, these shares will be available for sale in the public market as follows:

Number of Shares	Date
[●]	On the date of this prospectus.
[●]	At 90 days from the date of this prospectus.
[●]	At or after 270 days* from the date of this prospectus

●	This 270-day period corresponds to the end of the lock-up period described below under “Underwriting.”

Rule 144

In general, under Rule 144, beginning 90 days after this offering, a person, or persons whose shares are aggregated, other than any affiliate of ours, who owns shares that were purchased from us or any affiliate of ours at least six months previously, is entitled to sell such shares as long as current public information about us is available. In addition, our affiliates who own shares that were purchased from us or any affiliate of ours at least six months previously are entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of our then-outstanding shares of common stock, which will equal approximately 363,739 shares immediately after this offering, and (2) the average weekly trading volume of our common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice of the sale on Form 144, or, if no such notice is required, the date of the receipt of the order to execute the sale. Sales under Rule 144 by our affiliates are also subject to manner of sale provisions, notice requirements in specified circumstances and the availability of current public information about us.

Furthermore, under Rule 144, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least one year previously, would be entitled to sell shares under Rule 144 without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements described above.

We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who purchased shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirement or other restrictions contained in Rule 144.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Securities Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus.

Stock Options and Warrants

As of March 29, 2021, options to purchase a total of 3,409,722 shares of common stock were outstanding and warrants to purchase 8,908,000 shares of common stock were outstanding. We do not intend to file a registration statement on Form S-8 under the Securities Act covering shares of common stock subject to outstanding options or warrants for a nine (9) month period following the effective date of this prospectus.

Lock-Up Agreements

Upon completion of this offering all of our directors and executive officers and the holders of one (1%) percent or greater of our capital stock will have signed lock-up agreements that prevent them from selling any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, subject to certain exceptions, for a period of not less than 270 days from the date of this prospectus without the prior written consent of the representative. The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the period. When determining whether or not to release shares from the lock-up agreements, the representatives will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

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UNDERWRITING

We are offering the shares of common stock and Warrants described in this prospectus through Kingswood Capital Markets, division of Benchmark Investments, Inc., who is acting as the sole book-running manager and representative of the underwriters of this offering (the “Representative”). The underwriting agreement that we intend to enter into with the Representative (the “Underwriting Agreement”) will provide that the obligations of the underwriters are subject to representations, warranties and conditions contained therein. The underwriters will agreed to buy, subject to the terms of the Underwriting Agreement, the number of shares of common stock and Warrants listed opposite their names below. Pursuant to the Underwriting Agreement, the underwriters will be committed to purchase and pay for all of the shares and Warrants if any are purchased, other than those shares and accompanying Warrants covered by the over-allotment option described below.

Underwriter	Number of Shares	Number of Accompanying Warrants
Kingswood Capital Markets, division of Benchmark Investments, Inc.
Total

The underwriters have advised us that it proposes to offer the shares of common stock and Warrants to the public at a price of $ per share. The underwriters propose to offer the shares of common stock and Warrants to certain dealers at the same price less a concession of not more than $______ per share and accompanying Warrant.

A copy of the form of underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is a part.

The shares of common stock and Warrants sold in this offering are expected to be ready for delivery on or about ___________, 2021, against payment in immediately available funds. The underwriters may reject all or part of any order.

Over-Allotment Option

Pursuant to the Underwriting Agreement, we will grant to the underwriters an option to purchase up to an additional _______ shares of common stock and/or Warrants (equal to 15% of the number of shares offered hereby) from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 45-day period after the closing date of the offering, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares and/or Warrants for which they exercise the option.

	Per Share and Accompanying Warrant	Total with No Over-Allotment	Total with Over-Allotment
Initial public offering price	$	$	$
Underwriting discount to be paid by us	$	$	$
Proceeds, before expenses to us	$	$	$

Discount and Commissions

We have agreed to pay the underwriters a cash fee equal to eight percent (8%) of the aggregate gross proceeds of received by the Company from the securities sold in this offering. We have further agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1% of the gross proceeds received by the Company at the closing of the offering.

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Other Compensation

In addition, we have agreed to issue to the underwriters warrants to purchase a number of shares of common stock equal to 8.0% of the aggregate number of shares of common stock sold in the offering (including shares of common stock sold upon exercise of the over-allotment option), excluding shares underlying the Warrants. The underwriters’ warrants will be exercisable at any time and from time to time, in whole or in part, during the five-year period commencing 180 days from the date of commencement of the sales of the shares of common stock and Warrants in connection with this offering, at a price per share equal to $___ which is 125% of the initial public offering price per share and accompanying Warrant. Such underwriter’s warrants are exercisable on a cash basis, but if after 180 days following the closing date of the offering, a registration statement registering the issuance of the underlying shares of common stock under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in such warrant. Such underwriter’s warrants and the shares of common stock underlying such warrants will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1)(A). In accordance with FINRA Rule 5110(e)(1)(A), neither the underwriter’s warrants nor any of our shares of common stock issued upon exercise of such warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement of sales of the securities registered on the registration statement of which this prospectus is a part, subject to certain exceptions.

We estimate that our total expenses of this offering, excluding underwriting discounts, will be approximately $700,000, which includes a maximum of $175,000 of out of pocket expenses for “road show,” diligence, and reasonable legal fees and disbursements for underwriters’ counsel, subject to a maximum of $75,000 in the event that this offering is not consummated. We have also agreed to reimburse the underwriters, subject to compliance with FINRA Rule 5110(g).

Indemnification

Pursuant to the Underwriting Agreement, we also intend to agree to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Offering Information

No action has been taken by us or the underwriters that would permit a public offering of the shares of common stock or Warrants in any jurisdiction where action for that purpose is required. None of the shares of common stock or Warrants included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the shares of common stock or Warrants being offered hereby be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of common stock and Warrants and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy our common stock or Warrants in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The underwriters may allocate no more than $______________ of the shares of common stock and accompanying Warrants issued in this offering to members of management and their affiliates.

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Tail Rights

In the event that the offering is not consummated by the underwriters as contemplated herein, for a period of twelve (12) months from the earlier of (i) the final closing date of the Offering or (ii) six (6) months from the date of the underwriting agreement (unless mutually extended by the parties) (a “Tail Financing”), if the Company completes any private offering of securities, to the extent such financing or capital is provided to the Company by investors whom the representative has introduced to the Company and who met the Company prior to the offering and the Company has direct knowledge of such investor’s participation, then the Company will pay to the representative upon the closing of such financing 8% of the gross proceeds of such financing relating to the sale of equity provided that any purchase of any Company securities in an at-the-market offering shall not be deemed a Tail Financing.

Lock-Up – No Sales of Securities

Each of our directors, executive officers and primary stockholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the underwriter for a period of 270 days after the date of the final prospectus. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the underwriters.

We will agree that we will not (i) offer, pledge, announce the intention to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or/(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the Representative for a period of  270 days  after the date of this prospectus, other than the shares of our common stock to be sold hereunder and certain other exceptions.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for its own account by selling more shares of common stock than we have sold to the underwriter. The underwriters may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker- dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members, if any, may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market. Passive market making consists of displaying bids on the Nasdaq Capital Market by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

Each underwriter and its respective affiliates are a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions. We have not engaged the underwriters to perform any services for us in the previous 180 days, nor do we have any agreement to engage the underwriters to perform any services for us in the future, subject to the right to act as an advisor as described above.

In the ordinary course of its various business activities, each underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Each underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and accompanying Warrants (collectively, referred to as the “Securities”), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or government organizations;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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•	persons that own, or are deemed to own, more than five percent of our capital stock;

•	certain U.S. expatriates, citizens or former long-term residents of the United States;

•	persons who hold our Securities as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

•	persons who do not hold our Securities as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

•	persons deemed to sell our Securities under the constructive sale provisions of the Code;

•	pension plans;

•	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

•	persons for whom our Securities constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•	integral parts or controlled entities of foreign sovereigns;

•	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

•	persons that acquire our Securities as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our Securities, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our Securities, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our Securities.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Securities arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Each share of common stock and accompanying Warrant will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a Warrant to purchase one share of our common stock. In determining their tax basis for the common stock and Warrant constituting a unit, holders of Securities should allocate their purchase price for the unit between the common stock and the Warrant on the basis of their relative fair market values at the time of issuance. The Company does not intend to advise holders of the Securities with respect to this determination, and holders of the Securities are advised to consult their tax and financial advisors with respect to the relative fair market values of the common stock and the Warrants for U.S. federal income tax purposes.

Definition of a U.S. Holder

For purposes of this summary, a “U.S. Holder” is any beneficial owner of our Securities that is a “U.S. person,” and is not a partnership, or an entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

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For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our Securities that is not a U.S. Holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common stock. In the event that we do make distributions of cash or other property, distributions paid on common stock, other than certain pro rata distributions of common stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, if any, and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax- free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Cash distributions paid on the warrants, on an “as-converted” basis, if any, are subject to substantially the same tax consequences as described in the preceding paragraph for common stock; however, distributions received in respect of a Warrant may not qualify for the lower tax rates applicable to qualified dividend income. U.S. holders should consult their own tax advisors regarding the proper treatment of any distributions paid on the Warrants.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year.

The amount of the gain or loss will equal the difference between the U.S. Holder’s adjusted cost basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a Warrant (other than by exercise), a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder’s tax basis in the Warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon exercise of a Warrant for its exercise price. A U.S. Holder’s tax basis in a share of common stock received upon exercise of Warrants will be equal to the sum of (i) the U.S. Holder’s tax basis in the Warrants exchanged therefor and (ii) the exercise price of such Warrants. A U.S. Holder’s holding period in the shares of common stock received upon exercise will commence on the day after such U.S. Holder exercises the Warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of common stock received upon exercise of Warrants should commence on the day after the Warrants are exercised. In the latter case, the holding period of the shares of common stock received upon exercise of Warrants would include the holding period of the exercised Warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a Warrant as a taxable exchange. U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.

If a Warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a U.S. Holder holds Warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. Holder of the Warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. Holder. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Warrants.

Tax Consequences to Non-U.S. Holders

Distributions

As discussed in the section entitled “Dividend Policy,” we do not anticipate paying any dividends on our common stock in the foreseeable future. If we make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the “Gain on Sale or Other Disposition of Common Stock” section. Any such distributions would be subject to the discussions below regarding back-up withholding and Foreign Account Tax Compliance Act, or FATCA.

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN (generally including a U.S. taxpayer identification number), IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty, generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Gain on Sale or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or Warrants unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

•

the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

•

we are a “U.S. real property holding corporation” for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to United States federal income tax if (a) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, and (b) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the shares of our common stock throughout the five-year period ending on the date of the sale or exchange.  Gain arising from the sale or other taxable disposition by a non-U.S. Holder of a Warrant generally will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and on the non-U.S. Holder’s acquisition date for such Warrants, the Warrants held by such non-U.S. Holder had a fair market value equal to or less than the fair market value on that date of 5% of our common stock. If the foregoing exception does not apply, such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

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Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Exercise of Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income tax on the exercise of Warrants into shares of common stock. However, if a cashless exercise of Warrants results in a taxable exchange, as described in “—Tax Considerations Applicable to U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Warrants” would apply.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. Holder holds Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. Holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. Holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions on common stock or Warrants (including constructive dividends) or proceeds revenues from a sale or other taxable disposition of common stock or Warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, as previously defined. The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. Person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on common stock paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of the proceeds of the sale or other disposition of common stock to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person, or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of common stock to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

The Code generally imposes a U.S. federal withholding tax of 30% on dividends and, subject to the discussion below regarding proposed regulations recently issued by the U.S. Treasury Department, the gross proceeds of a disposition of our securities paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and, subject to the discussion below regarding proposed regulations recently issued by the U.S. Treasury Department, will apply to the gross proceeds of a disposition of our securities paid to a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect substantial U.S. owners.

Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

The U.S. Treasury Department recently released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, and the possible impact of these rules and the proposed regulations on the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL TAX LAWS WERE RECENTLY ENACTED. PROSPECTIVE INVESTORS SHOULD ALSO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

89

LEGAL MATTERS

The validity of the issuance of the securities offered by us in this offering will be passed upon for us by Davidoff Hutcher & Citron LLP, New York, New York. Sullivan & Worcester LLP, New York, New York has acted as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of Troika Media Group Inc. and its subsidiaries as of and for the years ended June 30, 2020 and 2019 included in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm as set forth in their report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File No. 333- ) under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock and Warrants, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC. If you do not have Internet access, requests for copies of such documents should be directed to Michael Tenore, the Company’s General Counsel, at Troika Media Group, Inc., 1715 N. Gower Street, Los Angeles, California 90028.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, and the website of the SEC referred to above.

90

TROIKA MEDIA GROUP INC.

and Subsidiaries

91

Troika Media Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2020	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,072,000	$1,706,000
Accounts receivable, net	2,599,000	841,000
Prepaid expenses	146,000	143,000
Other assets – short term portion	61,000	1,000
Total current assets	3,878,000	2,691,000

Other assets -long term portion	540,000	615,000
Property and equipment, net	302,000	344,000
Operating lease right-of-use assets	7,773,000	8,297,000
Intangible assets, net	3,112,000	4,191,000
Goodwill	17,362,000	17,362,000
Total assets	$32,967,000	$33,500,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$9,846,000	$8,137,000
Convertible notes payable	535,000	1,435,000
Note payable - related party - short term portion	452,000	452,000
Contract liabilities	5,193,000	3,327,000
Operating lease liability - short term portion	2,672,000	2,255,000
Derivative liabilities	98,000	-
Stimulus loan programs- short term portion	10,000	849,000
Total current liabilities	18,806,000	16,455,000

Long term liabilities:
Operating lease liability - long term portion	6,648,000	7,003,000
Note payable - related party – long term portion	2,182,000	1,975,000
Stimulus loan programs - long term portion	559,000	855,000
Rental deposits	105,000	105,000
Liabilities of discontinued operations - long term portion	107,000	107,000

Total liabilities	28,407,000	26,500,000

Stockholders’ equity:
Preferred stock, $0.01 par value: 15,000,000 shares authorized
Series A Preferred Stock ($0.01 par value: 5,000,000 shares authorized, 720,000 shares issued and outstanding as of December 31, 2020 and June 30, 2020)	7,000	7,000
Series B Convertible Preferred Stock ($0.01 par value: 3,000,000 shares authorized, 2,495,000 shares issued and outstanding as of December 31, 2020 and June 30, 2020)	25,000	25,000
Series C Convertible Preferred Stock ($0.01 par value: 1,200,000 shares authorized, 911,149 shares issued and outstanding as of December 31, 2020 and June 30, 2020)	9,000	9,000
Series D Convertible Preferred Stock ($0.01 par value: 2,500,000 shares authorized, 1,979,000 shares issued and outstanding as of December 31, 2020 and June 30, 2020)	20,000	20,000
Common stock, ($0.001 par value: 300,000,000 shares authorized; 17,687,179 and 15,454,623 shares issued and outstanding as of December 31, 2020 and June 30, 2020, respectively)	18,000	16,000
Additional paid-in-capital	180,007,000	176,262,000
Stock payable	156,000	1,300,000
Accumulated deficit	(175,436,000)	(170,892,000)
Accumulated other comprehensive (Gain) Loss	(246,000)	253,000
Total stockholders’ equity	4,560,000	7,000,000
Total liabilities and stockholders’ equity	$32,967,000	$33,500,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-1

Troika Media Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019

Project revenues, net	$4,451,000	$9,690,000	$8,583,000	$17,139,000
Cost of revenues	2,139,000	5,370,000	4,419,000	8,850,000
Gross profit	2,312,000	4,320,000	4,164,000	8,289,000

Operating expenses:
Selling, general and administrative expenses	3,600,000	6,013,000	8,051,000	13,377,000
Professional fees	350,000	161,000	1,138,000	429,000
Depreciation expense	30,000	93,000	61,000	191,000
Amortization expense of intangibles	539,000	1,004,000	1,079,000	2,007,000
Total operating expenses	4,519,000	7,271,000	10,329,000	16,004,000
Loss from operations	(2,207,000)	(2,951,000)	(6,165,000)	(7,715,000)

Other income (expense):
Contribution revenue from stimulus funding	1,704,000	-	1,704,000	-
Amortization expense of note payable discount	(393,000)	-	(409,000)	-
Interest expense	(42,000)	(177,000)	(46,000)	(198,000)
Foreign exchange gain/(loss)	10,000	(8,000)	(37,000)	(9,000)
Change on derivative liabilities	23,000	-	-	-
Other income	129,000	218,000	256,000	431,000
Other expenses	153,000	130,000	153,000	130,000
Total other income (expense)	1,584,000	163,000	1,621,000	354,000

Net loss from operations before income tax	(623,000)	(2,788,000)	(4,544,000)	(7,361,000)
Provision for income tax	-	-	-	-
Net loss	$(623,000)	$(2,788,000)	$(4,544,000)	$(7,361,000)
Foreign currency translation adjustment	(406,000)	(9,000)	(499,000)	(66,000)
Comprehensive loss	$(1,029,000)	$(2,797,000)	$(5,043,000)	$(7,427,000)

Basic earnings (loss) per share
Net Loss from operations	$(0.04)	$(0.18)	$(0.27)	$(0.48)
Net loss attributable to common stockholders	$(0.04)	$(0.18)	$(0.27)	$(0.48)

Weighted average basic shares	17,687,179	15,454,623	16,690,689	15,392,857

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

Troika Media Group, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Equity
For the Three and Six Months Ended December 31, 2020 and 2019 (Unaudited)

	Preferred Stock - Series A $ 0.01 Par Value		Preferred Stock - Series B $ 0.01 Par Value		Preferred Stock - Series C $ 0.01 Par Value		Preferred Stock - Series D $ 0.01 Par Value		Common Stock $ 0.001 Par Value		Additional Paid In	Stock	Accumulated	Comprehensive Income	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	(Loss)	Equity
BALANCE — July 1, 2019	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,881,500	$19,000	15,211,290	$15,000	$169,400,000	$1,743,000	$(156,445,000)	$50,000	$14,823,000

Sale of preferred stock - series D							42,500	-			417,000				417,000
Retirement of common stock									(416,667)	-	-				-
Issuance of common stock related to stock payable									660,000	1,000	442,000	(443,000)			-
Stock-based compensation on options											49,000				49,000
Stock-based compensation on warrants											2,646,000				2,646,000
Imputed interest on convertible note payable											9,000				9,000
Foreign currency translation loss														(57,000)	(57,000)
Net loss													(4,573,000)		(4,573,000)

BALANCE — September 30, 2019	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,924,000	$19,000	15,454,623	$16,000	$172,963,000	$1,300,000	$(161,018,000)	$(7,000)	$13,314,000

Sale of preferred stock - series D							55,000	1,000			549,000				550,000
Issuance of common stock related to stock payable											285,000				285,000
Stock-based compensation on options											462,000				462,000
Stock-based compensation on warrants											4,000				4,000
Imputed interest on convertible note payable														(9,000)	(9,000)
Foreign currency translation loss													(2,788,000)		(2,788,000)
Net loss
BALANCE — December 31,, 2019	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	15,454,623	$16,000	$174,263,000	$1,300,000	$(163,806,000)	$(16,000)	$11,818,000

F-3

BALANCE — July 1, 2020	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	15,454,623	$16,000	$176,262,000	$1,300,000	$(170,892,000)	$253,000	$7,000,000

Issuance of common stock related to convertible notes									499,222	-	1,400,000	-			1,400,000
Issuance of common stock related to stock payable									1,733,333	2,000	1,298,000	(1,300,000)			-
Stock-based compensation on options											166,000				166,000
Stock-based compensation on warrants											154,000				154,000
Imputed interest on convertible note payable											4,000				4,000
Foreign currency translation gain														(93,000)	(93,000)
Net loss													(3,921,000)		(3,921,000)

BALANCE — September 30, 2020	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	17,687,179	$18,000	$179,284,000	$-	$(174,813,000)	$160,000	$4,710,000

Stock-based compensation on options											263,000				263,000
Stock-based compensation on warrants											301,000				301,000
Imputed interest on convertible note payable											3,000				3,000
Beneficial conversion features on convertible promissory notes											144,000				144,000
Warrants granted for convertible promissory note											12,000				12,000
Shares to be issued for convertible promissory note												156,000			156,000
Foreign currency translation gain														(406,000)	(406,000)
Net loss													(623,000)		(623,000)

BALANCE — December 31, 2020	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	17,687,179	$18,000	$180,007,000	$156,000	$(175,436,000)	$(246,000)	$4,560,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

Troika Media Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	$(4,544,000)	$(7,361,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	61,000	191,000
Amortization of intangibles	1,079,000	2,007,000
Amortization of discount on convertible note payables	409,000	-
Amortization of right-of-use assets	524,000	630,000
Stock-based compensation on options	429,000	334,000
Stock-based compensation on warrants	455,000	3,108,000
Imputed interest for note payable	7,000	13,000
Recognition of contribution revenue from stimulus funding	(1,704,000)	-
Provision for bad debt	(136,000)	(13,000)
Change in operating assets and liabilities:
Accounts receivable	(1,622,000)	221,000
Prepaid expenses	(3,000)	350,000
Other assets	15,000	(270,000)
Accounts payable and accrued expenses	1,709,000	(279,000)
Rental deposits	-	(4,000)
Operating lease liability	62,000	(256,000)
Contract liabilities	1,866,000	(234,000)
Net cash used in operating activities	(1,393,000)	(1,563,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(19,000)	(12,000)
Net cash used in investing activities	(19,000)	(12,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of series D convertible preferred shares for cash	-	967,000
Proceeds from stimulus loan programs	565,000	-
Proceeds from convertible note payable	500,000	-
Net cash provided by financing activities	1,065,000	967,000

CASH FLOWS FROM DISCONTINUED OPERATIONS
Net income from discontinued operations	-	-
Change in accounts payable and accrued expenses	-	(27,000)
Net cash used in discontinued operations - operating activities	-	(27,000)
Net cash used in discontinued operations - financing activities	-	-
Net cash (used in) provided by discontinued operations	-	(27,000)

Effect of exchange rate on cash	(287,000)	41,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(634,000)	$(594,000)
CASH AND CASH EQUIVALENTS — beginning of period	1,706,000	1,589,000
CASH AND CASH EQUIVALENTS — end of period	$1,072,000	$995,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-	$-
Interest expense	$-	$-
Noncash investing and financing activities:
Stock payable for conversion of convertible notes payables and accrued interest	$-	$1,300,000
Beneficial conversion features on convertible promissory notes	$144,000	$-
Warrants granted for convertible promissory note	$12,000	$-
Shares to be issued for convertible promissory note	$156,000	$-
Record derivative liability on convertible notes	$98,000	$-
Conversion of convertible note payable	$1,400,000	$-
Issuance of common stock related to stock payable	$1,300,000	$443,000
Right-of-use assets acquired through adoption of ASC 842	$-	$8,348,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

TROIKA MEDIA GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Six Months Ended December 31, 2020 and 2019

NOTE 1 – PRESENTATION OF THE FINANCIAL STATEMENTS

The terms “Troika,” “the Company,” “we,” “our” and “us” each refer to Troika Media Group, Inc. and its subsidiaries, unless the context indicates otherwise. The accompanying unaudited condensed consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP or GAAP, for interim financial information and Article 8 of Regulation S-X of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures have been condensed or omitted.

In our opinion, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation, in all material respects, of the information contained herein. These unaudited condensed consolidated financial statements should be read in conjunction with our annual report for the year ended June 30, 2020.

RISKS & UNCERTAINTIES

Liquidity

The Company has incurred net losses since its inception and anticipates net losses and negative operating cash flows until fiscal year 2022. For the three months ending December 31, 2020, the Company had a net loss of $623,000, which increased the accumulated deficit to $175.4 million at December 31, 2020 from $170.9 million at June 30, 2020. At December 31, 2020, the Company had approximately $1.1 million in cash and cash equivalents and a total of $4.0 million in current assets in relation to $18.8 million in current liabilities. While the Company continues to find efficiencies with its acquisitions of Troika Design Group, Inc. and Mission Group, the departure of Mission’s President and Founder in fiscal year 2019 impacted revenue more than anticipated.

With the acquisition of Mission Group, the Company anticipates to increase Troika’s footprint in a major media markets, such as NY and London. The Company also continues to expand its consulting services and breadth of product offering with existing Mission and Troika clients and increase business development in NY and London as a result of the Mission acquisition. Additionally, the Company intends to add to Mission business development due to Troika’s existing clientele.

During the fiscal year ended June 30, 2020, the Company entered into an agreement with a financial advisory firm to analyze potential financing transactions including preparing the Company for an initial public offering (IPO). The Company anticipates this firm serving as its underwriter during the IPO process and expects to file a Form S-1 registration statement with the U.S. Securities and Exchange Commission shortly. Management is confident the proceeds from the IPO will be more than sufficient to meet the Company’s cash requirements until the Company generates positive cash flow.

If the Company raises funds by issuing equity securities, its stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting its operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders and require significant debt service payments, which diverts resources from other activities. If the Company is unable to obtain additional financing, it may be required to significantly scale back its business and operations. The Company’s ability to raise additional capital may also be impacted by the recent outbreak of COVID-19.

Impact of COVID-19 Pandemic

In March 2020, the World Health Organization categorized the coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and the resulting public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have adversely impacted our business and those of our clients. Businesses have adjusted, reduced or suspended operating activities, which has negatively impacted the clients we service. We continue to believe our focus on our strategic strengths, including talent, our differentiated market strategy and the relevance of our services, including the longevity of our relationships, will continue to assist our Company as we navigate a rapidly changing marketplace. The effects of the COVID-19 pandemic will negatively impact our results of operations, cash flows and financial position; however, the extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19.

F-6

We have taken steps to protect the safety of our employees, with a large majority of our worldwide workforce now working from home, while developing creative ideas to protect the health and well-being of our communities and setting up our people to help them do their best work for our clients while working remotely. With respect to managing costs, we have multiple initiatives underway to align our expenses with changes in revenue. The steps being taken across our agencies and corporate group include deferred merit increases, freezes on hiring and temporary labor, major cuts in non-essential spending, staff reductions, furloughs in markets where that option is available and salary reductions, including voluntary salary deferment for our senior corporate management team. In addition, we remain committed to and have intensified our efforts around cash flow discipline, including the identification of significant capital expenditures that can be deferred, and working capital management. We began to see the effects of COVID-19 on client spending, notably in the UK and US markets with our Mission subsidiaries throughout the second quarter of calendar 2020 with much of the work force of the UK subsidiary on furlough, and with our Troika Design subsidiary furloughed as March progressed. Due to mandatory stay at home orders and social distancing, our experiential business has been particularly impacted by COVID-19. Promotional and experiential events with the Company’s assistance are particularly susceptible to external factors and are being delayed by many of the Company’s Mission clients due to the effects of COVID-19. The Company had temporarily furloughed employees to reflect current reduced demands associated with those client sets. However, as of mid-February, we are starting to see business dramatically improve and expect greater improvement in our results by the third and four fiscal quarters. As cities have commenced openings with the improvement of vaccines distribution and infection rates declining, our client activities have recently doubled and there is a real optimism that the economic conditions are improving. Sports, Entertainment, Pharma clients are contracting our services across all entities at rates similar to 2019.

We have also taken steps to strengthen our financial position during this period of heightened uncertainty. On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security (CARES) Act to provide relief as a result of the COVID-19 outbreak. The CARES Act, among other things, includes 1) provisions relating to compensation, benefits and payroll tax relief, 2) the availability of net operating loss carrybacks for periods beginning in 2018 and before 2021 and alternative minimum tax credit refunds, and 3) modifications to the net interest deduction limitations. The Company continues to examine the impacts the CARES Act may have on its business. The governments in which our International subsidiaries are located are offering similar business relief programs and the Company is examining the impacts of these programs on its operations as well.

In the current environment, a major priority for us is preserving liquidity. Our primary liquidity sources are operating cash flow, cash and cash equivalents and short-term investments. Although we expect to experience a decrease in our cash flow from operations as a result of the impact of COVID-19, we have obtained relief under the CARES Act in the form of a Small Business Administration backed loans. In aggregate we received $1.7 million in SBA stimulus “Payroll Protection Program” funding as of April 27, 2020 of which the majority of these funds were used for payroll. As per the US Government rules, the funds used for payroll, healthcare benefits, and other applicable operating expenses can be forgiven and the Company believes we have substantially met these conditions. We believe these steps will enhance our financial resources as we navigate the period ahead. On August 14, 2020, the Company received an additional $500,000 in loans with 30 year terms under the SBA’s “Economic Injury Disaster Loan” program which the Company intends to use to address any cash shortfalls that may result from the current pandemic.

In the United Kingdom, as of April 1, 2020, Mission furloughed 27 employees, saving £78,000 in April payroll, being made up of £55,000 of furlough monies from the government and £16,000 in associated payroll savings and applied for a 3-month rent holiday. In May 1, 2020, Mission put on furlough an additional 5 employees bringing the total to 32, alongside a 10% pay cut for all employees not furloughed, saving £111,000 in May payroll, being made up of £62,000 of furlough monies from the government, £33,000 of associated payroll savings and £16,000 in savings related to the pay cut. On April 1, 2020, Troika Design Group actioned a 15% salary reduction across the majority of the Los Angeles staff and furloughed one office manager for a total savings of $112,000 per month. Finally, certain members of the Company’s executive team have deferred compensation temporarily. In August 2020, the Company received £50,000 in loans related to the COVID pandemic with an interest rate of 2.5% to be paid over five years beginning one year after receipt. The Company intends to use these proceeds to address any cash shortfalls that may result from the current pandemic.

The extent to which the COVID-19 outbreak continues to impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. While the Company’s revenue has declined by $5.2M from $9.7M to $4.5M in the three months ending December 31, 2020 and 2019 respectively, the Company is still quantifying how much of this decline in revenue was caused by the pandemic as well as the impact from the departure of Mission’s founder.

F-7

PRINCIPLES OF CONSOLIDATION

The accompanying unaudited condensed financial statements include the accounts of TMG, and its wholly-owned subsidiaries, Troika Design Group, Inc. (California), Troika Services Inc. (New York), Troika Analytics Inc. (New York), Troika Productions, LLC (California), Troika-Mission Holdings, Inc. (New York), Mission Culture LLC (Delaware), Mission-Media Holdings Limited (England and Wales), and Mission Media USA, Inc. (New York). All significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

Significant estimates and assumptions made by management include, among others, the assessment of the collectability of accounts receivable and the determination of the allowance for doubtful accounts, the valuation and useful life of capitalized equipment costs and long-lived assets, valuation of Warrants and options, the determination of the useful lives and any potential impairment of long-lived assets such as intangible assets, the valuation of goodwill, stock-based compensation, and deferred tax assets. Actual results could differ from those estimates.

FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

The Company has estimated the fair value of its financial instruments using the available market information and valuation methodologies considered to be appropriate and has determined that the book value of the Company’s accounts receivable, prepaid expenses, accounts payable, and accrued expenses, as of December 31, 2020 and 2019, respectively, approximate fair value based on their short-term nature.

FAIR VALUE MEASUREMENT

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as December 31, 2020 and 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable, accrued liabilities, and convertible notes payable. Fair values for these items were assumed to approximate carrying values because of their short-term nature or they are payable on demand.

F-8

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the undiscounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalent account balances with financial institutions in the United States and United Kingdom which at times exceed federally insured limits for accounts in the United States. Considering deposits with these institutions can be redeemed on demand, the Company believes there is minimal risk. As of December 31, 2020 and 2019, the Company had $1,002,000 and $585,000 in cash that was uninsured, respectively.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. As of December 31, 2020 and 2019, the Company had no cash equivalents.

ACCOUNTS RECEIVABLE

Our accounts receivable are amounts due from our clients. The Company accounts for unbilled accounts receivable using the percentage-of-completion accounting method for revenue recognized and the customer has not been invoiced due to the terms of the contract or the timing of the account invoicing cycle.

For those clients to whom we extend credit, we perform periodic evaluations of accounts receivable and maintain allowances for potential credit losses as deemed necessary.

The Company periodically reviews the outstanding accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. When a customer’s account is deemed to be uncollectible the outstanding balance is charged to the allowance for doubtful accounts. As of December 31, 2020 and 2019, the Company had $645,000 and $372,000 in allowance for doubtful accounts, respectively.

GOODWILL AND INTANGIBLE ASSETS

As a result of acquisitions, the Company recorded goodwill and identifiable intangible assets as part of its allocation of the purchase consideration.

Goodwill

Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business. Goodwill is tested annually at June 30 for impairment. The annual qualitative or quantitative assessments involve determining an estimate of the fair value of reporting units in order to evaluate whether an impairment of the current carrying amount of goodwill exists. A qualitative assessment evaluates whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step quantitative goodwill impairment test. The first step of a quantitative goodwill impairment test compares the fair value of the reporting unit to its carrying amount including goodwill. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss may be recognized. The amount of impairment loss is determined by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount. If the carrying amount exceeds the implied fair value then an impairment loss is recognized equal to that excess. A goodwill impairment charge of $3,082,000 was recorded as a result of the Company’s annual impairment assessment on June 30, 2020. The Company has adopted the provisions of ASU 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 requires goodwill impairments to be measured on the basis of the fair value of a reporting unit relative to the reporting unit’s carrying amount rather than on the basis of the implied amount of goodwill relative to the goodwill balance of the reporting unit. Thus, ASU 2017-04 permits an entity to record a goodwill impairment that is entirely or partly due to a decline in the fair value of other assets that, under existing GAAP, would not be impaired or have a reduced carrying amount. Furthermore, the ASU removes “the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test.” Instead, all reporting units, even those with a zero or negative carrying amount will apply the same impairment test. Accordingly, the goodwill of reporting unit or entity with zero or negative carrying values will not be impaired, even when conditions underlying the reporting unit/entity may indicate that goodwill is impaired.

F-9

We test our goodwill for impairment annually, or, under certain circumstances, more frequently, such as when events or circumstances indicate there may be impairment. We are required to write down the value of goodwill only when our testing determines the recorded amount of goodwill exceeds the fair value. Our annual measurement date for testing goodwill impairment is June 30.

None of the goodwill is deductible for income tax purposes.

Intangibles

Intangible assets with finite useful lives consist of tradenames, non-compete agreements, acquired workforce and customer relationships and are amortized on a straight-line basis over their estimated useful lives, which range from three to ten years. The estimated useful lives associated with finite-lived intangible assets are consistent with the estimated lives of the associated products and may be modified when circumstances warrant. Such assets are reviewed for impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. The amount of any impairment is measured as the difference between the carrying amount and the fair value of the impaired asset. There was no impairment recorded for intangibles in the three and six months ended December 31, 2020 and 2019.

BENEFICIAL CONVERSION FEATURE

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options, Emerging Issues Task Force (“EITF”) 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No 98-5 To Certain Convertible Instruments. The Beneficial Conversion Feature (“BCF”) of a convertible note is normally characterized as the convertible portion or feature of certain notes payable that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of a convertible note when issued and also records the estimated fair value of any warrants issued with those convertible notes. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

The BCF of a convertible note is measured by allocating a portion of the note’s proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on an allocated fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense using interest method.

STOCK-BASED COMPENSATION

The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

For non-employee stock-based compensation, the Company has adopted ASC 2018-07, Improvements to Nonemployee Share-Based Payment Accounting which expands on the scope of ASC 718 to include share-based payment transactions for acquiring services from non-employees and requires stock-based compensation related to non-employees to be accounted for based on the fair value of the related stock.

F-10

FOREIGN CURRENCY TRANSLATION

The consolidated financial statements of the Company are presented in U.S. dollars. The functional currency for the Company is U.S. dollars for all entities other than Mission Media Limited whose operations are based in the United Kingdom and their functional currency is British Pound Sterling (GBP). Transactions in currencies other than the functional currencies are recorded using the appropriate exchange rate at the time of the transaction. All assets and liabilities are translated into U.S. Dollars at balance sheet date, stockholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) income. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the three months ended December 31, 2020 closing rate at 1.369000 US$: GBP, yearly average rate at 1.332433 US$: GBP, for the quarter ended December 31, 2019 the closing rate at 1.325400 US$: GBP, average rate at 1.304067 US$: GBP.

COMPREHENSIVE LOSS

Comprehensive loss is defined as a change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources and includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. For the Company, comprehensive loss for the three and six months ended December 31, 2020 and 2019 included net loss and unrealized losses from foreign currency translation adjustments.

BASIC AND DILUTED NET LOSS PER COMMON SHARE

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following table provides the numerators and denominators in the basic and diluted earnings per share computations for the three months ended December 31. The figures represent the converted common stock equivalent.

	Three Months Ended December 31,
	2020	2019

Numerator:
Net loss attributable to common stockholders	$(623,000)	$(2,788,000)

Denominator:
Basic EPS:
Common shares outstanding, beginning of period	17,687,179	15,454,623
Weighted average common shares issued during the period	-	-
Denominator for basic earnings per common shares	-	-
Weighted average common shares	17,687,179	15,454,623

Diluted EPS:
Common shares outstanding, beginning of period	17,687,179	15,454,623
Weighted average common shares issued during the period	-	-
Preferred Stock Series A, beginning of period	720,000	720,000
Preferred Stock Series B, beginning of period	2,495,000	2,495,000
Preferred Stock Series C, beginning of period	911,149	911,149
Preferred Stock Series D, beginning of period	1,979,000	1,924,000
Stock payable, beginning of period	-	1,300,000
Weighted average preferred stock series D purchased during the period	-	237,802
Weighted average stock payable issued during the period	-	-
Weighted average diluted effect of stock options	83,858	88,560
Weighted average diluted effect of warrants	23,148	102,222
Weighted average common shares	23,899,334	23,233,357

F-11

The following table provides the numerators and denominators in the basic and diluted earnings per share computations for the six months ended December 31. The figures represent the converted common stock equivalent.

	Six Months Ended December 31,
	2020	2019

Numerator:
Net loss attributable to common stockholders	(4,544,000)	(7,361,000)

Denominator:
Basic EPS:
Common shares outstanding, beginning of period	15,454,623	15,211,290
Weighted average common shares issued during the period	1,236,066	181,567
Denominator for basic earnings per common shares	-	-
Weighted average common shares	16,690,689	15,392,857

Diluted EPS:
Common shares outstanding, beginning of period	15,454,623	15,211,290
Weighted average common shares issued during the period	1,236,066	181,567
Preferred Stock Series A, beginning of period	720,000	720,000
Preferred Stock Series B, beginning of period	2,495,000	2,495,000
Preferred Stock Series C, beginning of period	911,149	911,149
Preferred Stock Series D, beginning of period	1,979,000	1,881,500
Stock payable, beginning of period	1,300,000	1,743,000
Weighted average reduction of stock payable due to issuance	(1,236,066)	(418,361)
Weighted average of common stock retired during the period	-	236,794
Weighted average preferred stock series D purchased during the period	-	118,251
Weighted average stock payable issued during the period	-	-
Weighted average diluted effect of stock options	131,196	(313,908)
Weighted average diluted effect of warrants	797,759	117,216
Weighted average common shares	23,788,727	22,883,498

CORRECTION OF AN IMMATERIAL MISSTATEMENT

During the six months ending December 31, 2020, the Company identified certain liabilities recorded as of June 30, 2020 relating to “Payroll Protection Program” stimulus funding totaling $1,704,000 that were to be treated as a government grant rather than debt. In accordance with IAS-20, Accounting for Government Grants and Disclosure of Government Assistance, the proceeds from government grants are to be recognized as a deferred income liability and reported as income as the related costs are expensed. On June 30, 2020, the Company recorded these funds as debt and should have recorded the balance of $1,704,000 as a deferred income liability. The Company believes this is an immaterial misstatement as the total liabilities would have been unchanged.

F-12

RECLASSIFICATION OF PRIOR YEAR PRESENTATION

Certain prior period amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported consolidated balance sheets and statement of operations and comprehensive loss.

RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

In February 2016 the FASB issued amended guidance in the form of ASU No. 2016-02, “Leases.” The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet but recognize expenses on their income statements in a manner similar to today’s accounting for all leases with terms longer than twelve months. Lessees initially recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. The lease liability is measured at the present value of the lease payments over the lease term. The right-of-use asset is measured at the lease liability amount, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs. Leases will be classified as either finance (formerly “capital leases”) or operating, with classification affecting the pattern of expense recognition in the income statement. The standard provides for a modified retrospective transition approach for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain optional practical expedients. In July 2018, the FASB issued ASU 2018-11, “Leases: Targeted Improvements”, allowing for an alternative transition method (the effective date approach). It allows an entity to initially apply the new lease guidance at the adoption date (rather than at the beginning of the earliest period presented). The Company adopted the new guidance on July 1, 2019 using the optional transitional method and elected to use the package of three practical expedients which allows the Company not to reassess whether contracts are or contain leases, lease classification and whether initial direct costs qualify for capitalization. Upon adoption of the standard, the Company has recognized an $8.9 million right-of-use asset and offsetting lease liability on the balance sheet which resulted in no impact on accumulated deficit. The Company also removed deferred rent of approximately $842,000 when adopting the new guidance.

In July 2017, the FASB issued amended guidance in the form of ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception”. The ASU was issued to address the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The Company has adopted this standard effective July 1, 2019 and has determined that there was no material impact to the financials.

In February 2018 the FASB issued amended guidance in the form of ASU No. 2018-02, “Income Statement—Reporting Comprehensive Income (Topic 220)”, which amends the previous guidance to allow for certain tax effects “stranded” in accumulated other comprehensive income, which are impacted by the Tax Cuts and Jobs Act (the “Tax Reform Act”), to be reclassified from accumulated other comprehensive income into retained earnings. This amendment pertains only to those items impacted by the new tax law and will not apply to any future tax effects stranded in accumulated other comprehensive income. The Company has adopted this standard effective July 1, 2019 and has determined that there was no material impact to the financials.

F-13

In June 2018, the FASB issued amended guidance in the form of ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The guidance is effective for public companies for fiscal years, and interim fiscal periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company has adopted this standard effective July 1, 2019 and has determined that there was no material impact to the financials.

In October 2018, the FASB issued amended guidance in the form of ASU No. 2018-17, “Targeted Improvements to Related Party Guidance for Variable Interest Entities.” This ASU amends the guidance for determining whether a decision-making fee is a variable interest. ASU No. 2018-17 is effective for interim and annual reporting periods beginning after December 15, 2019. The Company has adopted this standard effective July 1, 2019 and has determined that there were no such instances resulting in no material impact to the financials.

Accounting Pronouncements Not Yet Effective

In August 2020, FASB issued ASU 2020-06, ”Debt—Debt with Conversion and Other and Derivatives and Hedging—Contracts in Entity’s Own Equity: Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” which simplifies the accounting for convertible instruments by removing the separation models for convertible debt with a cash conversion feature and convertible instruments with a beneficial conversion feature. As a result, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost. These changes will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was bifurcated according to previously existing rules. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The new guidance is effective for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-06 however it is not believed that it will result in a material to the financials.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2020 and June 30, 2020:

	December 31, 2020	June 30, 2020
Computer equipment	$645,000	$620,000
Website design	6,000	6,000
Office machine & equipment	95,000	89,000
Furniture & fixtures	437,000	429,000
Leasehold improvements	190,000	173,000
Tenant incentives	145,000	145,000
	1,518,000	1,462,000
Accumulated depreciation	(1,216,000)	(1,118,000)
Net book value	$302,000	$344,000

During the three months ended December 31, 2020 and 2019, depreciation expense was $30,000 and $93,000, respectively. During the six months ended December 31, 2020 and 2019, depreciation expense was $61,000 and $191,000, respectively.

F-14

NOTE 3 – INTANGIBLE ASSETS

Intangible assets consisted of the following as of December 31, 2020 and June 30, 2020:

	December 31, 2020	June 30, 2020
Customer relationship	$4,960,000	$8,510,000
Non-core customer relationships	760,000	760,000
Non-compete agreements	1,430,000	2,200,000
Tradename	410,000	410,000
Workforce acquired	2,125,000	2,790,000
	9,685,000	14,670,000
Less: impairment expense	-	(1,867,000)
Less: accumulated amortization	(6,573,000)	(8,612,000)

Net book value	$3,112,000	$4,191,000

Purchased intangible assets with finite useful lives are amortized over their respective estimated useful lives (using an accelerated method for customer relationships and trade names) to their estimated residual values, if any. The Company’s finite-lived intangible assets consist of customer relationships, contractor and resume databases, trade names, and internal use software and are being amortized over periods ranging from two to nine years. Purchased intangible assets are reviewed annually to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, recoverability is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the rate of amortization is accelerated and the remaining carrying value is amortized over the new shorter useful life. For the three and six months ended December 31, 2020, the Company had no impairments. During the fiscal year ended June 30, 2020, the Company recorded $1,867,000 in impairment expense related to intangibles.

During the three months ended December 31, 2020 and 2019, amortization expense was $681,000 and $1,004,000, respectively. During the six months ended December 31, 2020 and 2019, amortization expense was $1,221,000 and $2,007,000, respectively.

NOTE 4 – ACCOUNTS PAYABLE & ACCRUED EXPENSES

As of December 31, 2020 and June 30, 2020, the Company recorded $9,847,000 and $8,137,000 in accounts payable and accrued expenses respectively. Both accounts payable and accrued expenses are treated as current liabilities however the difference is that a formal invoice has been received and entered to record an accounts payable.

	December 31, 2020	June 30, 2020
Accounts payable	$3,368,000	$3,578,000
Accrued expenses	5,127,000	3,750,000
Accrued payroll	618,000	482,000
Accrued taxes	733,000	327,000
	$9,846,000	$8,137,000

NOTE 5 – CONVERTIBLE NOTES PAYABLE

During the fiscal year ended June 30, 2020, the Company issued a convertible promissory note of $200,000 to a borrower with an interest rate of 10.0%, a loan fee of $10,000, and the balance was convertible into shares of the Company’s common stock at a rate of $3.75 per share. The balance was recorded as a current liability as payment was due on the earlier of February 28, 2020 or listing to a US national securities exchange which is anticipated within the next twelve months. In consideration for the loan, the borrower received warrants for 13,333 shares of common stock at an exercise price of $3.75 per share vesting over three years. In July 2020, the note holder elected to convert the entire balance.

F-15

During the fiscal year ended June 30, 2020, the Company issued a convertible promissory note of $200,000 to a borrower with an interest rate of 10.0%, a loan fee of $10,000, and the balance was convertible into shares of the Company’s common stock at a rate of $3.75 per share. The balance was recorded as a current liability as payment was due on the earlier of March 7, 2020 or listing to a US national securities exchange which is anticipated within the next twelve months. In consideration for the loan, the borrower received warrants for 66,667 shares of common stock at an exercise price of $3.75 per share vesting over five years. In July 2020, the note holder elected to convert the entire balance.

During the fiscal year ended June 30, 2020, the Company issued a convertible promissory note of $1,000,000 to a borrower with an interest rate of 10.0%, a loan fee of $120,000, and the balance was convertible into shares of the Company’s common stock at a rate of $1.50 per share. The balance was recorded as a current liability as payment was due on the earlier of April 15, 2020 or listing to a US national exchange which is anticipated within the next twelve months. In consideration for the loan, the borrower received warrants for 13,334 shares of common stock at an exercise price of $0.75 per share vesting over three years and warrants for 66,667 shares of common stock at an exercise price of $1.50 per share vesting over three years. The note also includes a loan conversion option which entitled the lender upon conversion to additional warrants for 26,667 shares of common stock at an exercise price of $0.75 per share. In July 2020, the note holder elected to convert the entire balance. The additional warrants for 26,667 shares of common stock at an exercise price of $0.75 per share due upon conversion are vested over three years and have been recorded though have not been issued.

In August 2020, the Company issued a convertible promissory note of $100,000 to a borrower with an interest rate of 10.0%. If the loan is not paid by its maturity date which is the earlier of November 30, 2020 or five business days after the Company is listed on a national securities exchange, the principal due shall incur prospective interest of 20%. Upon mutual agreement, the balance, including accrued interest, is convertible into shares of the Company’s common stock at its then current offering price less a 25% discount. A discount was recorded of $49,000 due to the conversion price being less than the market value and $21,000 of the discount was amortized during the three and six months ended December 31, 2020. The balance was recorded as a current liability and interest expense of $3,000 was recorded for the three months ended December 31, 2020. The Company determined that the note’s conversion feature should be valued separately and bifurcated from the host instrument and accounted for as a separate derivative lability. The fair market value of the embedded conversion feature was determined to be $49,000 using the Black-Scholes model as of December 31, 2020 and a derivative liability was recorded as a short-term liability.The assumptions used in the Black-Scholes valuation include a volatility of 66.48%, risk-free rate of 0.10% and term of one year. The Company is currently communicating with the investor to extend the maturity date six months to May 31, 2021.

In September 2020, the Company issued a convertible promissory note of $50,000 to a borrower with an interest rate of 10.0%. If the loan is not paid by its maturity date which is the earlier of November 30, 2020 or five business days after the Company is listed to a national securities exchange, the principal due shall incur prospective interest of 20%. Upon mutual agreement, the balance including accrued interest is convertible into shares of the Company’s common stock at its then current offering price less a 25% discount. A discount was recorded of $24,000 due to the conversion price being less than the market value and $12,000 of that discount was amortized during the three months ended December 31, 2020. The balance was recorded as a current liability and interest expense of $1,000 was recorded for the three months ended December 31 2020. The Company determined that the note’s conversion feature should be valued separately and bifurcated from the host instrument and accounted for as a separate derivative lability. The fair market value of the embedded conversion feature was determined to be $25,000 using the Black-Scholes model as of December 31, 2020 and a derivative liability was recorded as a short-term liability. The assumptions used in the Black-Scholes valuation include a volatility of 66.48%, risk-free rate of 0.10% and term of one year.The Company is currently communicating with the investor to extend the maturity date six months to May 31, 2021.

In October 2020 and December 2020, the Company received gross proceeds of $247,500 and $52,500, respectively, for a total of $300,000 representing a convertible note payable issued to an existing investor. Terms include a maturity date of December 7, 2020, interest rate of 10% if the loan is not paid in full by the maturity date, and the outstanding balance can be converted to common stock at a conversion price of $3.00 per share of common stock if mutually agreed. In consideration for the loan, 26,667 warrants were issued at an exercise price of $1.95 per share vesting over three years and the issuance of 106,667 shares of restricted shares of common stock. A total discount of $300,000 was recorded due to the conversion price being less than the market value, which resulted in a discount of $117,000, the discount value of $26,000 attributed to the 26,667 warrants, and the discount value of $156,000 attributed to the restricted shares of common stock. $300,000 of that discount was amortized during the three months ended December 31, 2020. The balance was recorded as a current liability and interest expense of $6,000 was recorded for the three months ended December 31 2020. In January 2021, it was mutually agreed to extend the maturity date to October 6, 2021.

F-16

In October 2020, the Company received gross proceeds of $50,000 representing a convertible note payable issued to an existing investor. Terms include an interest rate of 10% and a maturity date the earlier of January 1, 2021 or five business days after the Company is listed on a US national stock exchange. Upon mutual agreement, the outstanding balance can be converted to common stock at a conversion price 25% less the current offering price. In consideration for the loan, 6,667 warrants were issued at an exercise price of $2.25 per share vesting over three years. A total discount of $37,000 was recorded due to the conversion price being less than the market value, which resulted in a discount of $25,000 and the discount value of $12,000 attributed to the 6,667 warrants. $37,000 of that discount was amortized during the three months ended December 31, 2020. The Company determined that the note’s conversion feature should be valued separately and bifurcated from the host instrument and accounted for as a separate derivative lability. The fair market value of the embedded conversion feature was determined to be $25,000 using the Black-Scholes model as of December 31, 2020 and a derivative liability was recorded as a short-term liability. The assumptions used in the Black-Scholes valuation include a volatility of 66.48%, risk-free rate of 0.10% and a term of one. The Company is currently communicating with the investor to extend the maturity date six months to July 1, 2021.

As of December 31, 2020 and June 30, 2020, there was a total $535,000 and $1,435,000 in notes payable outstanding. The Company recorded $11,000 and $0 in interest expense relating to convertible note payables during the three and six months ended December 31, 2020 and 2019, respectively. The Company recorded $393,000 and $0 in amortization expense relating to the note payable discount during the three months ended December 31, 2020 and 2019, respectively. The Company recorded $409,000 and $0 in amortization expense relating to the note payable discount during the six months ended December 31, 2020 and 2019, respectively.

NOTE 6 – NOTE PAYABLE RELATED PARTY

As of December 31, 2020 and 2019, the Company owed the founder and CEO of Troika Design Group, Inc., Dan Pappalardo, approximately $200,000 and the estate of his mother Sally Pappalardo $235,000. Repayment of the loans were contractually due to begin on July 1, 2019 and accrue interest at 10.0% per annum. Interest expense of $10,000 and $10,000 were recorded for these notes for the three months ending December 31, 2020 and 2019, respectively.

During the year ended June 30, 2020, the Company issued a convertible promissory note of $1,300,000 to a related party with an interest rate of 5.0% and convertible into shares of the Company’s common stock at a rate of $0.75 per share. The holder elected to convert the debt into shares of the Company’s common stock in July 2019 at a rate of $0.75 per share for 1,733,334 shares. This balance was recorded as stock payable on June 30, 2020 as the shares were not issued until July 2020.

On January 27, 2019, Daniel Jankowski and Thomas Ochocki (collectively the “Lenders”) entered into a facility agreement with Mission Media Limited (“MML”) in order to provide certain funds allowing MML to exit administration in the United Kingdom. Mr. Ochocki, as primary lender, provided MML £1,594,211 ($2,182,000) which was received in January 2019. The same agreement allows the Company to draw upon Mr. Jankowski in upwards of £992,895 ($1,359,000) however the funds were not needed. Mr. Ochocki was a member of the Board of the Company and subsequent to the loan, Mr. Jankowski was appointed to the Board. Both Lenders were appointed to the Board of Mission Media Holdings Limited. The loan has a repayment date of January 2022 and an interest rate of 0%. Imputed interest for $7,000 and $12,000 were recorded for this facility agreement for the three months ending December 31, 2020 and 2019, respectively.

F-17

Below is a breakout showing the short term and long-term potions of note payable related party as of December 31, 2020 and June 30, 2020:

	December 31, 2020	June 30, 2020
Short term portion
Dan Pappalardo	$217,000	$217,000
Estate of Sally Pappalardo	235,000	235,000
	452,000	452,000

Long term portion
Thomas Ochocki	2,182,000	1,975,000
	$2,182,000	$1,975,000

NOTE 7 – LEASE LIABILITIES

The Company leases office space and as a result of our adoption of ASC 842, the operating leases are reflected on our balance sheet within operating lease right-of-use (ROU) assets and the related current and non-current operating lease liabilities. ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from lease agreement. Lease expense is recognized on a straight-line basis over the lease term, subject to any changes in the lease or expectation regarding the terms. Variable lease costs such as common area maintenance, property taxes and insurance are expensed as incurred.

When the new accounting standard was adopted on July 1, 2019, the Company had current and long-term operating lease liabilities of $2,275,000 and $6,916,000, respectively, and right of use of assets of $8,348,000. As of June 30, 2020, the Company had current and long-term operating lease liabilities of $2,255,000 and $7,003,000, respectively, and right of use of assets of $8,297,000. As of December 31, 2020, the Company had current and long-term operating lease liabilities of $2,672,000 and $6,648,000, respectively, and right of use of assets of $7,773,000.

Future minimum lease payments on a discounted and undiscounted basis under these leases are as follows:

	Troika Gower	Troika LaBrea	Corporate Englewood	Mission US Brooklyn	Mission US Manhattan	Mission UK London	Undiscounted Cash Flows
Discount rate	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%

2021	$396,000	$808,000	$30,000	$577,000	$183,000	231,000	$2,226,000
2022	536,000	-	55,000	460,000	-	672,000	1,723,000
2023	558,000	-	19,000	497,000	-	672,000	1,746,000
2024	580,000	-	-	509,000	-	672,000	1,761,000
2025	346,000	-	-	522,000	-	672,000	1,540,000
2026	-	-	-	535,000	-	560,000	1,095,000
2027	-	-	-	455,000	-	-	455,000

Total undiscounted minimum future payments	2,416,000	808,000	104,000	3,555,000	184,000	3,479,000	10,546,000
Imputed interest	(216,000)	-	(5,000)	(521,000)	(1,000)	(483,000)	(1,226,000)
Total operating lease liabilities	$2,200,000	$808,000	$99,000	$3,035,000	$182,000	$2,996,000	$9,320,000
Short-term lease liabilities	$554,000	$808,000	$53,000	$665,000	$182,000	$410,000	$2,672,000
Long-term lease liabilities	$1,646,000	$-	$46,000	$2,370,000	$-	$2,586,000	$6,648,000

F-18

Other information related to our operating leases is as follows:

December 31, 2020
Weighted average remaining lease term in years	3.4 years
Weighted average discount rate	11.6%

LEASE AGREEMENTS

On February 8, 2013, our Troika Design Group, Inc. subsidiary entered into a lease agreement for office space in Los Angeles, CA. The lease commenced upon move in, December 15, 2013. As part of the lease agreement, Troika received a rent abatement in months two through six of the lease and partial rent abatement in months seven through nine. The lease also provides for an escalation clause where the Company will be subject to an annual rent increase of 3%, year over year. Initially the lease expired on May 31, 2021, however the Company surrendered the premises in January 2020.

On February 1, 2018, Troika Media Group entered into a five-year lease agreement for office space in Englewood Cliffs, NJ. The beginning lease expense was $4,120 per month escalating annually at 3.5%. The lease expires on January 31, 2023.

On January 9, 2014, Mission USA entered into a seven year and five-month lease agreement for office space in New York, NY. The beginning lease expense was $19,230 per month escalating annually at 2.5%. As part of the lease agreement, Mission USA received a rent abatement in months one through five of the lease. The lease expires on May 8, 2021.

On May 2, 2017, Mission USA entered into a ten-year lease agreement for office space in Brooklyn, NY. The beginning lease expense was $34,278 per month escalating annually at 2.5%. As part of the lease agreement, Mission USA received a rent abatement in months one through four of the lease. The lease expires on May 1, 2027.

On April 6, 2016, Mission UK entered into a ten-year lease agreement for office space in London, UK. The beginning lease expense was £17,365 ($22,432) per month for the first twelve months and then escalated to £40,916 ($52,855) per month for the remainder of the lease which expires April 5, 2026. As part of the lease agreement, Mission UK received a rent abatement in months sixty-one through sixty-six of the lease. On September 8, 2020, Mission UK entered into an amendment to the current lease providing a discount for the period between March 25, 2020 and September 28, 2020 in acceptance of an increase in the monthly payments from £40,916 to ($54,518) for the months of October 2020 through April 2021. Beginning in May 2021, the rent will revert to the original lease agreement.

On February 1, 2020, Troika Production Group entered into a five-year lease agreement for office space in Los Angeles, CA. The beginning lease expense is $42,265 and the lease provides for an escalation clause where the Company will be subject to an annual rent increase of 3.5%, year over year. The lease expires on January 31, 2025.

The Company accounts for leases based on the new accounting standard ASC 842 and recorded $1,316,000 and $611,000 in rent expense for the three months ended December 31, 2020 and 2019, respectively. The Company recorded $2,052,000 and $737,000 in rent expense for the six months ended December 31, 2020 and 2019, respectively.

F-19

SUBLEASE AGREEMENTS

On January 19, 2018, Mission Media USA, Inc. entered into a four-year sublease agreement pertaining to the aforementioned office space in New York, NY. Commenced on March 1, 2018, the lease income was $22,496 per month and escalated annually at 3.0%.

On April 6, 2019, Mission-Media Limited entered into a sublease agreement pertaining to a floor within the aforementioned office space in London, UK. Commenced in April 2019, the lease income is £3,000 ($3,997) per month and could be terminated by either party with 30 days written notice.

On April 19, 2018, Mission-Media Limited entered into a sublease agreement pertaining to a floor within the aforementioned office space in London, UK. Commenced in April 2018 and terminating March 2021, the lease income is £5,163 per month.

NOTE 8 – LEGAL CONTINGENCIES

We may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving us that would have a material adverse effect upon our financial condition, results of operations or cash flows.

Stephenson Disputes. A dispute arose between Nicola and James Stephenson, co-founders of Mission, and the Company. The Board of Directors deemed it necessary to terminate the Stephensons’ employment on January 4, 2019. The Company filed suit on January 7, 2019 in the Federal District Court for the Southern District of New York against the Stephensons [Troika Media Group et.al. vs. Nicola Stephenson, James Stephenson and AllMac LLC, 14-CV-00145-ER] associated with the activities of the Stephensons’ and alleging breach of the Mission Acquisition Transaction Documents.

On February 13, 2019, the Court granted the Company a preliminary injunction barring the Stephensons from, among other things: entering the physical or virtual premises of the Company; communicating with Company employees; accessing the Company’s and its affiliates’ property or funds, and holding themselves out as being associated with the Company.

In March 2019, the parties agreed to submit their disputes to arbitration before JAMS.  On January 4, 2021, the Arbitrator issued a Partial Final Award in favor of the Company.  The Arbitrator found that the Stephensons were terminated properly for cause, had violated their fiduciary duties to the Company and that there was no fraud on the part of the Company or its management and awarded the Company approximately $900,000 in net damages after the Stephensons were reimbursed for previously incurred business expenses.  The Arbitrator also provided limited relief to the Stephensons from their expiring non-compete agreement.

On October 30, 2019, the Court issued an order disqualifying the Stephensons’ law firm from serving as counsel in this matter due to the fact that, among other findings, Stephensons’ counsel simultaneously impermissibly represented the Stephensons in an adversarial manner while it still represented the Company.

Other than the foregoing, no material legal proceedings to which the Company (or any officer or director of the Company, or any affiliate, to management’s knowledge) is party to or to which the property of the Company is subject is pending, and no such material proceeding is known by management of the Company to be contemplated.

F-20

NOTE 9 – STOCKHOLDERS’ EQUITY

REVERSE STOCK SPLIT

In June 2020, our Board of Directors and stockholders holding a majority of the outstanding shares of our common stock approved a resolution authorizing our Board of Directors to effect a reverse stock split of our common stock at a certain exchange ratios from 1:10 to 1:15 with our Board of Directors retaining the discretion as to whether to implement the reverse stock split and which exchange ratio to implement. In September 2020, the Company amended its articles of incorporation and enacted a reverse stock split of 1 share for each 15 shares and the accompanying financials reflect the reverse stock split retroactively.

The reverse stock split resulted in a decrease in authorized shares of all classes of stock from 615,000,000 to 315,000,000 shares consisting of 300,000,000 shares of common stock at a par value of $0.001 and 15,000,000 shares of preferred stock at a par value of $0.01 per share. Prior to the reverse stock split, the Company had 600,000,000 shares of common stock at a par value of $0.001 and 15,000,000 shares of preferred stock at a par value of $0.20 per share.

COMMON STOCK

As of December 31, 2020 and June 30, 2020, the Company has 17,687,179 and 15,454,623 shares of common stock issued and outstanding.

In July 2020, the holder of a convertible promissory note for $1,000,000 informed the Company that they had elected to convert the balance due into common stock at the agreed upon conversion price of $1.50 per share and 387,223 shares were issued representing the outstanding principal and accrued interest.

In July 2020, the holder of a convertible promissory note for $200,000 informed the Company that they had elected to convert the balance due into common stock at the agreed upon conversion price of $3.75 per share and 56,000 shares were issued representing the outstanding principal and loan fee.

In July 2020, the holder of a convertible promissory note for $200,000 informed the Company that they had elected to convert the balance due to common shares at the agreed upon conversion price of $3.75 per share and 56,000 shares were issued representing the outstanding principle and loan fee.

PREFERRED STOCK

The Company has designated 15,000,000 shares as preferred stock, par value $.01 series A, B, C and D, of which 5,000,000 shares have been designated as Series A preferred stock; 3,000,000 shares have been designated as Series B convertible preferred stock; 1,200,000 shares have been designated as Series C convertible preferred stock; and 2,500,000 shares have been designated as Series D convertible preferred stock.

As of December 31, 2020, 720,000 shares of Series A Preferred Stock were issued and outstanding; 2,495,000 shares of Series B Preferred Stock were issued and outstanding; 911,149 shares of Series C Preferred Stock were issued and outstanding; and 1,979,000 shares of Series D Preferred Stock were issued and outstanding.

As of June 30, 2020, 720,000 shares of Series A Preferred Stock were issued and outstanding; 2,495,000 shares of Series B Preferred Stock were issued and outstanding; 911,149 shares of Series C Preferred Stock were issued and outstanding; and 1,979,000 shares of Series D Preferred Stock were issued and outstanding.

WARRANTS

During the three months ended December 31, 2020, the Company issued warrants to certain aforementioned investors to purchase 33,333 shares of the Company’s common stock at $1.95 and $2.25 vested over three years in consideration for convertible note payables. Valued at $38,000, a total of $38,000 was expensed in the three months ending December 31, 2020.

F-21

During the three months ended December 31, 2019, the Company issued warrants to certain aforementioned investors to purchase 41,482 shares of the Company’s common stock at between $0.75 and $3.75 vested upon issuance in consideration for convertible note payables. Valued at $75,000, a total of $75,000 and $0 was expensed in the three months ending December 31, 2019 and 2020, respectively.

As of December 31, 2020 and 2019, respectively, the Company has outstanding warrant shares of 8,433,185 with an intrinsic value of $11,299,000 and 7,127,074 warrant shares with an intrinsic value of $8,064,000.

The Company uses the Black-Scholes Model to determine the fair value of warrants granted. Option-pricing models require the input of highly subjective assumptions, particularly for the expected stock price volatility and the expected term of options. Changes in the subjective input assumptions can materially affect the fair value estimate. The expected stock price volatility assumptions are based on the historical volatility of the Company’s common stock over periods that are similar to the expected terms of grants and other relevant factors. The Company derives the expected term based on an average of the contract term and the vesting period taking into consideration the vesting schedules and future employee behavior with regard to option exercise. The risk-free interest rate is based on U.S. Treasury yields for a maturity approximating the expected term calculated at the date of grant. The Company has never paid any cash dividends on its common stock and the Company has no intention to pay a dividend at this time; therefore, the Company assumes that no dividends will be paid over the expected terms of warrants awards.

The Company determines the assumptions used in the valuation of warrants awards as of the date of grant. Differences in the expected stock price volatility, expected term or risk-free interest rate may necessitate distinct valuation assumptions at those grant dates. As such, the Company may use different assumptions for warrants granted throughout the year.

The Company has utilized the following assumptions in its Black-Scholes warrant valuation model to calculate the estimated grant date fair value of the warrants during the six months ended December 31, 2020 and 2019:

	2020	2019
Volatility - range	63.5% - 64.4%	56.8% – 74.1%
Risk-free rate	0.2% - 0.3%	1.5% - 1.6%
Contractual term	4.0 - 5.0 years	5.0 years
Exercise price	$0.75 - $3.00	$0.75 - $3.75

A summary of the warrants granted, exercised, forfeited and expired for the six months ended December 31, 2020 are presented in the table below:

	Number of Warrant Shares	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Warrant Shares	Weighted-Average Remaining Contractual Term (in years)
Outstanding July 1, 2020	7,858,741	$1.52	$1.92	$9,234,295	3.0
Granted	590,000	0.75	3.15	1,967,500	4.3
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Expired	(88,888)	-	-	-	-
Outstanding December 31, 2020	8,359,851	1.24	1.87	11,037,350	2.8
Vested and exercisable December 31, 2020	7,241,518	1.22	1.69	8,367,683	2.6
Non-vested December 31, 2020	1,118,333	$1.39	$2.97	$2,669,667	3.7

F-22

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable warrants under the Company’s warrant plans as of December 31, 2020.

	Outstanding Warrant Shares		Exercisable Warrant Shares
Exercise price range	Number of Warrant Shares	Weighted average remaining contractual life	Number of Warrant Shares	Weighted average remaining contractual life
$0.75	7,188,333	2.8 years	6,341,667	2.7 years
$1.50	400,000	3.4 years	266,667	3.5 years
$1.95	26,666	4.8 years	-	-
$2.25	6,666	4.8 years	-	-
$3.00	76,667	0.6 years	3,333	4.6 years
$3.75	368,333	3.9 years	230,000	4.0 years
$6.00	381,333	0.2 years	381,333	0.2 years
$27.00	18,518	0.6 years	18,518	0.6 years
	8,359,851	2.8 years	7,241,518	2.6 years

A summary of the warrants granted, exercised, forfeited and expired for the six months ended December 31, 2019 are presented in the table below:

	Number of Warrant Shares	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Warrant Shares	Weighted-Average Remaining Contractual Term (in years)
Outstanding July 1, 2019	6,275,593	1.66	1.73	5,509,850	3.8
Granted	868,148	0.05	3.15	2,554,445	4.7
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Expired	(16,667)	-	-	-	-
Outstanding December 31, 2019	7,127,074	1.50	1.87	8,064,295	3.4
Vested and exercisable December 31, 2019	6,873,370	1.50	1.87	7,619,850	3.4
Non-vested December 31, 2019	253,704	$1.34	$2.00	$444,445	3.5

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable warrants under the Company’s warrant plans as of December 31, 2019.

	Outstanding Warrant Shares		Exercisable Warrant Shares
Exercise price range	Number of Warrant Shares	Weighted average remaining contractual life	Number of Warrant Shares	Weighted average remaining contractual life
$0.75	6,259,815	3.6 years	6,156,111	3.9 years
$1.50	266,667	4.2 years	133,333	-
$3.75	113,333	2.3 years	96,667	1.9 years
$6.00	381,333	1.2 years	381,333	1.5 years
$27.00	105,926	0.7 years	105,926	1.0 years

	7,127,074	3.4 years	6,873,370	3.4 years

F-23

2017 EQUITY INCENTIVE PLAN

On June 13, 2017, the Board adopted and approved an amendment to the Troika Media Group, Inc. 2015 Employee, Director and Consultant Equity Incentive Plan (the “Equity Plan”), to change the name from M2 nGage Group, Inc. to Troika Media Group, Inc., in order to attract, motivate, retain, and reward high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to the Company by enabling such persons to acquire an equity interest in the Company. Under the Plan, the Board (or the compensation committee of the Board, if one is established) may award stock options, either stock grant of shares of the Company’s common stock, incentive stock option under IRS section 422 (“ISO’s”) or a non-qualified stock option (“Non-ISO’s”) (collectively “Options”). The Plan allocates 9,438,482 shares of the Company’s common stock (“Plan Shares”) for issuance of equity awards under the Plan.

ISO’s Awards

During the three months ended December 31, 2020 and 2019, the Company did not issue additional options. The Company recorded compensation of $263,000 and $285,000 for the three months ended December 31, 2020 and 2019, respectively, relating to the vested portion of options that were issued in previous periods. The total compensation of the unvested options to be recognized in future periods is $478,000 and the weighted average remaining is 1.6 years.

The Company uses the Black-Scholes Model to determine the fair value of Options granted. Option-pricing models require the input of highly subjective assumptions, particularly for the expected stock price volatility and the expected term of options. Changes in the subjective input assumptions can materially affect the fair value estimate. The expected stock price volatility assumptions are based on the historical volatility of the Company’s common stock over periods that are similar to the expected terms of grants and other relevant factors. The Company derives the expected term based on an average of the contract term and the vesting period taking into consideration the vesting schedules and future employee behavior with regard to option exercise. The risk-free interest rate is based on U.S. Treasury yields for a maturity approximating the expected term calculated at the date of grant. The Company has never paid any cash dividends on its common stock and the Company has no intention to pay a dividend at this time; therefore, the Company assumes that no dividends will be paid over the expected terms of option awards.

The Company determines the assumptions used in the valuation of Option awards as of the date of grant. Differences in the expected stock price volatility, expected term or risk-free interest rate may necessitate distinct valuation assumptions at those grant dates. As such, the Company may use different assumptions for options granted throughout the year.

The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated grant date fair value of the options during the six months ended December 31, 2020 and 2019.

	2020	2019
Volatility - range	64.8%	57.5% – 64.8%
Risk-free rate	0.3%	1.4% - 1.7%
Contractual term	3.0 years	3.0 years
Exercise price	$3.75	$0.75

F-24

A summary of the options granted, exercised, forfeited and expired for the six months ended December 31, 2020 are presented in the table below:

	Number of Option Shares	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Option Shares	Weighted-Average Remaining Contractual Term (in years)
Outstanding July 1, 2020	3,377,222	$1.10	$1.06	$2,030,000	0.7
Granted	76,667	3.75	1.61	-	2.8
Exercised	-	-	-	-	-
Forfeited	-	-		-	-
Expired	(143,333)	-	-	-	-
Outstanding December 31, 2020	3,310,556	1.10	1.01	1,830,000	0.5
Vested and exercisable December 31, 2020	2,714,893	0.80	0.89	1,351,901	0.3
Non-vested December 31, 2020	595,663	$2.49	$1.82	$478,099	1.6

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable options under the Company’s warrant plans as of December 31, 2020.

	Outstanding Option Shares		Exercisable Option Shares
Exercise price range	Number of Option Shares	Weighted average remaining contractual life	Number of Option Shares	Weighted average remaining contractual life
$0.75	2,768,889	0.3	2,543,782	0.2
$1.50	200,000	0.8	166,667	0.7
$3.75	341,667	2.2	4,444	1.3

	3,310,556	0.5	2,714,893	0.3

A summary of the options granted, exercised, forfeited and expired for the six months ended December 31, 2019 are presented in the table below:

	Number of Option Shares	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Option Shares	Weighted-Average Remaining Contractual Term (in years)
Outstanding July 1, 2019	3,512,500	$0.90	$0.75	$1,908,750	1.1
Granted	183,333	0.75	3.07	550,000	2.4
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Expired	(770,277)	-	-	-	-
Outstanding December 31, 2019	2,925,556	0.81	0.96	1,660,000	0.8
Vested and exercisable December 31, 2019	2,292,083	0.78	0.72	699,583	0.5
Non-vested December 31, 2019	633,473	$0.94	$1.81	$960,417	1.8

F-25

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable options under the Company’s warrant plans as of December 31, 2019.

	Outstanding Option Shares		Exercisable Option Shares
Exercise price range	Number of Option Shares	Weighted average remaining contractual life	Number of Option Shares	Weighted average remaining contractual life
$0.75	2,712,222	0.7	2,203,194	0.5
$1.50	200,000	1.8	88,889	1.3
$3.75	13,333	2.3	-	-
				-
	2,925,556	0.8	2,292,083	0.5

NOTE 10 – DISAGGREGATION OF REVENUE & LONG-LIVED ASSETS

The following table presents the disaggregation of gross revenue between revenue types:

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Project fees	1,488,000	2,397,000	3,641,000	4,394,000
Retainer fees	523,000	971,000	1,088,000	2,282,000
Fee income	1,030,000	1,775,000	1,759,000	3,599,000
Reimbursement income	1,410,000	4,547,000	2,095,000	6,859,000
Other revenue	-	-	-	5,000
	$4,451,000	9,690,000	8,583,000	17,139,000

The following table presents the disaggregation of gross revenue between the United States and the United Kingdom for the three and six months ended:

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Gross Revenue:
United States	$2,328,000	6,175,000	5,631,000	10,688,000
United Kingdom	2,123,000	3,515,000	2,952,000	6,451,000
Total gross revenue	$4,451,000	9,690,000	8,583,000	17,139,000

The following table presents the disaggregation of gross profit between the United States and the United Kingdom for the three and six months ended:

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Gross profit:
United States	$4,451,000	9,690,000	2,692,000	5,070,000
United Kingdom	923,000	1,698,000	1,472,000	3,219,000
Total gross profit	$2,312,000	4,320,000	4,164,000	8,289,000

F-26

The following table presents the disaggregation of net income (loss) between the United States and the United Kingdom for the three and six months ended:

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Net loss;
United States	$(709,000)	(1,554,000)	(4,096,000)	(6,736,000)
United Kingdom	96,000	(1,234,000)	(448,000)	(625,000)
Total net loss	$(623,000)	(2,788,000)	(4,544,000)	(7,361,000)

The following table presents the disaggregation of fixed assets between the United States and the United Kingdom as of December 31, 2020:

	United States	United Kingdom	Total
Computer equipment	$457,000	$189,000	$646,000
Website design	6,000	-	6,000
Office machine & equipment	52,000	43,000	95,000
Furniture & fixtures	352,000	85,000	437,000
Leasehold improvements	62,000	128,000	190,000
Tenant incentives	145,000	-	145,000
	1,074,000	445,000	1,519,000
Accumulated depreciation	(821,000)	(396,000)	(1,217,000)
Net book value	$253,000	$49,000	$302,000

The following table presents the disaggregation of fixed assets between the United States and the United Kingdom as of June 30, 2020:

	United States	United Kingdom	Total
Computer equipment	$460,000	$160,000	$620,000
Website design	6,000	-	6,000
Office machine & equipment	53,000	36,000	89,000
Furniture & fixtures	350,000	79,000	429,000
Leasehold improvements	54,000	119,000	173,000
Tenant incentives	145,000	-	45,000
	1,068,000	394,000	1,462,000
Accumulated depreciation	(770,000)	(348,000)	(1,118,000)
Net book value	$298,000	$46,000	$344,000

The following table presents the disaggregation of intangible assets and goodwill between the United States and the United Kingdom as of December 31, 2020.

Intangibles	United States	United Kingdom	Total
Customer relationship	$4,960,000	$-	$4,960,000
Non-core customer relationships	760,000	-	760,000
Non-compete agreements	1,430,000	-	1,430,000
Tradename	410,000	-	410,000
Workforce acquired	2,125,000	-	2,125,000
	9,685,000	-	9,685,000
Less: accumulated amortization	(6,573,000)	-	(6,573,000)

Net book value	$3,112,000	$-	$3,112,000

Goodwill	$9,831,000	$7,531,000	$17,362,000

F-27

The following table presents the disaggregation of intangible assets and goodwill between the United States and the United Kingdom as of June 30, 2020.

Intangibles	United States	United Kingdom	Total
Customer relationship	$4,960,000	$3,550,000	$8,510,000
Non-core customer relationships	760,000	-	760,000
Non-compete agreements	1,430,000	770,000	2,200,000
Tradename	410,000	-	410,000
Workforce acquired	2,125,000	665,000	2,790,000
	9,685,000	4,985,000	14,670,000
Less: impairment	-	(1,867,000)	(1,867,000)
Less: accumulated amortization	(5,494,000)	(3,118,000)	(8,612,000)

Net book value	$4,191,000	$-	$4,191,000

Goodwill	$9,831,000	$7,531,000	$17,362,000

NOTE 11 – SUBSEQUENT EVENTS

LEGAL MATTERS

On January 28, 2021, the Company received a demand from Studio Fathom associated with amounts purportedly due for services provided to Mission Culture, LLC. Studio Fathom claims Mission owes approximately $197,000 for services related to a project that the vendor worked on. The Company is reviewing the claims as it is aware that certain disputes may exist related to the purported amount due. At this time the Company cannot comment on the legitimacy of the demand.

ARBITRATION SETTLEMENT

On January 4, 2021, the Arbitrator issued a Partial Final Award in favor of the Company. The Arbitrator found that the Stephensons were terminated properly for cause due to their various improper actions and that there was no fraud on the part of the Company or its management and awarded the Company approximately $900,000 in net damages after the Stephensons were reimbursed for previously incurred business expenses. The Arbitrator also provided limited relief from their expiring non-compete agreement. The Company is reviewing the decision in relation to the relief granted to determine if an appeal is warranted based on applicable law.

SEPARATION AGREEMENT WITH SAB MANAGEMENT, LLC

In order to facilitate the Company’s listing on the Nasdaq Capital Market, the Company has entered into a Separation Agreement dated as of February 28, 2021 with SAB Management, LLC (“SAB”) and Andrew Bressman (“Bressman”). Under the terms of the Separation Agreement, Mr. Bressman’s consultancy with the Company under a Consultant Agreement dated as of June 1, 2017 shall terminate, without cause, effective immediately prior to the listing of the Company’s securities on the Nasdaq Capital Market. The Consultant Agreement provides for Mr. Bressman to be Managing Director and Assistant to the CEO and Chairman of the Board until December 31, 2024.

Upon the completion of this offering, the Company shall pay Mr. Bressman (i) accrued and unpaid consulting fees, expenses and interest in the amount of $364,807.46 as of February 28, 2021, and (ii) one-half of the consulting fees owed under the Consultant Agreement in the amount of $1,291,833.33. The balance of Consultant’s fees under the Consultant Agreement in the amount of $1,291,833.33 shall be paid on a regular bi-weekly schedule through March 21, 2023.  Provided the terms of the Bonus Provision in the Consultant Agreement are satisfied prior to the effective date of the Agreement, or will be reasonably fulfilled after such date, the Consultant shall be paid such bonus.

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Troika Media Group, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Troika Media Group, Inc. and Subsidiaries (the Company) as of June 30, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019,and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2020,in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principles

As discussed in Note 1 and 10 to the consolidated financial statement, the Company changed its method of accounting for leases in 2020 due to the adoption of ASU No. 2016-02, Leases (Topic 842), as amended, effective July 1, 2019, using the optional transitional method and elected to use the package of six practical expedients which allows the Company not to reassess whether contracts are or contain leases, lease classification and whether initial direct costs qualify for capitalization.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2014.

Henderson, NV

November 02, 2020

F-29

Troika Media Group, Inc. and Subsidiaries

Consolidated Balance Sheets

As of June 30,

	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,706,000	$1,589,000
Accounts receivable, net	841,000	3,684,000
Prepaid expenses	143,000	815,000
Other assets - short term portion	1,000	2,000
Total current assets	2,691,000	6,090,000

Other assets - long term portion	615,000	318,000
Property and equipment, net	344,000	782,000
Operating lease right-of-use assets, net	8,297,000	-
Intangible assets, net	4,191,000	10,060,000
Goodwill	17,362,000	19,347,000
Total assets	$33,500,000	$36,597,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,137,000	$8,362,000
Convertible notes payable	1,435,000	35,000
Note payable - related party - short term portion	452,000	207,000
Contract liabilities	3,327,000	3,516,000
Operating lease liability - short term portion	2,255,000	-
Deferred rent – short term portion	-	323,000
Paycheck Protection Program loan - short term portion	849,000	-
Total current liabilities	16,455,000	12,443,000

Long term liabilities:
Operating lease liability - long term portion	7,003,000	-
Deferred rent – long term portion	-	519,000
Note payable - related party – long term portion	1,975,000	2,251,000
Paycheck Protection Program loan - long term portion	855,000	-
Rental deposits	105,000	109,000
Liabilities of discontinued operations - long term portion	107,000	6,452,000

Total liabilities	26,500,000	21,774,000

Commitment and contingencies (Note 11 &12)	-	-

Stockholders’ equity:
Preferred stock, $0.01 par value: 15,000,000 shares authorized
Series A Preferred Stock ($0.01 par value: 5,000,000 shares authorized, 720,000 shares issued and outstanding as of June 30, 2020 and 2019)	7,000	7,000
Series B Convertible Preferred Stock ($0.01 par value: 3,000,000 shares authorized, 2,495,000 shares issued and outstanding as of June 30, 2020 and 2019)	25,000	25,000
Series C Convertible Preferred Stock ($0.01 par value: 1,200,000 shares authorized, 911,149 shares issued and outstanding as of June 30, 2020 and 2019)	9,000	9,000
Series D Convertible Preferred Stock ($0.01 par value: 2,500,000 shares authorized, 1,979,000 and 1,881,500 shares issued and outstanding as of June 30, 2020 and 2019, respectively)	20,000	19,000
Common stock, ($0.001 par value: 300,000,000 and 600,000,000 shares authorized as of June 30, 2020 and 2019, respectively; 15,454,623 and 15,211,290 shares issued and outstanding as of June 30, 2020 and 2019, respectively)	16,000	15,000
Additional paid-in-capital	176,262,000	169,400,000
Stock payable	1,300,000	1,743,000
Accumulated deficit	(170,892,000)	(156,445,000)
Accumulated other comprehensive income	253,000	50,000
Total stockholders’ equity	7,000,000	14,823,000
Total liabilities and stockholders’ equity	$33,500,000	$36,597,000

The accompanying notes are an integral part of these consolidated financial statements.

F-30

Troika Media Group, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

For the Year Ended June 30,

	2020	2019

Project revenues, net	$24,613,000	$40,791,000
Cost of revenues	11,636,000	23,229,000
Gross profit	12,977,000	17,562,000

Operating expenses:
Selling, general and administrative expenses	24,034,000	27,949,000
Professional fees	1,028,000	1,872,000
Depreciation expense	344,000	480,000
Amortization expense of intangibles	4,002,000	4,013,000
Goodwill impairment expense	1,985,000	3,082,000
Intangibles impairment expense	1,867,000	-
Acquisition costs	-	154,000
Gain from release of contingent earn out	-	(7,571,000)
Total operating expenses	33,260,000	29,979,000
Loss from operations	(20,283,000)	(12,417,000)

Other income (expense):
Amortization expense of note payable discount	(1,092,000)	-
Interest expense	(239,000)	(186,000)
Foreign exchange gain (loss)	11,000	(4,000)
Gain on early termination of operating lease	164,000	-
Other income	691,000	761,000
Other expenses	(18,000)	(659,000)
Total other expense	(483,000)	(88,000)

Net loss from continuing operations before income tax	(20,766,000)	(12,505,000)
Provision for income tax	-	(64,000)
Net loss from continuing operations after income tax	(20,766,000)	(12,569,000)

Net income from discontinued operations	6,319,000	6,528,000
Net loss	$(14,447,000)	$(6,041,000)
Deemed dividend on preferred stock	-	(820,000)
Net loss attributable to common stockholders	(14,447,000)	(6,861,000)
Foreign currency translation adjustment	203,000	(46,000)
Comprehensive loss	$(14,244,000)	$(6,907,000)

Earnings (loss) per share
Continuing operations - basic and diluted	$(1.35)	$(0.83)
Discontinued operations - basic	$0.41	$0.43
Net loss attributable to common stockholders - basic and diluted	$(0.94)	$(0.45)

Diluted earnings per share
Discontinued operations	$0.16	$0.16

Weighted average basic shares	15,423,655	15,211,290
Weighted average diluted shares	38,736,615	42,018,163

The accompanying notes are an integral part of these consolidated financial statements.

F-31

Troika Media Group, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the Years Ended June 30, 2020 and 2019

	Preferred Stock - Series A $ 0.01 Par Value		Preferred Stock - Series B $ 0.01 Par Value		Preferred Stock - Series C $ 0.01 Par Value		Preferred Stock - Series D $ 0.01 Par Value		Common Stock $ 0.001 Par Value		Additional Paid In	Stock	Accumulated	Comprehensive Income	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	(Loss)	Equity
BALANCE — July 1, 2018	720,000	$7,000	2,495,000	$25,000	884,899	$9,000	616,500	$6,000	15,211,290	$15,000	$158,277,000	$443,000	$(149,584,000)	$96,000	$9,294,000

Stock payable for conversion of convertible note payable												1,300,000			1,300,000
Sale of preferred stock - series C					26,250	-					180,000				180,000
Sale of preferred stock - series D							1,265,000	13,000			7,697,000				7,710,000
Stock-based compensation on options											474,000				474,000
Stock-based compensation on warrants											1,895,000				1,895,000
Warrants related to legal settlement											33,000				33,000
Deemed dividend on preferred stock											820,000		(820,000)		-
Imputed interest on convertible note payable											24,000				24,000
Foreign currency translation loss														(46,000)	(46,000)
Net loss													(6,041,000)		(6,041,000)

BALANCE — June 30, 2019	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,881,500	$19,000	15,211,290	$15,000	$169,400,000	$1,743,000	$(156,445,000)	$50,000	$14,823,000

BALANCE — July 1, 2019	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,881,500	$19,000	15,211,290	$15,000	$169,400,000	$1,743,000	$(156,445,000)	$50,000	$14,823,000
Sale of preferred stock - series D							97,500	1,000			975,000				976,000
Retirement of common stock									(416,667)	-	-				-
Issuance of common stock related to stock payable									660,000	1,000	442,000	(443,000)			-
Stock-based compensation on options											671,000				671,000
Stock-based compensation on warrants											3,593,000				3,593,000
Discount on convertible note payable											1,093,000				1,093,000
Warrants related to financing of convertible note payable											.47,000				47,000
Imputed interest on convertible note payable											41,000				41,000
Foreign currency translation gain														203,000	203,000
Net loss													(14,447,000)		(14,447,000)

BALANCE — June 30, 2020	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	15,454,623	$16,000	$176,262,000	$1,300,000	$(170,892,000)	$253,000	$7,000,000

The accompanying notes are an integral part of the consolidated financial statements.

F-32

 Troika Media Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Year Ended June 30,

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	$(20,766,000)	$(12,569,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	344,000	480,000
Amortization of intangibles	4,002,000	4,013,000
Amortization of right-of-use assets	1,857,000	-
Amortization of discount on convertible notes	1,092,000	-
Impairment of goodwill	1,985,000	3,082,000
Impairment of intangibles	1,867,000	-
Release of contingent earn out	-	(7,571,000)
Stock-based compensation on options	671,000	474,000
Stock-based compensation on warrants	3,593,000	1,895,000
Warrants related to legal settlement	-	33,000
Warrants related to financing of convertible note payable	47,000	-
Imputed interest for note payable	41,000	24,000
Gain on early termination of operating lease	(164,000)	-
Provision for bad debt	397,000	112,000
Change in operating assets and liabilities:
Accounts receivable	2,447,000	(1,608,000)
Prepaid expenses	672,000	379,000
Accounts payable and accrued expenses	(225,000)	1,973,000
Deferred expenses	-	1,146,000
Due from related parties	-	835,000
Other assets	(296,000)	(320,000)
Rental deposits	(4,000)	109,000
Operating lease liability	(1,382,000)	-
Deferred rent	-	(18,000)
Contract liabilities	(189,000)	685,000
Net cash used in operating activities	(4,011,000)	(6,846,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(98,000)	(86,000)
Net cash used in investing activities	(98,000)	(86,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of series C convertible preferred shares for cash	-	180,000
Issuance of series D convertible preferred shares for cash	976,000	7,710,000
Payments to related parties - Mission acquisition	-	(4,554,000)
Proceeds from Paycheck Protection Program loan	1,704,000	-
Proceeds from note payable of related party	-	2,023,000
Payments to note payable of related party	(31,000)	-
Proceeds from convertible note payable	1,400,000	1,300,000
Payments to convertible note payable	-	(55,000)
Net cash provided by financing activities	4,049,000	6,604,000

CASH FLOWS FROM DISCONTINUED OPERATIONS
Net income from derecognition of liabilities from discontinued operations	6,319,000	6,528,000
Gain from derecognition of liabilities from discontinued operations	(6,319,000)	(6,528,000)
Change in accounts payable and accrued expenses	(26,000)	(133,000)
Net cash used in discontinued operations - operating activities	(26,000)	(133,000)
Net cash used in discontinued operations - financing activities	-	-
Net cash used in discontinued operations	(26,000)	(133,000)

Effect of exchange rate on cash	203,000	46,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$117,000	$(507,000)
CASH AND CASH EQUIVALENTS — beginning of years	1,589,000	2,096,000
CASH AND CASH EQUIVALENTS — end of years	$1,706,000	$1,589,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-	$-
Interest expense	$29,000	$-
Noncash investing and financing activities:
Stock payable for conversion of convertible notes payables and accrued interest	$-	$1,300,000
Retirement of common stock	$-	$-
Issuance of common stock related to stock payable	$443,000	$-
Deemed dividend on preferred stock	$-	$820,000
Right-of-use assets acquired due to adoption of ASC 842	$8,348,000	$-
Right-of-use assets acquired through operating leases	$2,398,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-33

TROIKA MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended June 30, 2020 and 2019

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY AND NATURE OF BUSINESS

Troika Media Group, Inc. (formerly M2 nGage Group, Inc. and Roomlinx, Inc.) (the “Company”, “TMG”, “Roomlinx” or “M2 Group”) was formed in 2003 under the name RL Acquisition, Inc. pursuant to the laws of the State of Nevada.

The Company operates as a brand consulting and marketing agency specializing in the entertainment and sports media category. Our clients are, in the entertainment, sports, media, gaming and consumer brands, seeking new ways to connect with consumers, audiences and fans through evolving media and technology.

During the year ended December 31, 2013, Signal Point Holdings Corp. (“SPHC”), a subsidiary of the Company, closed down the operations of its Signal Point Corp. (“SPC”) subsidiary. This decision was made as a result of a continuing decline in revenues, increasing costs and Federal and state regulatory environment that continued to pressure margins in the SPC businesses. As a result of the decision to shut down SPC, all applicable employees were terminated, as were leases for facilities and office.

On March 27, 2015, the Company entered into and completed (the “Closing”) a Subsidiary Merger Agreement (the “SMA”) by and among the Company, Signal Point Holdings Corp. (“SPHC”), SignalShare Infrastructure, Inc. (“SSI”) and RMLX Merger Corp. Upon the terms and conditions of the SMA, the Company’s wholly-owned subsidiary RMLX Merger Corp., a Delaware corporation, was merged with and into SPHC, with SPHC and its operating subsidiaries surviving as a wholly-owned subsidiary of the Company (the “Subsidiary Merger”). The Company’s operations, of Roomlinx, Inc., existing at the time of the SMA were transferred into a newly-formed, wholly-owned subsidiary named SignalShare Infrastructure Inc. As a result of the SMA, the former stockholders of SPHC, a privately-owned Delaware corporation, received an aggregate of approximately 85% of the fully diluted common stock of the Company.

On May 11, 2016, SSI, completed the foreclosure sale of substantially all of the assets of SSI (other than certain excluded agreements) pursuant to Article 9 of the Uniform Commercial Code. SSI, which held the operations of the Company prior to the SMA, terminated all of its employees and ceased operations.

On July 5, 2016, SignalShare, LLC filed for bankruptcy voluntarily pursuant to Chapter 7 of the Bankruptcy Code. The case was filed in the U.S. Bankruptcy Court, District of New Jersey and is captioned case no. 16-23003.

On July 28, 2016, The Company’s name was changed to M2 nGage Group, Inc.

On July 14, 2017, Troika Media Group, Inc. (“TMG”) was created as a Nevada corporation. TMG began operations on June 14, 2017 by acquiring all the assets and liabilities of Troika Design Group, Inc (“TDG”). TMG operates from its main facilities and offices located in Los Angeles, California and Englewood Cliffs, New Jersey. Pursuant to the terms of a Merger Agreement dated June 12, 2017, on June 14, 2017, TMG, a wholly-owned subsidiary of M2nGage Group, Inc. was merged with and into Troika Acquisition Corp. with TMG as the surviving entity and a wholly-owned subsidiary of the acquirer. The total purchase price was $5.0 million in cash plus 2,046,667 shares of common stock of the acquirer.

On June 29, 2018, the Company entered into an agreement to acquire all of the issued and outstanding membership interest of Mission Culture LLC and all of the outstanding ordinary shares of MissionMedia Holdings Limited. The Company formed a wholly owned subsidiary TroikaMission Holdings, Inc, as the acquisition company.

LIQUIDITY

The Company has incurred net losses since its inception and anticipates net losses and negative operating cash flows until fiscal year 2022. For the year ended June 30, 2020, the Company had a net loss of $14.4 million, which increased the accumulated deficit to $170.9 million at June 30, 2020 from $156.4 million at June 30, 2019. At June 30, 2020, the Company had $1.7 million in cash and cash equivalents and a total of $2.7 million in current assets in relation to $16.4 million in current liabilities. While the Company continues to find efficiencies with its acquisitions of Troika Design Group, Inc. and Mission Group, the recent COVID-19 pandemic and the departure of Mission’s President and Founder in fiscal year 2019 impacted revenue more than anticipated. With recent restructuring, Management however now believes that the Mission Group is now stabilized and will soon generate positive cash flow.

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With the acquisition of Mission Group, the Company anticipates increasing Troika’s footprint in a major media markets, such as NY and London. The Company also continues to expand its consulting services and breadth of product offering with existing Mission and Troika clients and increase business development in NY and London as a result of the Mission acquisition. Additionally, the Company intends to add to Mission business development due to Troika’s existing clientele.

During the fiscal year ended June 30, 2020, the Company entered into an agreement with a financial advisory firm to analyze potential financing transactions including preparing the Company for an initial public offering (IPO). The Company anticipates this firm serving as its underwriter during the IPO process and expects to file a Form S-1 registration statement with the U.S. Securities and Exchange Commission shortly. Management is confident the proceeds from the IPO will be more than sufficient to meet the Company’s cash requirements until the Company generates positive cash flow in fiscal year 2022.

Subsequent to year-end June 30, 2020, the Company has received an additional $500,000 in funding relating to the Paycheck Protection Program and has historically been successful raising funds through private placements when necessary. In addition, the Company has been successful at raising funding through debt financing, has entered into three separate unsecured loan facility agreements in fiscal year 2020 with friendly lenders totaling $1.4 million and Management believes they can raise additional capital through similar means if necessary.

If the Company raises additional funds by issuing equity securities, its stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting its operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders and require significant debt service payments, which diverts resources from other activities. If the Company is unable to obtain additional financing, it may be required to significantly scale back its business and operations. The Company’s ability to raise additional capital will also be impacted by the outbreak of COVID-19.

Based on this acquisition, company-wide consolidation, and management’s plans, the Company believes that the current cash on hand and anticipated cash from operations is sufficient to conduct planned operations for one year from the issuance of the consolidated financial statements.

Impact of COVID-19

In March 2020, the World Health Organization categorized the coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and the resulting public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have adversely impacted our business and those of our clients. Businesses have adjusted, reduced or suspended operating activities, which has negatively impacted the clients we service. We continue to believe our focus on our strategic strengths, including talent, our differentiated market strategy and the relevance of our services, including the longevity of our relationships, will continue to assist our Company as we navigate a rapidly changing marketplace. The effects of the COVID-19 pandemic will negatively impact our results of operations, cash flows and financial position; however, the extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19.

We have taken steps to protect the safety of our employees, with a large majority of our worldwide workforce now working from home, while developing creative ideas to protect the health and well-being of our communities and setting up our people to help them do their best work for our clients while working remotely. With respect to managing costs, we have multiple initiatives underway to align our expenses with changes in revenue. The steps being taken across our agencies and corporate group include deferred merit increases, freezes on hiring and temporary labor, major cuts in non-essential spending, staff reductions, furloughs in markets where that option is available and salary reductions, including voluntary salary deferment for our senior corporate management team. In addition, we remain committed to and have intensified our efforts around cash flow discipline, including the identification of significant capital expenditures that can be deferred, and working capital management. We began to see the effects of COVID-19 on client spending, notably in the UK and US markets with our Mission subsidiaries throughout the second quarter of calendar 2020 with much of the work force of the UK subsidiary on furlough, and with our Troika Design subsidiary furloughed as March progressed. Due to mandatory stay at home orders and social distancing, our experiential business has been particularly impacted by COVID-19. Promotional and experiential events with the Company’s assistance are particularly susceptible to external factors and are being delayed by many of the Company’s Mission clients due to the effects of COVID-19. The Company is in the process of temporarily furloughing employees to reflect current reduced demands associated with those client sets. We expect a greater impact on our second calendar quarter results as clients respond to the current economic conditions by reducing their marketing budgets, which will affect the demand for our services.

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We have also taken steps to strengthen our financial position during this period of heightened uncertainty. On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security (CARES) Act to provide relief as a result of the COVID-19 outbreak. The CARES Act, among other things, includes 1) provisions relating to compensation, benefits and payroll tax relief, 2) the availability of net operating loss carrybacks for periods beginning in 2018 and before 2021 and alternative minimum tax credit refunds, and 3) modifications to the net interest deduction limitations. The Company continues to examine the impacts the CARES Act may have on its business. The governments in which our International subsidiaries are located are offering similar business relief programs and the Company is examining the impacts of these programs on its operations as well.

In the current environment, a major priority for us is preserving liquidity. Our primary liquidity sources are operating cash flow, cash and cash equivalents and short-term investments. Although we expect to experience a decrease in our cash flow from operations as a result of the impact of COVID-19, we have obtained relief under the CARES Act in the form of a Small Business Administration backed loan. In aggregate we received $1.7 million in SBA stimulus “Payroll Protection Program” loans as of April 27, 2020. Of which the majority of these loans were used for payroll. As per the US Government rules these amounts used for payroll, healthcare benefits and some of the loan may be forgiven. We believe these steps will enhance our financial resources as we navigate the period ahead. On August 14, 2020, the Company received an additional $500,000 in loans with 30 year terms under the SBA’s “Economic Injury Disaster Loan” program which the Company which the Company used to address any cash shortfalls that may result from the current pandemic. The Company expects to obtain another $1,700,000 in Payroll Protection Program loans as part of the second stimulus payments in January or February 2021.

In the United Kingdom, as of April 1, 2020, Mission furloughed 27 employees, saving £78,000 in April payroll, being made up of £55,000 of furlough monies from the government and £16,000 in associated payroll savings and applied for a 3-month rent holiday. In May 1, 2020, Mission put on furlough an additional 5 employees bring the total to 32, alongside a 10% pay cut for all employees not furloughed, saving £111,000 in May payroll, being made up of £62,000 of furlough monies from the government, £33,000 of associated payroll savings and £16,000 in savings related to the pay cut. On April 1, 2020, Troika Design Group actioned a 25% salary reduction across the entire Los Angeles staff and furloughed one office manager for a total savings of $112,000 per month. Finally, certain members of the Company’s executive team have deferred compensation temporarily.

The extent to which the COVID-19 outbreak continues to impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. While the Company’s revenue has declined by $16.2M from $40.8M to $24.6M in the fiscal years ending June 30, 2019 and 2020 respectively, the Company is still quantifying how much of this decline in revenue was caused by the pandemic as well as the impact from the departure of Mission’s founder.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of TMG, and its wholly-owned subsidiaries, Troika Design Group, Inc. (California), Troika Services Inc. (New York), Troika Analytics Inc. (New York), Troika Productions, LLC (California), Troika-Mission Holdings, Inc. (New York), Mission Culture LLC (Delaware), Mission-Media Holdings Limited (England and Wales), and Mission Media USA, Inc. (New York). All significant intercompany accounts and transactions have been eliminated in consolidation.

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USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

Significant estimates and assumptions made by management include, among others, the assessment of the collectability of accounts receivable and the determination of the allowance for doubtful accounts, the valuation and useful life of capitalized equipment costs and long-lived assets, valuation of warrants and options, the determination of the useful lives and any potential impairment of long-lived assets such as intangible assets, the valuation of goodwill, stock-based compensation, and deferred tax assets. Actual results could differ from those estimates.

FAIR VALUE MEASUREMENT

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as June 30, 2020 and 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, and convertible notes payable. Fair values for these items were assumed to approximate carrying values because of their short term nature or they are payable on demand.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the undiscounted value of expected future operating cash flows is used to determine whether the asset is recoverable, and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalent account balances with financial institutions in the United States and United Kingdom which at times exceed federally insured limits for accounts in the United States. Considering deposits with these institutions can be redeemed on demand, the Company believes there is minimal risk. As of June 30, 2020 and 2019, the Company had $822,000 and $1,241,000 in cash that was uninsured, respectively.

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For the fiscal years ending June 30, 2020 and 2019, (6) customers accounted for 45.1% and 52.7% of our net revenues, respectively. As of June 30, 2020, three customers made up 35.6% of the net receivable balance however it was collected subsequent to year-end. As of June 30, 2019, three customers made up 37.6% of the net receivable balance. The Company believes there is minimal risk however it will it will continue to monitor.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. As of June 30, 2020 and 2019, the Company had no cash equivalents.

ACCOUNTS RECEIVABLE

Our accounts receivable are amounts due from our clients. The Company accounts for unbilled accounts receivable using the percentage-of-completion accounting method for revenue recognized and the customer has not been invoiced due to the terms of the contract or the timing of the account invoicing cycle.

For those clients to whom we extend credit, we perform periodic evaluations of accounts receivable and maintain allowances for potential credit losses as deemed necessary.

The Company periodically reviews the outstanding accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. When a customer’s account is deemed to be uncollectible the outstanding balance is charged to the allowance for doubtful accounts. As of June 30, 2020 and 2019, the Company had $781,000 and $385,000, in allowance for doubtful accounts, respectively.

PROPERTY AND EQUIPMENT, NET

Property and equipment are stated at cost less accumulated depreciation and amortization. Property and equipment consist of furniture and computer equipment. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to seven years. Maintenance and repairs are charged to expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in the statements of income in the period realized.

GOODWILL AND INTANGIBLE ASSETS

As a result of acquisitions, the Company recorded goodwill and identifiable intangible assets as part of its allocation of the purchase consideration.

Goodwill

Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business. Goodwill is tested annually at June 30 for impairment. The annual qualitative or quantitative assessments involve determining an estimate of the fair value of reporting units in order to evaluate whether an impairment of the current carrying amount of goodwill exists. A qualitative assessment evaluates whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step quantitative goodwill impairment test. The first step of a quantitative goodwill impairment test compares the fair value of the reporting unit to its carrying amount including goodwill. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss may be recognized. The amount of impairment loss is determined by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount. If the carrying amount exceeds the implied fair value, then an impairment loss is recognized equal to that excess. A goodwill impairment charge of $1,985,000 and $3,082,000 was recorded as a result of the Company’s annual impairment assessment in fiscal year 2020 and 2019 respectively. The Company has adopted the provisions of ASU 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 requires goodwill impairments to be measured on the basis of the fair value of a reporting unit relative to the reporting unit’s carrying amount rather than on the basis of the implied amount of goodwill relative to the goodwill balance of the reporting unit. Thus, ASU 2017-04 permits an entity to record a goodwill impairment that is entirely or partly due to a decline in the fair value of other assets that, under existing GAAP, would not be impaired or have a reduced carrying amount. Furthermore, the ASU removes “the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test.” Instead, all reporting units, even those with a zero or negative carrying amount will apply the same impairment test. Accordingly, the goodwill of reporting unit or entity with zero or negative carrying values will not be impaired, even when conditions underlying the reporting unit/entity may indicate that goodwill is impaired.

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We test our goodwill for impairment annually, or, under certain circumstances, more frequently, such as when events or circumstances indicate there may be impairment. We are required to write down the value of goodwill only when our testing determines the recorded amount of goodwill exceeds the fair value. Our annual measurement date for testing goodwill impairment is June 30.

None of the goodwill is deductible for income tax purposes.

Intangibles

Intangible assets with finite useful lives consist of tradenames, non-compete agreements, acquired workforce and customer relationships and are amortized on a straight-line basis over their estimated useful lives, which range from three to ten years. The estimated useful lives associated with finite-lived intangible assets are consistent with the estimated lives of the associated products and may be modified when circumstances warrant. Such assets are reviewed for impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. The amount of any impairment is measured as the difference between the carrying amount and the fair value of the impaired asset. There was an impairment of intangibles recorded of $1,867,000 and $0 for the year ended June 30, 2020 and 2019, respectively.

REVENUE RECOGNITION

In accordance with the FASB issued amended guidance in the form of ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASC 606”), the Company has modified its revenue recognition policy beginning in fiscal year 2019 using modified retrospective (cumulative effect) transition method. Under this transition method, results for reporting periods beginning July 1, 2018 or later are presented under ASC 606, while prior period results continue to be reported in accordance with previous guidance. The cumulative effect of the initial application of ASC 606 was immaterial, no adjustment was recorded to the opening balance of retained earnings. The timing of revenue recognition for our various revenue streams was not materially impacted by the adoption of this standard. Overall, the adoption of ASC 606 did not have a material impact on the Company’s consolidated balance sheet, statement of operations and comprehensive loss and statement of cash flows for the year ended June 30, 2019. ASC 606 also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

The Company recognizes primarily four revenue streams and they are retainer fees, project fees, reimbursement income, and fee income.

Retainer fees are non-refundable fixed amounts being received from a client often on a recurring basis and the performance obligation is the staff being available to provide consultation services. Consulting engagements do not incur a significant amount of direct costs however any costs are recognized as incurred. Consulting fees are recognized evenly throughout the term of the agreement.

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Project fees are associated with the delivery of services and/or goods to a client and the revenue includes both the anticipated costs to deliver the product as well as the Company’s margin. As per ASC 606-10-25-31, the Company recognizes project fees over time by measuring the progress toward complete satisfaction of a performance obligation by measuring its performance in transferring control of the services contractually delivered to a client by applying the input method. Revenue is recognized based on the extent of inputs expended toward satisfying a performance obligation and it was determined that the best judge of inputs is the costs consumed by a project in relation to its total anticipated costs. As part of the close process the Company compiles a preliminary percentage of completion (POC) for each project which is the ratio of incurred costs to date in relation to the anticipated costs from the production team’s approved budgets. The POC ratio is then applied to the contracted revenue and the pro-rated revenue is then recognized accordingly.

Reimbursement income represents compensation relating to the out-of-pocket costs associated with a staging of a live event. As per 606-10-25-31, the Company recognizes reimbursement income over time by measuring the progress toward complete satisfaction of a performance obligation by measuring its performance in transferring control of the services contractually delivered to a client by applying the input method. The revenue is recognized based on the extent of inputs expended toward satisfying a performance obligation and it was determined that the best judge of input is the costs incurred to date in relation to the anticipated costs. As a result, unless an overage or saving is identified, the reimbursement income equates to the reimbursement costs incurred. Given that the Company contracts directly with the majority of the vendors and is liable for any overages, the Company is deemed a principal in this revenue transaction as they have control over the asset and transfer the asset themselves. As a result, this transaction is recorded gross rather than net.

Fee income represents the Company’s margin on the staging of a live event, is negotiated with the client prior and fixed. Based on ASC 606, the Company’s progress in satisfying the performance obligation in a contract is difficult to determine so as a result the fee income is only recognized at the conclusion of a project. Only upon confirmation the Company has performed all its contractual obligations as per the contract does the Company record fee income.

Contract Assets

The Company does not have any contract assets such as work-in-process. All trade receivables on the Company’s consolidated balance sheet are from contracts with customers.

Contract Costs

Costs incurred to obtain a contract are capitalized unless short term in nature. As a practical expedient, costs to obtain a contract that are short term in nature are expensed as incurred. The Company does not have any contract costs capitalized as of June 30, 2020 and 2019.

Contract Liabilities - Deferred Revenue

The Company’s contract liabilities consist of advance customer payments and deferred revenue. Deferred revenue results from transactions in which the Company has been paid for products by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

ADVERTISING

The Company generally expenses marketing and advertising costs as incurred. During the years ended June 30, 2020 and 2019, the Company incurred $12,000 and $52,000, respectively, on marketing, trade shows and advertising.

The Company received rebates on advertising from co-operative advertising agreements with several vendors and suppliers. These rebates have been recorded as a reduction to the related advertising and marketing expense.

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BENEFICIAL CONVERSION FEATURE

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options, Emerging Issues Task Force (“EITF”) 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No 98-5 To Certain Convertible Instruments. The Beneficial Conversion Feature (“BCF”) of a convertible note is normally characterized as the convertible portion or feature of certain notes payable that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of a convertible note when issued and also records the estimated fair value of any warrants issued with those convertible notes. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

The BCF of a convertible note is measured by allocating a portion of the note’s proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on an allocated fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense using interest method.

STOCK-BASED COMPENSATION

The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

For non-employee stock-based compensation, the Company has adopted ASC 2018-07, Improvements to Nonemployee Share-Based Payment Accounting which expands on the scope of ASC 718 to include share-based payment transactions for acquiring services from non-employees and requires stock-based compensation related to non-employees to be accounted for based on the fair value of the related stock or the fair value of the services at the grant date, whichever is more readily determinable in accordance with ASC Topic 718.

FOREIGN CURRENCY TRANSLATION

The consolidated financial statements of the Company are presented in U.S. dollars. The functional currency for the Company is U.S. dollars for all entities other than Mission Media Limited whose operations are based in the United Kingdom and their functional currency is British Pound Sterling (GBP). Transactions in currencies other than the functional currencies are recorded using the appropriate exchange rate at the time of the transaction. All assets and liabilities are translated into U.S. Dollars at balance sheet date, stockholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) income. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the year ended June 30, 2020 closing rate at 1.238900 US$: GBP, yearly average rate at 1.262367 US$: GBP, for the year ended June 30, 2019 closing rate at 1.268980 US$: GBP, yearly average rate at 1.294241 US$: GBP.

INCOME TAXES

The Company accounts for its income taxes in accordance with Income Taxes Topic of the FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

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Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company has net operating losses for both their US and UK entities however a full valuation allowance was recorded due to uncertainties in realizing the deferred tax asset (Note 14 – Income Taxes).

COMPREHENSIVE LOSS

Comprehensive loss is defined as a change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources and includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. For the Company, comprehensive loss for the years ending June 30, 2020 and 2019 included net loss and unrealized gains from foreign currency translation adjustments.

BASIC AND DILUTED NET LOSS PER COMMON SHARE

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following table provides the numerators and denominators in the basic and diluted earnings per share computations for the years ended June 30. The figures represent the converted common stock equivalent.

	Year Ended June 30,
	2020	2019

Numerator:
Net loss attributable to common stockholders	$(14,447,000)	$(6,861,000)

Denominator:
Basic EPS:
Common shares outstanding, beginning of period	15,211,290	15,211,290
Weighted average common shares issued during the period	212,365	-
Denominator for basic earnings per common shares	-	-
Weighted average common shares	15,423,655	15,211,290

Diluted EPS:
Common shares outstanding, beginning of period	15,211,290	15,211,290
Weighted average common shares issued during the period	212,365	-
Preferred Stock Series A, beginning of period	48,000	48,000
Preferred Stock Series B, beginning of period	594,048	594,048
Preferred Stock Series C, beginning of period	12,148,653	11,798,653
Preferred Stock Series D, beginning of period	5,017,333	1,644,000
Stock payable, beginning of period	2,324,000	590,667
Reduction of stock payable due to issuance	(660,000)	-
Weighted average preferred stock series C purchased during the period	-	271,960
Weighted average preferred stock series D purchased during the period	197,078	2,703,616
Weighted average stock payable issued during the period	-	940,273
Weighted average diluted effect of stock options	2,453,486	2,492,996
Weighted average diluted effect of warrants	6,901,474	5,722,661
Lock-Up Agreements - common stock equivalents	(5,711,111)	-
Denominator for diluted earnings per common shares	-	-
Weighted average common shares	38,736,615	42,018,163

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RECLASSIFICATION OF PRIOR YEAR PRESENTATION

Certain prior year’s amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported consolidated balance sheets and statement of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

In February 2016 the FASB issued amended guidance in the form of ASU No. 2016-02, “Leases.” The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet but recognize expenses on their income statements in a manner similar to today’s accounting for all leases with terms longer than twelve months. Lessees initially recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. The lease liability is measured at the present value of the lease payments over the lease term. The right-of-use asset is measured at the lease liability amount, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs. Leases will be classified as either finance (formerly “capital leases”) or operating, with classification affecting the pattern of expense recognition in the income statement. The standard provides for a modified retrospective transition approach for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain optional practical expedients. In July 2018, the FASB issued ASU 2018-11, “Leases: Targeted Improvements”, allowing for an alternative transition method (the effective date approach). It allows an entity to initially apply the new lease guidance at the adoption date (rather than at the beginning of the earliest period presented). The Company adopted the new guidance on July 1, 2019 using the optional transitional method and elected to use the package of three practical expedients which allows the Company not to reassess whether contracts are or contain leases, lease classification and whether initial direct costs qualify for capitalization. Upon adoption of the standard, the Company has recognized a $8.3 million right-of-use asset and offsetting lease liability on the balance sheet which resulted in no impact on accumulated deficit. The Company also removed deferred rent of approximately $842,000 when adopting the new guidance.

In July 2017, the FASB issued amended guidance in the form of ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-Controlling Interests with a Scope Exception”. The ASU was issued to address the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The Company has adopted this standard effective July 1, 2019 and has determined that there was no material impact to the financials.

In February 2018 the FASB issued amended guidance in the form of ASU No. 2018-02, “Income Statement—Reporting Comprehensive Income (Topic 220)”, which amends the previous guidance to allow for certain tax effects “stranded” in accumulated other comprehensive income, which are impacted by the Tax Cuts and Jobs Act (the “Tax Reform Act”), to be reclassified from accumulated other comprehensive income into retained earnings. This amendment pertains only to those items impacted by the new tax law and will not apply to any future tax effects stranded in accumulated other comprehensive income. The Company has adopted this standard effective July 1, 2019 and has determined that there was no material impact to the financials.

F-43

In June 2018, the FASB issued amended guidance in the form of ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The guidance is effective for public companies for fiscal years, and interim fiscal periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company has adopted this standard effective July 1, 2019 and has determined that there was no material impact to the financials.

In October 2018, the FASB issued amended guidance in the form of ASU No. 2018-17, “Targeted Improvements to Related Party Guidance for Variable Interest Entities.” This ASU amends the guidance for determining whether a decision-making fee is a variable interest. ASU No. 2018-17 is effective for interim and annual reporting periods beginning after December 15, 2019. The Company has adopted this standard effective July 1, 2019 and has determined that there was no material impact to the financials.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued amended guidance in the form of ASU No. 2016-13, “Financial Instruments-Credit Losses,” which changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, companies will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowances for losses. For available-for-sale debt securities with unrealized losses, companies will measure credit losses in a manner similar to what they do today, except that the losses will be recognized as allowances rather than as reductions in the amortized cost of the securities. Companies will have to disclose significantly more information, including information they use to track credit quality by year of origination for most financing receivables. Companies will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. This standard is effective for the Company on July 1, 2020 with early adoption permitted. The Company is in the initial stage of evaluating the impact of this new standard on its trade and other receivables.

In December 2019, the FASB issued amended guidance in the form of ASU No. 2019-12, ”Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” This ASU is intended to simplify various aspects related to accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for annual periods beginning after December 15, 2020 and interim periods within those annual periods, with early adoption permitted. An entity that elects early adoption must adopt all the amendments in the same period. Most amendments within this ASU are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is in the initial stage of evaluating the impact of this new standard however it does not believe the guidance will have a material impact on our financial statements.

No other new accounting pronouncement issued or effective during the fiscal year had or is expected to have a material impact on our consolidated financial statements or disclosures.

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NOTE 2 – ACQUISITIONS

MISSION GROUP

On June 29, 2018 (“Closing Date”), the Company executed an equity purchase and goodwill purchase agreement for the acquisition of all the issued and outstanding limited liability membership interests of both Mission Culture LLC, a Delaware limited liability company and Mission-Media Holdings Limited, a private limited company incorporated under the laws of England and Wales (collectively “Mission”). The purchase price consisted of an aggregate cash payment of $25,000,000 and 3,333,334 shares of the Company’s common stock (valued by the Company at $10 million). Mission was founded in 2003 with offices in London and New York. Mission specializes in physical and digital experiences, brand fundamentals, voice and personality, marketing strategy, public relations and crisis management. On the Closing Date, Mission became our wholly owned subsidiary. The Company is accounting for the transaction under the purchase method of accounting in accordance with the provisions of ASC Topic 805 Business Combinations (ASC 805).

PURCHASE PRICE

The cash consideration component consisted of an $11,000,000 payment on the Closing Date, up to $4,000,000 payable subject to contingencies and up to $10,000,000 earn-out consideration.

If Mission’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the twelve months ending December 31, 2018 was equal to or greater than $2,500,000, then the Company was required to make the payment of $4,000,000. In the event the EBITDA for twelve months ending December 31, 2018 was less than $2,500,000, then the Company’s required payment would have been calculated as the product obtained by multiplying (a) $4,000,000, by (b) a fraction, the numerator of which is EBITDA for the twelve months ending December 31, 2018 and the denominator of which is $2,500,000.

In January 2019, the founders of Mission Group were terminated with cause and as a result are no longer eligible to the earn out consideration. Prior to their departure the Company may have had to make certain payments (“Earn-out Payments”) based on the achieved level of EBITDA for Mission for each of the years ending December 31, 2019, 2020, 2021, 2022 and 2023 (“Earn-out Periods”). The aggregate contingent Earn-out Payments were not to exceed $10,000,000. An Earn-out Payment for each Earn-out Period was required if and only if Mission achieves the EBITDA thresholds of $3,000,000 for the year ended December 31, 2019, $3,500,000 for the year ending December 31, 2020 and $4,000,000 for the remaining Earn-out Periods and neither of the Stephensons were terminated for cause. The Earn-out Payments for each Earn-out Period would have been calculated by multiplying the Earn-out Period’s EBITDA by 50%.

Assessed at the date of the acquisition and reported in the financials for the year ending June 30, 2018, the Earn-out consideration recorded was $7,571,000. In the fiscal year ending June 30, 2019, this balance was reversed and is reported as other income in the income statement. For further information, please see the Litigation section of Note 16 -Subsequent Events.

The Company has estimated the fair value at the consideration due; subject to the contingent payments, as follows:

Cash paid at Closing	$11,000,000
Fair value of common stock issued at Closing	12,500,000
Estimated value of earn out payments	3,377,000
Estimated value of earn-out consideration	4,194,000
Total purchase price	$31,071,000

The fair value of the 3,333,334 shares was estimated to be approximately $12,500,000 based on the fair value of the Company’s common stock on the Closing Date of $0.25.

F-45

The Closing date fair value of the contingent cash consideration was estimated to be approximately $3,377,000 based on using an income approach, more specifically a Monte Carlo simulation was performed. The Closing date fair value of the earn-out consideration was estimated to be approximately $4,194,000 based on using an income approach, more specifically a Monte Carlo simulation was performed.

PURCHASE PRICE ALLOCATION

The Company negotiated the purchase price based on the expected cash flows to be derived from their operations after integration into the Company’s existing distribution, production and service networks. The acquisition purchase price is allocated based on the fair values of the assets acquired and liabilities assumed, which are based on management estimates and third-party appraisals. The following table summarizes the allocation of the purchase price of the assets acquired and liabilities assumed related to the acquisition:

Current assets		$5,800,000
Furniture and equipment		362,000
Director loan		835,000
Intangible assets:
Customer relationships	7,100,000
Non-compete agreements	2,200,000
Workforce acquired	1,900,000	11,200,000
Goodwill		19,531,000

Current liabilities		(6,557,000)
Foreign currency translation adjustment		(100,000)
Consideration		$31,071,000

INTANGIBLE ASSETS

Intangible assets consist of customer relationships, non-compete agreements and workforce acquired. The estimated lives of each component are as follows:

Intangible Asset	Life in Years
Customer relationships	3
Non-compete agreements	5
Workforce acquired	3

The estimated fair values of the identifiable intangible assets, which include customer relationships, non-compete agreements, and workforce were primarily determined using either the relief-from-royalty or excess earnings methods. The rates utilized to discount net cash flows to their present values was 17% and was determined after consideration of the overall enterprise rate of return and the relative risk and importance of the assets to the generation of future cash flows. The estimated fair values of the studio relationships and content library were determined under the cost method.

Customer relationships, non-compete agreements and workforce will be amortized on a straight-line basis over their estimated useful lives.

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NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30:

	2020	2019
Computer equipment	$620,000	$566,000
Website design	6,000	6,000
Office machine & equipment	89,000	88,000
Furniture & fixtures	429,000	427,000
Leasehold improvements	173,000	997,000
Tenant incentives	145,000	136,000
	1,462,000	2,220,000
Accumulated depreciation	(1,118,000)	(1,438,000)
Net book value	$344,000	$782,000

During the years ended June 30, 2020 and 2019, depreciation expense was $344,000 and $480,000, respectively.

In January 2020, the Company terminated the lease agreement for Troika Design’s office at 101 South La Brea in Los Angeles and relocated to a new office space at 1715 N. Gower Street in Los Angeles, CA. As a result of a move, $192,000 in leasehold improvements in net book value associated with the La Brea office space was taken as a loss in the fiscal year ending June 30, 2020. Due to the effective for early termination of operating lease a gain of $356,000 representing the difference between the right of use asset and the lease liability (Note 10 – Leases) resulting in a net gain of $164,000.

NOTE 4 – INTANGIBLE ASSETS & GOODWILL

Intangible assets consisted of the following as of June 30:

	2020	2019
Customer relationship	$8,510,000	$8,510,000
Non-core customer relationships	760,000	760,000
Non-compete agreements	2,200,000	2,200,000
Tradename	410,000	410,000
Workforce acquired	2,790,000	2,790,000
	14,670,000	14,670,000
Less: impairment expense	(1,867,000)	-
Less: accumulated amortization	(8,612,000)	(4,610,000)

Net book value	$4,191,000	$10,060,000

Purchased intangible assets with finite useful lives are amortized over their respective estimated useful lives (using an accelerated method for customer relationships and trade names) to their estimated residual values, if any. The Company’s finite-lived intangible assets consist of customer relationships, contractor and resume databases, trade names, and internal use software and are being amortized over periods ranging from two to nine years. Purchased intangible assets are reviewed annually to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, recoverability is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the rate of amortization is accelerated and the remaining carrying value is amortized over the new shorter useful life. For the fiscal years ending June 30, 2020 and 2019, the Company recorded $1,867,000 and $0 in impairment expense related to intangibles respectively.

F-47

During the years ended June 30, 2020 and 2019 amortization expense was $4,002,000 and $4,013,000, respectively.

Future amortization expense is as follow for the years ending June 30,
2021	2,158,000
2022	563,000
2023	563,000
2024	277,000
2025	273,000
Thereafter	357,000
$4,191,000

A goodwill impairment charge of $1,985,000 and $3,082,000 was recorded as a result of the Company’s annual impairment assessment in fiscal year 2020 and 2019 respectively. The impairment of $1,985,000 in the fiscal year ending June 30, 2020 relates to both the Mission US and Mission UK entities and is the result of lower than anticipated revenue due to the departure of Nicola Stephenson in January 2019. This impairment was lessened as a result of measures taken by the Company including additional investments in new business development and reduction in operating costs. Goodwill will be reassessed during our next annual measurement date of June 30, 2021.  Notwithstanding the foregoing, the Company has asserted economic damages and loss of goodwill in the Stephensons litigation greatly in excess of the amount allowed by GAAP as detailed and calculated by the Company's damages expert retained in the litigation (Note 12 – Legal Contingencies).

NOTE 5 – ACCOUNTS PAYABLE & ACCRUED EXPENSES

As of June 30, 2020 and 2019, the Company recorded $8,137,000 and $8,362,000 in accounts payable and accrued expenses respectively. Both accounts payable and accrued expenses are treated as current liabilities however the difference is that a formal invoice has been received and entered to record an accounts payable.

	As of June 30,
	2020	2019
Accounts payable	$3,578,000	$4,461,000
Accrued expenses	3,750,000	3,291,000
Accrued payroll	482,000	370,000
Accrued taxes	327,000	240,000
	$8,137,000	$8,362,000

NOTE 6 – CONVERTIBLE NOTES PAYABLE

During the year ending June 30, 2020, the Company issued a convertible promissory note of $200,000 to a borrower with an interest rate of 10.0%, a loan fee of $10,000, and the balance was convertible into shares of the Company’s common stock at a rate of $3.75 per share. The balance was recorded as a current liability as payment was due on the earlier of February 28, 2020 or listing to a US national exchange which is anticipated within the next twelve months. In consideration for the loan, the borrower received warrants for 13,333 shares of common stock at an exercise price of $3.75 per share vesting over three years. Using the Black-Scholes model, the warrants were valued at $25,000 and were recorded as interest expense. Interest expense of $9,000 representing the contractual interest rate was accrued on June 30, 2020. As noted in Note 16 – Subsequent Events, the note holder elected to convert in July 2020.

The convertible note payable contains a beneficial conversation feature because the convertible portion or feature of the convertible note payable provides a rate of conversion that is below market value and therefore is “in-the-money” when issued. The Company has recorded the beneficial conversation feature to the issuance of the convertible note payable when issued and also recorded the estimated fair value of the detachable Warrant issued with the convertible note payable.

The beneficial conversation feature of the convertible note payable was measured by allocating a portion of the convertible note payable’s proceeds to the detachable Warrant (utilizing Black-Scholes methodology), and as a reduction of the carrying amount of the convertible note payable equal to the intrinsic value of the conversion feature, both of which were credited to additional paid-in-capital as of the issuance date. The value of the proceeds received from the convertible note payable was then allocated between the conversion features and Warrant on an allocated fair value basis. The allocated value of the beneficial conversation feature and Warrant exceeded the proceeds received from issuance of the convertible note payable which was recorded as a discount from the face amount of the convertible note payable. The discount is amortized over the term of the convertible note payable under the interest method and is charged to interest expense.

F-48

Following is an analysis of the aforementioned convertible note payable as of the fiscal year ending June 30, 2020:

Amount allocated to detachable warrants	$25,000
Amount allocated to beneficial conversion feature	19,000
Amount allocated to convertible note	156,000
Par value of convertible note payable	200,000
Unamortization of debt discount	-

Balance of convertible note payable	$200,000

During the year ending June 30, 2020, the Company issued a convertible promissory note of $200,000 to a borrower with an interest rate of 10.0%, a loan fee of $10,000, and the balance was convertible into shares of the Company’s common stock at a rate of $3.75 per share. The balance was recorded as a current liability as payment was due on the earlier of March 7, 2020 or listing to a US national exchange which is anticipated within the next twelve months. In consideration for the loan, the borrower received warrants for 66,667 shares of common stock at an exercise price of $3.75 per share vesting over five years. Interest expense of $8,000 representing the contractual interest rate was accrued on June 30, 2020. Using the Black-Scholes model, the warrants were valued at $22,000 and were recorded as interest expense. As noted in Note 16 – Subsequent Events, the note holder elected to convert in July 2020.

 Following is an analysis of the aforementioned convertible note payable as of the fiscal year ending June 30, 2020:

Amount allocated to detachable warrants	$22,000
Amount allocated to beneficial conversion feature	26,000
Amount allocated to convertible note	152,000
Par value of convertible note payable	200,000
Unamortization of debt discount	-

Balance of convertible note payable	$200,000

During the year ending June 30, 2020, the Company issued a convertible promissory note of $1,000,000 to a borrower with an interest rate of 10.0%, a loan fee of $120,000, and the balance was convertible into shares of the Company’s common stock at a rate of $3.00 per share. The balance was recorded as a current liability as payment was due on the earlier of April 15, 2020 or listing to a US national exchange which is anticipated within the next twelve months. In consideration for the loan, the borrower received warrants for 200,000 shares of common stock at an exercise price of $0.75 per share vesting over three years and warrants for 66,667 shares of common stock at an exercise price of $3.00 per share vesting over three years. The note also includes a loan conversion option which entitles the lender upon conversion to additional warrants for 333,334 shares of common stock at an exercise price of $0.75 per share. In April 2020, it was mutually agreed to extend the maturity date to July 15, 2020 and in consideration the lender would receive upon conversion additional warrants of 66,666 shares of common stock (representing a total of 400,000 shares of common stock) at an exercise price of $0.75 per share. Interest expense of $34,000 was accrued as of June 30, 2020. As noted in Note 16 – Subsequent Events, the note holder and Company agreed to a conversion in July 2020.

Following is an analysis of the aforementioned convertible note payable as of the fiscal year ending June 30, 2020:

Amount allocated to detachable warrants	$437,000
Amount allocated to beneficial conversion feature	563,000
Amount allocated to convertible note	-
Par value of convertible note payable	1,000,000
Unamortization of discount	-

Balance of convertible note payable	$1,000,000

F-49

During year ended June 30, 2020 and 2019, the Company paid $0 and $55,000 towards the principal of the Promissory Notes, respectively.

As of June 30, 2020 and 2019, there was a total of $1,435,000 and $35,000 in notes payable outstanding. The Company recorded interest expense on convertible notes payable of $51,000 and $2,000 during the years ended June 30, 2020 and 2019, respectively. The Company recorded $1,000 and $2,000 in imputed interest during the years ended June 30, 2020 and 2019, respectively.

NOTE 7 – NOTE PAYABLE RELATED PARTY

As of June 30, 2020 and 2019, the Company owed the founder and CEO of Troika Design Group, Inc. Dan Pappalardo approximately $217,000 and the estate of his mother Sally Pappalardo $235,000. The loans are due and payable on demand and accrue interest at 10.0% per annum.

During the year ended June 30, 2019, the Company issued a convertible promissory note of $1,300,000 to a related party with an interest rate of 5.0% and convertible into shares of the Company’s common stock at a rate of $0.75 per share. The holder elected to convert the promissory note in June 2019 resulting in $29,000 in accrued interest expense which was paid subsequent in the fiscal year ending June 30, 2020.

On January 27, 2019, Daniel Jankowski and Thomas Ochocki (collectively the “Lenders”) entered into a facility agreement with Mission Media Limited (“MML”) in order to provide certain funds allowing MML to exit administration in the United Kingdom. Mr. Ochocki, as primary lender, provided MML £1,594,211 ($2,023,022) which was received in January 2019. The same agreement allows the Company to draw upon Mr. Jankowski in upwards of £992,895 ($1,259,964) however the funds were not needed. Mr. Ochocki was a member of the Board of the Company and subsequent to the loan, Mr. Jankowski was appointed to the Board. Both Lenders were appointed to the Board of Mission Media Holdings Limited. The loan has a repayment date of January 2022 and an interest rate of 0%. Imputed interest of $40,000 and $22,000 were recorded for this facility agreement in the fiscal years ending June 30, 2020 and 2019, respectively.

Total interest expense on note payable related party was $42,000 and $117,000 during the years ended June 30, 2020 and 2019.

Below is a breakout showing the short term and long-term potions of note payable related party as of June 30:

	As of June 30,
	2020	2019
Short term portion
Dan Pappalardo	$217,000	$95,000
Estate of Sally Pappalardo	235,000	112,000
	$452,000	$207,000

Long term portion
Dan Pappalardo	$-	$105,000
Estate of Sally Pappalardo	-	123,000
Thomas Ochocki	1,975,000	2,023,000
	$1,975,000	$2,251,000

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NOTE 8 – CONTRACT LIABILITIES

Contract liabilities are billings at the end of the period that relate to goods or services that have not been delivered and thus were deferred to be recognized in subsequent periods. As per the new accounting standard “Revenue from Contracts with Customers” (“ASC 606”) which was implemented in fiscal year 2019, the Company accounts for revenue based on the input-method of this standard and recognizes the pro-rated revenue based on the ratio of costs incurred to total anticipated costs. If the Company does not have sufficient proof that the goods or services are transferred to customers, the Company defers the revenue until the date of the event and upon receipt of customer acceptance that all the performance obligations in the contract have been satisfied.

A summary of the contract liabilities recognized in the fiscal year ending June 30, 2020 are presented below:

Contract liabilities at June 30, 2019	$3,516,000
Contract liabilities recorded June 30, 2019 and recognized fiscal year 2020	(3,516,000)
Contract liabilities acquired in fiscal year ending June 30, 2020	3,327,000
Contract liabilities at June 30, 2020	$3,327,000

NOTE 9 - DEFERRED RENT

Prior to the adoption of ASU No. 2016-02, the Company recorded rent on a straight-line basis in the fiscal year ending June 30, 2019. Differences between monthly rent expenses and rent payments were recorded as deferred rent. Deferred rent was recorded in either an asset account when the cumulative difference between rent expenses and rent payments as of a balance sheet date is negative or a liability account when the cumulative difference was positive. Due to our escalating rents, the Company recorded a deferred rent liability for the fiscal year ending June 30, 2019.

The breakout of deferred rent between short term and long-term portions for each location for as of June 30, 2019 is the following:

		Deferred Rent
Entity	Location	Short Term	Long Term
Troika Design	Los Angeles, CA	$289,000	$293,000
Mission US	Brooklyn, NY	34,000	226,000
		$323,000	$519,000

NOTE 10 – LEASES

The Company leases office space and as a result of adoption of ASC 842 in fiscal year ending June 30, 2020, the operating leases are reflected on balance sheet within operating lease right-of-use (ROU) assets and the related current and non-current operating lease liabilities. ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from lease agreement. Lease expense is recognized on a straight-line basis over the lease term, subject to any changes in the lease or expectation regarding the terms. Variable lease costs such as common area maintenance, property taxes and insurance are expensed as incurred.

The ROU asset and related lease liabilities recorded under ASC 842 are calculated based on the present value of the lease payments using (1) the rate implicit in the lease or (2) the lessee’s IBR, defined as the rate of interest that a lessee would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a comparable economic environment. Because our leases do not provide an implicit rate and the Company does not have prior borrowings over similar terms, the Company applied an IBR of 5.5% which is current loan rate of a SBA 7(a) loan.

When the new accounting standard was adopted on July 1, 2019, the Company had current and long-term operating lease liabilities of $2,275,000 and $6,916,000, respectively, and right of use of assets of $8,348,000. As of June 30, 2020, the Company had current and long-term operating lease liabilities of $2,255,000 and $7,003,000, respectively, and right of use of assets of $8,297,000. For the fiscal year ending June 30, 2020, the Company paid $1,382,000 in cash payments relating to its lease commitments.

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Following are the future minimum lease payments on a discounted and undiscounted basis under these leases for each year and in total as of June 30, 2020:

	Troika Gower	Troika LaBrea	Corporate Englewood	Mission US Brooklyn	Mission US Manhattan	Mission UK London	Undiscounted Cash Flows
Discount rate	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%

2021	$605,000	$733,000	$54,000	$557,000	$251,000	484,000	$2,684,000
2022	536,000	-	55,000	460,000	-	608,000	1,659,000
2023	558,000	-	19,000	497,000	-	608,000	1,682,000
2024	580,000	-	-	509,000	-	608,000	1,697,000
2025	346,000	-	-	522,000	-	608,000	1,476,000
2026	-	-	-	535,000	-	507,000	1,042,000
2027	-	-	-	455,000	-	-	455,000

Total undiscounted minimum future payments	2,625,000	733,000	128,000	3,535,000	251,000	3,423,000	10,695,000
Imputed interest	(307,000)	-	(9,000)	(597,000)	(7,000)	(517,000)	(1,437,000)
Total operating lease liabilities	$2,318,000	$733,000	$119,000	$2,938,000	$244,000	$2,906,000	$9,258,000
Short-term lease liabilities	$492,000	$733,000	$48,000	$409,000	$244,000	$329,000	$2,255,000
Long-term lease liabilities	$1,826,000	$-	$71,000	$2,529,000	$-	$2,577,000	$7,003,000

Other information related to our operating leases is as follows:

	Year Ended June 30, 2020
Weighted average remaining lease term in years	3.9	years
Weighted average discount rate	13.4%

LEASE AGREEMENTS

On February 8, 2013, our Troika Design Group, Inc. subsidiary entered into a lease agreement for office space in Los Angeles, CA. The lease commenced upon move in, December 15, 2013. As part of the lease agreement, Troika received a rent abatement in months two through six of the lease and partial rent abatement in months seven through nine. The lease also provides for an escalation clause where the Company will be subject to an annual rent increase of 3%, year over year. Initially the lease expired on May 31, 2021, however the Company surrendered the premises in January 2020. The Company recorded a gain from the termination of this lease of $356,000 representing the difference between the right of use asset of $1,030,000 and the lease liability of $1,386,000 at the date of termination. This was offset by a loss of $192,000 representing the release of net book value of leasehold improvements (Note 3 – Property and Equipment) resulting in a net gain of $164,000.

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On February 1, 2018, Troika Media Group entered into a five-year lease agreement for office space in Englewood Cliffs, NJ. The beginning lease expense was $45,275 per month escalating annually at 3.5%. The lease expires on January 31, 2023.

On January 9, 2014, Mission USA entered into a seven year and five-month lease agreement for office space in New York, NY. The beginning lease expense was $19,230 per month escalating annually at 2.5%. As part of the lease agreement, Mission USA received a rent abatement in months one through five of the lease. The lease expires on May 8, 2021.

On May 2, 2017, Mission USA entered into a ten-year lease agreement for office space in Brooklyn, NY. The beginning lease expense was $34,278 per month escalating annually at 2.5%. As part of the lease agreement, Mission USA received a rent abatement in months one through four of the lease. The lease expires on May 1, 2027.

On April 6, 2016, Mission UK entered into a ten-year lease agreement for office space in London, UK. The beginning lease expense was £22,837 ($29,557) per month for the first twelve months and then escalated to £53,807 ($69,639) per month for the remainder of the lease which expires April 5, 2026. As part of the lease agreement, Mission UK received a rent abatement in months sixty-one through sixty-six of the lease.

On February 1, 2020, Troika Production Group entered into a five-year lease agreement for office space in Los Angeles, CA. The beginning lease expense is $42,265 and the lease provides for an escalation clause where the Company will be subject to an annual rent increase of 3.5%, year over year. The lease expires on January 31, 2025.

The Company accounts for leases based on the new accounting standard ASC 842 and recorded $1,983,000 and $1,945,000 of rent expense for the years ended June 30, 2020 and 2019, respectively.

 SUBLEASE AGREEMENTS

On January 19, 2018, Mission Media USA, Inc. entered into a four-year sublease agreement pertaining to the aforementioned office space in New York, NY. Commenced on March 1, 2018, the lease income was $22,496 per month and escalated annually at 3.0%.

On April 6, 2019, Mission-Media Limited entered into a sublease agreement pertaining to a floor within the aforementioned office space in London, UK. Commenced in April 2019, the lease income is £3,000 per month and could be terminated by either party with 30 days written notice.

On April 19, 2018, Mission-Media Limited entered into a sublease agreement pertaining to a floor within the aforementioned office space in London, UK. Commenced in April 2018 and terminating March 2021, the lease income is £5,163 per month.

A summary of the rental income recognized by each entity is presented in the table below for the fiscal years ending June 30:

	2020	2019
Troika Design	$186,000	$298,000
Mission US	292,000	378,000
Mission UK	213,000	85,000
	$691,000	$761,000

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NOTE 11 – LIABILITIES OF DISCONTINUED OPERATIONS

In the fiscal year ending June 30, 2019, the Company extinguished $6,528,000 of liabilities from discontinued operations as a result of an inter-creditor agreement and settlement agreement with the bankruptcy trustee in December 2018 in relation to amounts owed by SignalShare, LLC.

In the fiscal year ending June 30, 2020, the Company identified $6,319,000 of liabilities from discontinued operations in relation to amounts owed by SignalPoint Corporation, LLC, a previously wholly owned subsidiary of the Company and the Company’s predecessor Roomlinx, Inc.  Based upon an opinion provided by the Company’s legal counsel, the statute of limitations has expired in connection with collection of the $6,319,000 of previously incurred debts by SignalPoint Corporation, LLC and Roomlinx, Inc. and concludes the debts have been extinguished pursuant to operation of law.  Accordingly, the Company has concluded the $6,319,000 has been legally released pursuant to ASC 405 - Liabilities, and has been accounted for as extinguishment of debt and recognized this as income from discontinued operations.

Liabilities of discontinued operations consisted of the follow as of June 30:

	2020	2019
SPC – Accounts payable and other accrued liabilities	$-	$3,138,000
Roomlinx – Account payable and other accrued liabilities	107,000	3,314,000
	$107,000	$6,452,000

For the fiscal years ending June 30, 2020 and 2019, the Company recorded the balance of liabilities from discontinued operations as long-term because the Company does not anticipate making payments towards these liabilities in the next 12 months.

NOTE 12 – LEGAL CONTINGENCIES

We may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving us that would have a material adverse effect upon our financial condition, results of operations or cash flows.

Stephenson Disputes. A dispute arose between Nicola and James Stephenson, co-founders of Mission, and the Company. The Board of Directors deemed it necessary to terminate the Stephensons’ employment on January 4, 2019. The Company filed suit on January 7, 2019 in the Federal District Court for the Southern District of New York against the Stephensons [Troika Media Group et.al. vs. Nicola Stephenson, James Stephenson and AllMac LLC, 14-CV-00145-ER] associated with the activities of the Stephensons’ and alleging breach of the Mission Acquisition Transaction Documents.

On February 13, 2019, the Court granted the Company a preliminary injunction barring the Stephensons from, among other things: entering the physical or virtual premises of the Company; communicating with Company employees; accessing the Company’s and its affiliates’ property or funds, and holding themselves out as being associated with the Company.

On October 30, 2019, the Court issued an order disqualifying the Stephensons’ law firm from serving as counsel in this matter due to the fact that, among other findings, Stephenson counsel simultaneously impermissibly represented the Stephensons in an adversarial manner while it still represented the Company.

In March 2019, the parties agreed to submit their disputes to arbitration before JAMS. On January 4, 2021, the Arbitrator issued a Partial Final Award in favor of the Company. The Arbitrator found that the Stephensons were terminated properly for cause and that there was no fraud on the part of the Company or its management and awarded the Company approximately $900,000 in net damages after the Stephensons were reimbursed for previously incurred business expenses. The Arbitrator also provided limited relief to the Stephensons from their expiring non-compete agreement.

F-54

Other than the foregoing, no material legal proceedings to which the Company (or any officer or director of the Company, or any affiliate, to management’s knowledge) is party to or to which the property of the Company is subject is pending, and no such material proceeding is known by management of the Company to be contemplated.

NOTE 13 – STOCKHOLDERS’ EQUITY

REVERSE STOCK SPLIT

In June 2020, our Board of Directors and stockholders holding a majority of the outstanding shares of our common stock approved a resolution authorizing our Board of Directors to effect a reverse stock split of our common stock at a certain exchange ratios from 1:10 to 1:15 with our Board of Directors retaining the discretion as to whether to implement the reverse stock split and which exchange ratio to implement. In September 2020, the Company amended its articles of incorporation and enacted a reverse stock split of 1 share for each 15 shares and the accompanying financials reflect the reverse stock split retroactively.

The reverse stock split resulted in a decrease in authorized shares of all classes of stock from 615,000,000 to 315,000,000 shares consisting of 300,000,000 shares of common stock at a par value of $0.001 and 15,000,000 shares of preferred stock at a par value of $0.01 per share. Prior to the reverse stock split, the Company had 600,000,000 shares of common stock at a par value of $0.001, and 15,000,000 shares of preferred stock at a par value of $0.20 per share.

COMMON STOCK

As of June 30, 2020 and 2019, the Company has 15,464,623 and 15,211,290 shares of common stock issued and outstanding.

In the fiscal year ending June 30, 2020, the Company issued 660,000 in common stock in relation to $443,000 in previously recorded stock payables relating to converted note payables.

In the fiscal year ending June 30, 2020, the Company cancelled 416,667 in common stock in relation to a previous agreement with Cenfin, LLC. The stocks were issued in accordance with a settlement agreement and upon completion of the settlement, the shares were returned to the Company.

PREFERRED STOCK

The Company has designated 15,000,000 shares as preferred stock, par value $0.01 series A, B, C and D, of which 5,000,000 shares have been designated as Series A preferred stock; 3,000,000 shares have been designated as Series B convertible preferred stock; 1,200,000 shares have been designated as Series C convertible preferred stock; and 2,500,000 shares have been designated as Series D convertible preferred stock.

As of June 30, 2020, 720,000 shares of Series A Preferred Stock were issued and outstanding; 2,495,000 shares of Series B Preferred Stock were issued and outstanding; 911,149 shares of Series C Preferred Stock were issued and outstanding; and 1,979,000 shares of Series D Preferred Stock were issued and outstanding.

As of June 30, 2019, 720,000 shares of Series A Preferred Stock were issued and outstanding; 2,495,000 shares of Series B Preferred Stock were issued and outstanding; 911,149 shares of Series C Preferred Stock were issued and outstanding; and 1,881,500 shares of Series D Preferred Stock were issued and outstanding.

The Company has completed the following private placements for the sale of preferred stock:

Pursuant to an amendment to the Company’s certificate of designation of series C convertible preferred stock (“Series C Preferred”) filed with the secretary of state of Nevada on April 11, 2017, the Company offered for sale up to $8,000,000 face value of Series C Preferred on a best efforts basis, with a $2,000,000 overallotment, (the “Series C Offering”) at $10.00 per Series C Preferred. The Series C Preferred is convertible at any time at $0.75 per share which was the market price when the Series C Offering commenced on November 18, 2016 into an aggregate of 12,148,654 shares of Common Stock. The Company sold 26,250 shares of Series C preferred for $200,000 exclusive of offering costs during the fiscal year ended June 30, 2019. Each share of Series C Preferred Stock is convertible into 14 shares of common stock.

F-55

Pursuant to an amendment to the Company’s certificate of designation of series D convertible preferred stock (“Series D Preferred”) filed with the secretary of State of Nevada last filed on June 20, 2018, the Company offered for sale up to $20,000,000 face value of Series D Preferred on a best efforts basis, with a $5,000,000 over-subscription option, (the “Series D Offering”) at $10.00 per share of Series D Preferred. The Series D Preferred is convertible at any time at $3.75 per share which was the market price when the Series D Offering commenced on February 22, 2018. The Company sold 1,265,000 shares of Series D Preferred for $7,710,000 net of offering costs during the period ended June 30, 2019 and 97,500 shares of Series D Preferred for $976,000 net of offering costs during the fiscal year ended June 30, 2020. Each share of Series D Preferred Stock is convertible into 3 shares of common stock.

WARRANTS

During the fiscal year ended June 30, 2019, the Company issued warrants to consultants for services to purchase 96,667 shares of the Company’s common stock for $3.75 per share, which were valued at $217,000.  The Company recorded compensation of $13,000 and $179,000 during the fiscal year ended June 30, 2020 and 2019 respectively relating to these issuances.

During the fiscal year ended June 30, 2019, the Company issued warrants to a consultant for services to purchase 266,667 shares of the Company’s common stock for $1.50 per share, which were valued at $774,000.  The Company recorded compensation of $387,000 and $0 during the fiscal year ended June 30, 2020 and 2019 respectively relating to these issuances.

During the period ended June 30, 2019, the Company issued warrants to consultants for services to purchase 124,000 shares of the Company’s common stock for $0.75 per share, which were valued at $335,000. The Company recorded compensation of $0 and $335,000 during the year ended June 30, 2020 and 2019 respectively related to these issuances.

During the fiscal year ended June 30, 2019, the Company issued warrants to subscribers to the Convertible Note Payables to purchase 353,333 shares of the Company’s common stock for $0.75 per share, which were valued at $1,142,000.  The Company recorded compensation of $0 and $1,142,000 during the fiscal year ended June 30, 2020 and 2019 respectively relating to these issuances.

During the fiscal year ended June 30, 2019, the Company issued warrants relating to a legal settlement to purchase 10,000 shares of the Company’s common stock for $0.75 per which were valued at $33,000.  The Company recorded warrants expense of $0 and $33,000 during the fiscal year ended June 30, 2020 and 2019 respectively relating to these issuances.

During the fiscal year ended June 30, 2020, the Company issued warrants to certain directors and consultants to purchase 1,021,482 shares of the Company’s common stock between $0.75 and $3.75 per share which vested during various terms and were valued at $3,076,000. The Company recorded compensation of $2,650,000 for the vested portion during the fiscal year ended June 30, 2020.

During the period ended June 30, 2020, the Company issued warrants to the subscribers to the Convertible Promissory Notes to purchase 333,333 shares of the Company’s common stock for $0.75 per share as additional consideration for an extension, which were valued at $209,000. The Company recorded warrants expense of $209,000 during the year ended June 30, 2020 related to these issuances.

During the fiscal year ended June 30, 2020, the Company issued warrants to current investors to purchase 231,667 shares of the Company’s common stock for $3.75 per share as additional consideration, which were valued at $539,000. The Company recorded warrants expense of $353,000 during the year ended June 30, 2020 related to these issuances.

F-56

During the fiscal year ended June 30, 2020, the Company issued warrants to current note holders to purchase 26,666 shares of the Company’s common stock for $3.75 per share as interest expenses, which were valued at $47,000.  The Company recorded interest expense of $47,000 during the year ended June 30, 2020 related to these issuances.

The Company uses the Black-Scholes Model to determine the fair value of warrants granted. Option-pricing models require the input of highly subjective assumptions, particularly for the expected stock price volatility and the expected term of options. Changes in the subjective input assumptions can materially affect the fair value estimate. The expected stock price volatility assumptions are based on the historical volatility of the Company’s common stock over periods that are similar to the expected terms of grants and other relevant factors. The Company derives the expected term based on an average of the contract term and the vesting period taking into consideration the vesting schedules and future employee behavior with regard to option exercise. The risk-free interest rate is based on U.S. Treasury yields for a maturity approximating the expected term calculated at the date of grant. The Company has never paid any cash dividends on its common stock and the Company has no intention to pay a dividend at this time; therefore, the Company assumes that no dividends will be paid over the expected terms of warrants awards.

The Company determines the assumptions used in the valuation of warrants awards as of the date of grant. Differences in the expected stock price volatility, expected term or risk-free interest rate may necessitate distinct valuation assumptions at those grant dates. As such, the Company may use different assumptions for warrants granted throughout the year.

The Company has utilized the following assumptions in its Black-Scholes warrant valuation model to calculate the estimated grant date fair value of the warrants during the years ended June 30, 2020 and 2019:

	2020	2019
Volatility - range	56.4% - 74.1%	69.9% - 73.3%
Risk-free rate	0.3% - 1.8%	1.3% - 2.9%
Contractual term	4.0 - 5.0 years	4.0 - 5.0 years
Exercise price	$0.75 - $3.75	$0.75 - $3.75

A summary of the warrants granted, exercised, forfeited and expired are presented in the table below:

	Number of Warrant Shares	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Warrant Shares	Weighted-Average Remaining Contractual Term (in years)
Outstanding July 1, 2018	5,458,259	$2.10	$1.05	$1,476,850	5.5
Granted	850,667	1.33	2.96	1,990,000	4.4
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Expired	(33,333)	4.50	3.90	20,000	-
Outstanding June 30, 2019	6,275,593	1.66	1.73	5,509,850	3.8
Granted	1,613,148	1.44	2.87	3,724,445	4.0
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Expired	(30,000)	27.00	13.20	-	-
Outstanding June 30, 2020	7,858,741	1.52	1.92	9,234,295	3.0
Vested and exercisable June 30, 2020	7,143,370	1.49	1.85	7,919,850	3.1
Non-vested June 30, 2020	715,370	$7.73	$2.57	$1,314,445	2.9

F-57

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable warrants under the Company’s warrant plans as of June 30, 2020.

	Outstanding Warrant Shares		Exercisable Warrant Shares
Exercise price range	Number of Warrant Shares	Weighted average remaining contractual life	Number of Warrant Shares	Weighted average remaining contractual life
$0.75	6,533,148	3.2 years	6,289,444	3.2 years
$1.50	400,000	2.5 years	133,333	3.7 years
$3.00	66,667	4.0 years	-
$3.75	385,000	4.4 years	246,667	4.5 years
$6.00	381,333	0.7 years	381,333	0.7 years
$27.00	92,593	0.1 years	92,593	0.1 years
	7,858,741	3.0 years	7,143,370	3.1 years

2017 EQUITY INCENTIVE PLAN

On June 13, 2017, the Board adopted and approved an amendment to the Troika Media Group, Inc. 2015 Employee, Director and Consultant Equity Incentive Plan (the “Equity Plan”), to change the name from M2 nGage Group, Inc. to Troika Media Group, Inc., in order to attract, motivate, retain, and reward high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to the Company by enabling such persons to acquire an equity interest in the Company. Under the Plan, the Board (or the compensation committee of the Board, if one is established) may award stock options, either stock grant of shares of the Company’s common stock, incentive stock option under IRS section 422 (“ISO’s”) or a non-qualified stock option (“Non-ISO’s”) (collectively “Options”). The Plan allocates 3,333,334 shares of the Company’s common stock (“Plan Shares”) for issuance of equity awards under the Plan. As of June 30, 2020, the Company has granted, under the Plan, awards in the form ISO’s.

ISO’s Awards

In the fiscal year ending June 30, 2019, the Company issued to employees and directors of the Company options to purchase, in the aggregate, 820,833 shares of the Company’s common stock between $0.75 and $3.75 per share which were valued at $2,360,000. The Company recorded options expense of $333,000 and $607,000 during the fiscal years ending June 30, 2019 and 2020 related to these issuances, respectively.

In the fiscal year ending June 30, 2020, the Company issued to employees and directors of the Company options to purchase, in the aggregate, 568,333 shares of the Company’s common stock between $0.75 and $3.75 per share which were valued at $1,300,000. The Company recorded options expense of $135,000 during the fiscal year ended June 30, 2020 related to these issuances. During the fiscal year ended June 30, 2020, there was a reversal of $71,000 in options expense relating to issuances granted in prior years which were forfeited.

The Company uses the Black-Scholes Model to determine the fair value of Options granted. Option-pricing models require the input of highly subjective assumptions, particularly for the expected stock price volatility and the expected term of options. Changes in the subjective input assumptions can materially affect the fair value estimate. The expected stock price volatility assumptions are based on the historical volatility of the Company’s common stock over periods that are similar to the expected terms of grants and other relevant factors. The Company derives the expected term based on an average of the contract term and the vesting period taking into consideration the vesting schedules and future employee behavior with regard to option exercise. The risk-free interest rate is based on U.S. Treasury yields for a maturity approximating the expected term calculated at the date of grant. The Company has never paid any cash dividends on its common stock and the Company has no intention to pay a dividend at this time; therefore, the Company assumes that no dividends will be paid over the expected terms of option awards.

F-58

The Company determines the assumptions used in the valuation of Option awards as of the date of grant. Differences in the expected stock price volatility, expected term or risk-free interest rate may necessitate distinct valuation assumptions at those grant dates. As such, the Company may use different assumptions for options granted throughout the year.

The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated grant date fair value of the options during the years ended June 30, 2020 and 2019:

	2020	2019
Volatility - range	56.4% - 69.0%	34.6% - 74.1%
Risk-free rate	0.9 - 1.7%	1.8 - 2.8%
Contractual term	3.0 years	2.5 - 5.0 years
Exercise price	$0.75 - $3.75	$0.75 - $3.75

A summary of the Options granted to employees under the Plan as of June 30, 2020 are presented in the table below:

	Number of Option Shares	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Option Shares	Weighted-Average Remaining Contractual Term (in years)
Outstanding July 1, 2018	2,761,667	$0.75	$0.39	$-	5.2
Granted	820,833	1.17	2.88	2,078,750	-
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Cancelled	(70,000)	3.15	2.59	170,000	-
Outstanding June 30, 2019	3,512,500	0.90	0.75	1,908,750	1.1
Granted	568,333	2.48	1.98	720,000	-
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Cancelled	(703,611)	0.97	1.16	598,750	-
Outstanding June 30, 2020	3,377,222	1.10	1.06	2,030,000	0.7
Vested and exercisable June 30, 2020	2,489,986	0.79	0.78	974,401	0.3
Non vested June 30, 2020	887,237	$1.91	1.85	$1,055,599	1.7

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable options under the Company’s option plans as of June 30, 2020.

	Outstanding Options Shares		Exercisable Option Shares
Exercise price range	Number of Option Shares	Weighted average remaining contractual life	Number of Option Shares	Weighted average remaining contractual life
$0.75	2,835,556	0.4 years	2,352,208	0.3	years
$1.50	200,000	1.3 years	133,333	1.1	years
$3.75	341,666	2.7 years	4,445	1.8	years
	3,377,222	0.7 years	2,489,986	0.3	years

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During the years ended June 30, 2020 and 2019, the Company has recorded approximately $671,000 and $474,000 as compensation expense related to vested options issued, net of forfeitures. As of June 30, 2020, total unrecognized share-based compensation related to unvested options was approximately $1,753,000.

LOCK-UP AGREEMENTS

In June 2020, the Company entered into lock-up agreements with some of its officers restricting them from exercising their vested warrants and options. Representing the common stock equivalent of 3,966,667 shares, the agreements restricted 2,333,334 warrants and 1,633,334 options from being converted until the Company’s Articles of Incorporation are amended upon stockholder and Board of Directors approval.

NOTE 14 – INCOME TAXES

Troika Media Group Inc. and domestic subsidiaries file on a consolidated U.S. federal tax basis and state tax returns on a consolidated, combined or separate basis depending on the applicable laws for the years ending June 30, 2020 and June 30, 2019. Mission Media Holdings, LTD and Mission Media, LTD are foreign subsidiaries of the Company which file tax returns in the United Kingdom.

Information on Federal and where applicable state statutory tax rates and also by country are as follows, but may not be all inclusive, so are estimated:

UNITED STATES

Troika Media Group Inc. the parent company of Troika Design Group Inc., Digital Media Acquisition Corporation, SignalPoint Corporation, Signal Point Holdings Corporation, Troika Services, Inc., Troika Analytics, Inc., Troika-Mission Holdings, Inc., and Mission Media USA, Inc. are subject to the U.S. federal tax rate of 21% and approximately up to 9% state tax for the years ending June 30, 2020 and 2019.

United Kingdom

We have two operating subsidiaries in the UK, Mission Media Holdings, LTD and Mission Media, LTD, which are subject to a tax rate of 19% for the years ending June 30, 2020 and June 30, 2019.

The below table summarizes the net loss by geographic area for the fiscal years ending June 30:

	June 30, 2020	June 30, 2019
United States	$(11,295,000)	$(5,393,000)
Foreign	(3,153,000)	(1,405,000)
Loss before income taxes	$(14,448,000)	$(6,798,000)

Income tax (benefit) expense from continuing operations on an estimated GAAP basis for the year ending June 30, 2020 consisted of the following:

	Current	Deferred	Total
Federal	$-	$(4,595,000)	$(4,595,000)
State	-	(991,000)	(991,000)
Foreign	-	(533,000)	(533,000)
Subtotal	-	(6,119,000)	(6,119,000)
Valuation allowance	-	6,119,000	6,119,000
Total	$-	$-	$-

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Income tax (benefit) expense from continuing operations on an estimated GAAP basis for the year ending June 30, 2019 consisted of the following:

	Current	Deferred	Total
Federal	$-	$(1,776,000)	$(1,776,000)
State	-	(364,000)	(364,000)
Foreign	-	(294,000)	(294,000)
Subtotal	-	(2,434,000)	(2,434,000)
Valuation allowance	-	2,434,000	2,434,000
Total	$-	$-	$-

A reconciliation of the estimated federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	June 30, 2020	June 30, 2019
Taxes calculated at federal rate	21.0%	21.0%
Foreign taxes	(2.9)%	-%
Debt settlement	9.2%	20.2%
Stock compensation	(1.0)%	(7.4)%
Change in valuation allowance	(21.2)%	(21.4)%
State taxes net of federal benefit	(0.1)%	(2.3)%
Revaluation of deferred	-%	-%
Acquisition - domestic	-%	-%
Acquisition - foreign	-%	-%
Goodwill impairment	(2.9)%	(9.5)%
Other adjustments	(2.3)%	0.9%
Provision for income taxes	(0.1)%	1.4%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at June 30, 2020 and 2019 are presented below:

	June 30, 2020	June 30, 2019
Deferred Tax Assets
Net operating loss carryforwards	$5,649,000	$3,506,000
Accounts receivable reserve	201,000	110,000
Contribution carryover	995,000	6,000
Section 163 (j) limitation	123,000	51,000
Stock based compensation	1,053,000	-
Accrued interest	127,000	184,000
Contract liabilities	-	1,259,000
Deferred rent	29,000	281,000
Net right-of-use assets	24,000	-
Other accruals	-	-
Total Deferred Tax Assets	8,201,000	5,397,000

Deferred Tax Liabilities
Fixed Assets	(101,000)	(10,000)
Intangibles	(1,775,000)	(2,952,000)
Deferred Revenue	(205,000)	-
Total Deferred Tax Liabilities	(2,081,000)	(2,962,000)
Net Deferred Tax Assets	6,120,000	2,435,000
Valuation Allowance	(6,120,000)	(2,435,000)

Net deferred tax / (liabilities)	$-	$-

F-61

The Company is in the process of reviewing its current deferred tax balances and the above amounts for the periods June 30, 2020 and 2019 are estimated but may not be all inclusive.

Deferred tax assets and liabilities are computed by applying the estimated enacted federal, foreign and state income tax rates to the gross amounts of future taxable amounts and future deductible amounts and other tax attributes, such as net operating loss carryforwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse.

During the year ending June 30, 2020, the estimated valuation allowance increased by $3,685,000 to $6,120,000 as compared to $2,435,000 as of June 30, 2019. The increase in valuation allowance is primarily related to an increase in net operating losses as well as stock-based compensation. The total valuation allowance results from the Company’s position that it is more likely than not able to realize their net deferred tax assets.

At June 30, 2017 and prior to this date, the Company had estimated federal and state net operating loss carry forwards. For the periods prior to the year ending June 30, 2017 the Company is unable to accurately verify or compute the applicable federal and state net operating losses. The Company’s tax year end was on a calendar year end December 31. Such losses may not be utilizable or possibly eliminated under IRC Section 382/383, change of ownership rules. Management is in the process of reviewing IRC Section 382/383 at the time of this filing for the period indicated. The federal net operating loss for the period June 30, 2019 is estimated to be $4,213,000 and for state $4,225,000. The federal net operating loss for the period June 30, 2020 is estimated to be $8,344,000 and for state $9,198,000. These carryforwards may be subject to an annual limitation under I.R.C. §§ 382 and 383 and similar state provisions, if the Company experienced one or more ownership changes which would limit the amount of the NOL and tax credit carryforwards that can be utilized to offset future taxable income. In general, an ownership change, as defined by I.R.C. §§ 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three-year period. The Company has not completed an I.R.C. § 382/383 analysis. If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

On June 12, 2017, the company entered into a merger agreement with Troika Design Group, Inc. and Subsidiaries (“Design”) and Daniel Pappalardo, the sole stockholder of Design. In conjunction with this merger, we believe that the Company experienced an “ownership change” within the meaning of Sections 382 and 383 of the Code. An ownership change is generally defined as a more than 50 percentage point increase in equity ownership by “5 percent stockholders” (as that term is defined for purposes of Sections 382 and 383 of the Code) in any three-year period or since the last ownership change if such prior ownership change occurred within the prior three-year period. As a result of the ownership change on June 12, 2017, the limitations on the use of pre-change losses and other carry forward tax attributes in Sections 382 and 383 of the Code apply and the Company may not be able to utilize any portion of their NOL carry forwards from the years prior to June 12, 2017 and the portion of the NOL for June 30, 2017 allocable to the portion of the year prior to June 12, 2017. NOLs from subsequent years should not be affected by the ownership change on June 12, 2017.

There is a new tax on global intangible low-taxed income (GILTI) of subsidiaries of US parents. This new tax law is based on the excess of foreign income over a specified return (deemed return on tangible assets of foreign corporation). This will result in a US tax on foreign earnings where: (i) there is not a large aggregate foreign fixed asset base; and (ii) foreign earnings are taxed at a low rate. For ASC 740 (Accounting for Income Tax), it is acceptable to recognize the GILTI in the year in which it is included on the tax return on the basis that it is triggered by the existence, on an aggregate basis, of “excess” low-taxed foreign income in that year. For IFRS tax accounting and GAAP, it is acceptable to recognize the charge for GILTI in the year in which it is included on the tax return on the basis that it is triggered by the existence, on an aggregate basis, of “excess” low-taxed foreign income in that year. Since the Mission foreign subsidiaries for the year ending June 30, 2020 recorded an operating loss $3,153,000 there is no current GILTI tax recorded as a period cost. The Company is in the process of reviewing GILTI, as it is computed on a cumulative basis, as it relates to United States Repatriation Tax, as well as GILTI.

F-62

As of December 31, 2017, the Company had an estimated net operating loss (NOL) carryforward of approximately $20,128,000. The NOL carryforward estimated to begins to expire in 2024. Under Section 382 of the Internal Revenue Code of 1986, as amended (“IRC Section 382”), a corporation that undergoes an “ownership change” is subject to limitations on its use of pre-change NOL carryforwards to offset future taxable income. Within the meaning of IRC Section 382, an “ownership change” occurs when the aggregate stock ownership of certain stockholders (generally 5% stockholders , applying certain look-through rules and aggregation rules which combine unrelated stockholders that do not individually own 5% or more of the corporation’s stock into one or more “public groups” that may be treated as 5-percent stockholder) increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period (generally three years). In general, the annual use limitation equals the aggregate value of common stock at the time of the ownership change multiplied by a specified tax-exempt interest rate. The Company has not completed a study as to whether there is a 382 limitation on its NOLs that will limit the use of its NOLs in the future. The Company has recorded a valuation allowance on the entire NOL as it believes that it is more likely than not that the deferred tax asset associated with the NOLs will not be realized regardless of whether an “ownership change” has occurred.

Effects of the Tax Cuts and Jobs Act

On December 22, 2017, the Tax Cuts and Jobs Act (Tax Act) was enacted. Accounting Standard Codification (ASC) 740, Accounting for Income Taxes, requires companies to recognize the effect of tax law changes in the period of enactment regardless of the effective date of those tax law changes. Certain provisions of the Tax Act are effective September 27, 2017, others are effective or identified as of December 31, 2017 and others are effective after January 1, 2018.

Given the timing of enactment of the Tax Act and the significance of the legislation, the SEC staff issued Staff Accounting Bulletin No. 118 (SAB 118), which allows registrants to record provisional amounts during a one year “measurement period” similar to that used when accounting for business combinations. However, the measurement period should not extend beyond one year from the Tax Act enactment date and is deemed to have ended when the registrant has obtained, prepared and analyzed the information necessary to finalize its accounting.

To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but the registrant is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740, Accounting for Income Taxes, on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the Tax Act. More specifically, SAB 118 summarizes a three-step process to be applied at each reporting period to account for and disclose the tax effects of the Tax Act. The steps are (1) to record the effects of the change in tax law for which accounting is complete; (2) to record provisional amounts (or adjustments to provisional amounts) for the effects of the tax law where accounting is not complete, but for which a reasonable estimate has been determined; and (3) where a reasonable estimate cannot yet be made, to continue to apply ASC 740, Accounting for Income Taxes, based on the tax law in effect prior to enactment of the Tax Act.

Amounts recorded where accounting is complete for the year commencing January 1, 2018 primarily relate to the reduction in the U.S. corporate income tax rate to 21 percent. The Company revalued its estimated ending gross deferred tax items, previously recorded at 35 percent, using the enacted 21 percent corporate tax rate. This change resulted in no net tax expense/benefit but did cause a reduction to our U.S. federal estimated deferred tax asset fully offset by a reduction of our valuation allowance.

Effects of tax law changes where a reasonable estimate of the accounting effects have not yet been made include the one-time mandatory repatriation transition tax on the net accumulated earnings and profits of a U.S. taxpayer’s foreign subsidiaries earned post 1986. The Company has performed a preliminary earnings and profits analysis with consideration given to foreign loss carryforwards acquired as a result of the Company’s acquisitions and determined on a provisional basis that there should be no income tax effect in the current or any future period. The Company will continue to identify and evaluate data to more thoroughly identify the tax impact and record adjustments, if any, within the measurement period.

The Company is delinquent concerning the filing of Federal, State & local Tax returns, since approximately 2014 and therefore all tax returns remain open to audit for all income tax returns not filed. No assurance concerning IRC 382,383,108, etc. and such outcome, since Federal, State/Local and Foreign income tax returns remain delinquent to the date of this filing.

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NOTE 15 – DISAGGREGATION OF REVENUE & LONG-LIVED ASSETS

The following table presents the disaggregation of gross revenue between revenue types:

	Years Ended June 30,
	2020	2020
Project fees	$6,816,000	$8,621,000
Retainer fees	3,194,000	3,632,000
Fee income	5,420,000	10,528,000
Reimbursement income	9,177,000	17,644,000
Other revenue	6,000	366,000
	$24,613,000	$40,791,000

The following table presents the disaggregation of gross revenue between the United States and the United Kingdom for the years presented:

	Years Ended June 30,
	2020	2019
Gross revenue:
United States	$15,954,000	$25,096,000
United Kingdom	8,659,000	15,695,000
Total gross revenue	$24,613,000	$40,791,000

The following table presents the disaggregation of gross profit between the United States and the United Kingdom for the years presented:

	Years Ended June 30,
	2020	2019
Gross profit:
United States	$8,084,000	$11,026,000
United Kingdom	4,893,000	6,536,000
Total gross profit	$12,977,000	$17,562,000

The following table presents the disaggregation of net loss between the United States and the United Kingdom for the years presented:

	Years Ended June 30,
	2020	2019
Net loss:
United States	$(11,294,000)	$(4,624,000)
United Kingdom	(3,153,000)	(1,417,000)
Total net loss	$(14,447,000)	$(6,041,000)

F-64

The following table presents the disaggregation of fixed assets between the United States and the United Kingdom as of June 30, 2020:

	United States	United Kingdom	Total
Computer equipment	$460,000	$160,000	$620,000
Website design	6,000	-	6,000
Office machine & equipment	53,000	36,000	89,000
Furniture & fixtures	350,000	79,000	429,000
Leasehold improvements	54,000	119,000	173,000
Tenant incentives	145,000	-	145,000
	1,068,000	394,000	1,462,000
Accumulated depreciation	(770,000)	(348,000)	(1,118,000)
Net book value	$298,000	$46,000	$344,000

The following table presents the disaggregation of fixed assets between the United States and the United Kingdom as of June 30, 2019:

	United States	United Kingdom	Total
Computer equipment	$401,000	165,000	$566,000
Website design	6,000	-	6,000
Office machine & equipment	51,000	37,000	88,000
Furniture & fixtures	350,000	77,000	427,000
Leasehold improvements	881,000	116,000	997,000
Tenant incentives	136,000	-	136,000
	1,825,000	394,000	2,220,000
Accumulated depreciation	(1,116,000)	(321,000)	(1,438,000)
Net book value	$709,000	$73,000	$782,000

The following table presents the disaggregation of intangible assets and goodwill between the United States and the United Kingdom as of June 30, 2020.

Intangibles	United States	United Kingdom	Total
Customer relationship	$4,960,000	$3,550,000	$8,510,000
Non-core customer relationships	760,000	-	760,000
Non-compete agreements	1,430,000	770,000	2,200,000
Tradename	410,000	-	410,000
Workforce acquired	2,125,000	665,000	2,790,000
	9,685,000	4,985,000	14,670,000
Less: impairment	-	(1,867,000)	(1,867,000)
Less: accumulated amortization	(5,494,000)	(3,118,000)	(8,612,000)

Net book value	$4,191,000	$-	$4,191,000

Goodwill	$9,831,000	$7,531,000	$17,362,000

F-65

The following table presents the disaggregation of intangible assets and goodwill between the United States and the United Kingdom as of June 30, 2019.

Intangibles	United States	United Kingdom	Total
Customer relationship	$4,960,000	$3,550,000	$8,510,000
Non-core customer relationships	760,000	-	760,000
Non-compete agreements	1,430,000	770,000	2,200,000
Tradename	410,000	-	410,000
Workforce acquired	2,125,000	665,000	2,790,000
	9,685,000	4,985,000	14,670,000
Less: accumulated amortization	(3,051,000)	(1,559,000)	(4,610,000)

Net book value	$6,634,000	$3,426,000	$10,060,000

Goodwill	$11,816,000	$7,531,000	$19,347,000

NOTE 16 – SUBSEQUENT EVENTS

REVERSE STOCK SPLIT

In June 2020, our Board of Directors and stockholders holding a majority of the outstanding shares of our common stock approved a resolution authorizing our Board of Directors to effect a reverse stock split of our common stock at a certain exchange ratios from 1:10 to 1:15 with our Board of Directors retaining the discretion as to whether to implement the reverse stock split and which exchange ratio to implement. In September 2020, the Company amended its articles of incorporation and enacted a reverse stock split of 1 share for each 15 shares and the accompanying financials reflect the reverse stock split retroactively.

CONVERTIBLE NOTE PAYABLES

In August 2020, the Company received gross proceeds of $100,000 representing a convertible note payable issued to an existing investor. Terms include a maturity date of November 30, 2020, interest rate of 10% if the loan is not paid in full by the maturity date, and the outstanding balance can be converted to common stock at a 25% discount of its current market value if mutually agreed.

In August 2020, the Company received gross proceeds of $50,000 representing a convertible note payable issued to an existing investor. Terms include a maturity date of November 30, 2020, interest rate of 10% if the loan is not paid in full by the maturity date, and the outstanding balance can be converted to common stock at a 25% discount of its current market value if mutually agreed

In October 2020, the Company received gross proceeds of $247,500 representing a convertible note payable issued to an existing investor. Terms include a maturity date of December 7, 2020, interest rate of 10% if the loan is not paid in full by the maturity date, and the outstanding balance can be converted to common stock at a conversion price of $3.00 per share of common stock if mutually agreed. In consideration for the loan, 26,667 warrants were issued at an exercise price of $1.95 per share vesting over three years and the issuance of 106,667 shares of restricted shares of common stock.

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CONVERSION OF CONVERTIBLE NOTE PAYABLE

In July 2020, the holder of a convertible promissory note of $1,000,000 elected to convert the debt into shares of the Company’s common stock at a rate of $3.00 per share for 333,333 shares. The holder also elected to convert a loan fee of $120,000 at a rate of $3.00 per share for an additional 40,000 shares of common stock and 13,889 shares of common stock representing interest.

In July 2020, the holder of a convertible promissory note of $200,000 elected to convert the debt into shares of the Company’s common stock at a rate of $3.75 per share for 53,334 shares. The holder also elected to convert a loan fee of $10,000 at a rate of $3.75 per share for an additional 2,667 shares of common stock.

In July 2020, the holder of a convertible promissory note of $200,000 elected to convert the debt into shares of the Company’s common stock at a rate of $3.75 per share for 53,334 shares. The holder also elected to convert a loan fee of $10,000 at a rate of $3.75 per share for an additional 2,667 shares of common stock.

CONVERSION OF NOTE PAYABLE RELATED PARTY

In July 2020, the holder of a related party convertible promissory note of $1,300,000 elected to convert the debt into shares of the Company’s common stock at a rate of $0.75 per share for 1,733,334 shares.

LOCK-UP AGREEMENTS

In July 2020, the Company entered into additional lock-up agreements with some of its officers restricting them from exercising their vested warrants. Representing the common stock equivalent of 1,744,467 shares, the agreements restricted 1,744,467 warrants from being converted until the Company’s Articles of Incorporation are amended upon stockholder and Board of Directors approval. These additional lock-up agreements restricted a total of 5,711,134 in common stock equivalents from being converted.

COVID-19 STIMULUS FUNDING

As a result of the impact of COVID-19, the Company has obtained additional relief under the CARES Act in the form of a Small Business Administration (“SBA”) backed loan. The Company received a $500,000 SBA stimulus “Payroll Protection Program” loan in September 2020 of which the majority will be used for payroll. The initial payment terms include a 3.75% interest rate, maturity of thirty years, and the first payment is due in March 2021. The Company expects to obtain another $1,700,000 in Payroll Protection Program loans as part of the second round of stimulus payments in January or February 2021.

F-67

PROSPECTUS

Troika Media Group, Inc.

3,333,334 Shares of Common Stock

Warrants to Purchase up to 3,333,334 Shares of Common Stock

Sole Book-Running Manager

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

__________, 2021

Through and including _______, 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee, the Nasdaq listing fee and the FINRA filing fee.

SEC Registration Fee	$4,328.55
Nasdaq Listing Fee	170,000.00
FINRA Filing Fee	5,000.00
Printing and Engraving Fees	5,000.00
Legal Fees and Expenses	450,000.00
Accounting Fees and Expenses	25,000.00
Blue Sky Fees and Expenses	25,000.00
Miscellaneous	15,671.45
Total	$700,000.00

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation limits the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Articles of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted under the Nevada Revised Statutes. In addition, our Bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Nevada. Our By-laws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

Under Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) is not liable pursuant to Nevada Revised Statutes Section 78.138, and performed his powers in good faith and with a view to the interests of the Corporation.

Under the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and (b) is not liable pursuant to Section 73.138 of the Nevada Revised Statutes.

II-1

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if settlement and damage awards against directors and officers pursuant to these limitations of liability and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance; The Registrant maintains directors’ and officers’ liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have sold the following securities that were not registered under the Securities Act.

(a) Issuance of Capital Stock and Warrants

In July 2020, the Company issued 387,222 shares of restricted common stock to Ed Goodwin pursuant to a Debt Conversion Agreement dated July 7, 2020.  The agreement converted the principal amount of $1,000,000 plus accrued interest and loan fees under a loan agreement dated February 2, 2020.  The shares were issued at a conversion rate of $3.00 per share.  In addition, the Lender was issued five-year warrants to purchase 400,000 shares of common stock, exercisable at $0.75 per share vesting over a three-year period.  There was no underwriter or placement agent in the loan transaction and no sales commissions were paid.  Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

In July 2020, the Company issued 1,733,333 shares of restricted common stock to Union Investment Management, LLC (500,000 shares); Union Eight Ltd (143,333 Shares); Daniel Jankowski (266,667 shares); Thomas Ochocki (600,000 shares); Union Investment Management, LLC, a United Kingdom entity, as assignee of Daniel Jankowski (500,000 shares) and 223,333 shares to 7 unaffiliated stockholders. The shares were issued pursuant to a conversion agreement agreed to in July 2019 to convert a $1,300,000 loan made by Mr. Jankowski to the Company prior to his joining the Board of Directors. There was no underwriter or placement agent in the loan transaction and no sales commissions were paid. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 29, 2018, the Company issued an aggregate of 3,333,334 shares of restricted common stock in connection with the Mission Acquisition, consisting of 333,333 shares issued to each of James Stephenson and Nicola Stephenson and 1,333,333 shares issued to the Company’s attorney escrow account for the benefit of each of James Stephenson and Nicola Stephenson based upon the representations and warrants contained in the Equity Purchase Agreement. There was no underwriter or placement agent in the transaction and no sales commissions were paid. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. As a result of Ms. and Mr. Stephenson’s termination for cause, no additional cash payments have been made to the Stephensons since the closing and the aggregate of 2,666,667 shares held in escrow have been forfeited, See “Legal Proceedings.”

Between February 23, 2018 and June 30, 2019, the Company sold 1,881,500 shares of Series D Convertible Preferred Stock at $10 stated value per share or an aggregate of $18,815,000. The Preferred Stock is automatically convertible at $3.75 per share into approximately 5,017,333 shares of Common Stock upon an uplisting to a National Securities Exchange. An additional 237,500 shares of Series D Convertible Preferred Stock have been issued between June 30, 2019 and February 26, 2020 at $10 stated value per share or an aggregate of $2,375,000. The shares were sold to an aggregate of 37 different individual private investors. There was no underwriter or placement agent in the offering. Commissions of 10% are payable to Union Investment Management, LLC (“Union”) or its designee, pursuant to a consulting agreement. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder, based upon subscription agreements and questionnaires completed and signed by all investors.

II-2

As of October 30, 2017, the Company issued 133,333 shares of restricted common stock to Davidoff Hutcher & Citron LLP, its attorneys, in exchange for legal services previously rendered. There was no underwriter or placement agent in the transaction and no sales commissions were paid. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On July 5, 2017, the Company issued 416,667 shares of restricted common stock to Cenfin LLC pursuant to the terms and conditions of a Settlement Agreement entered into on June 20, 2017. There was no underwriter or placement agent in the transaction and no sales commissions were paid. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, based upon the representations and warranties contained in the Settlement Agreement.

Between June 13, 2017 and July 29, 2018 (with subsequent issuances pursuant to earlier dated subscription agreements), the Company sold 911,149 shares of Series C Convertible Preferred Stock at $10 stated value per share, or an aggregate of $9,111,490. The Preferred Stock is automatically convertible at $0.75 per share approximately 12,148,654 shares of Common Stock upon an uplisting to a National Securities Exchange. The shares were sold to 46 different private investors. There was no underwriter or placement agent in the offering. Commissions of 10% or an aggregate of $1,401,000 were paid to Union or its designees pursuant to a consulting agreement. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder, based upon subscription agreements and questionnaires completed and signed by all investors.

On June 13, 2017, the Company issued an aggregate of 2,046,667 shares of restricted common stock pursuant to the terms and conditions of the Merger Agreement dated as of June 12, 2017 for the Troika Merger. The shares were issued to five (5) unaffiliated persons plus the Company’s attorney escrow account. An additional 213,333 shares of restricted common stock were issued in connection with the Troika Merger to a former principal of Troika Design Group Inc. There was no underwriter or placement agent involved in the transaction and no sales commissions were paid. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, based upon representations and warranties contained in Subscription Agreements signed by each stockholder.

As of June 1, 2017, the Board of Directors of the Company authorized the conversion of an aggregate of $445,000 of indebtedness to seven (7) different non-affiliated persons. The indebtedness was converted pursuant to Debt Conversion Agreements pursuant to which an aggregate of 593,333 shares of restricted common stock at $0705 per share plus an aggregate of 573,333 five (5) year warrants exercisable at $0.75 per share were issued. There were no underwriters or placement agents involved in the transaction and no sales commissions were paid. Exemption from registration was claimed pursuant to Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, based upon representations and warranties contained in the Debt Conversion Agreements signed by each stockholder.

(b) Certain Grants and Exercises of Stock Options

See "Executive Compensation - Warrants; and Options" for information concerning warrants and options granted to officers and directors during the past three fiscal years.

The sale and issuance of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation.

II-3

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this registration statement on Form S-1.

The following Exhibits are filed with this registration statement or incorporated by reference:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

2.1

Subsidiary Merger Agreement, dated as of March 27, 2015 by and among SignalPoint Holdings Corp., Roomlinx, SignalShare Infrastructure Inc. and RMLX Merger Corp. is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-k filed on April 2, 2015.

2.2

Termination and Release Agreement, dated as of February 10, 2015 by and among the Registrant, SignalPoint Holdings Corp. and Roomlinx Merger Corp. is incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 13, 2015.

2.3

Stock Pledge and Security Agreement dated May 6, 2016 by and between Digital Media Acquisition Group Corp., SignalPoint Telecommunications Corp. and Signal Share Development Corp. to Brookville Special Purpose Fund LLC, Veritas High Yield Fund LLC and Allied International Fund, Inc. is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2016.

2.4

Merger Agreement, dated as of June 12, 2017 by and among (i) Troika Design Group Inc. and each of its subsidiaries; (ii) Daniel Pappalardo; (iii) M2 nGage Group Inc.; and (iv) Troika Acquisition Corp. is incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on June 20, 2017.

2.5

Equity Purchase Agreement dated as of June 29, 2018 by and among Nicola Stephenson, James Stephenson, Troika Media Group Inc. and Troika Mission Holdings Inc. is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 6, 2018.

3.1

Amended and Restated Articles of Incorporation of the Registrant, including Class A Preferred Stock terms, is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 22, 2010.

3.2	Amended and Restated By-Laws of the Registrant adopted on March 29, 2021.*

3.3

Certificate of Correction to Articles of Incorporation of Roomlinx dated March 26, 2015 is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 2, 2015.

3.4

Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock is incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 8, 2016.

3.5	Amendment to Certificate of Designation of Series B Preferred Stock is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 30, 2016.

3.6

Certificate of Amendment to Articles of Incorporation dated July 27, 2016 changing the Registrant’s name to M2 nGage Group Inc. is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 28, 2016.

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3.7	Certificate of Designation of the Rights, Preferences, Privileges and Designations of Series C Convertible Preferred Stock dated June 14, 2017. (2)

3.8

Articles of Merger dated July 7, 2017 changing the Registrant’s name to M2 nGage Group Inc. is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 18, 2017.

3.9	Certificate of Designation of the Rights, Preferences, Privileges and Designations of Series D Convertible Preferred Stock dated February 22, 2018. (2)

3.10	Certificate of Amendment to Certificate of Designation of Series D Preferred Stock dated June 20, 2018. (2)

3.11

Amendment to Certificate of Designation of Series D Preferred Stock dated April 23, 2018, is incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 24, 2018.

3.12	Certificate of Amendment to Articles of Incorporation dated April 24, 2018 is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 24, 2018.

3.13	Certificate of Amendment to Articles of Incorporation filed on September 24, 2020. (1)

4.1

Form of Common Stock Investor Warrants issued in connection with Series B Preferred Stock Offering is incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on February 8, 2016.

4.2	Form of Subscription Agreement for use by Non-U.S. Persons dated February 27, 2017 for Series C Preferred Stock. (2)

4.3	Form of Subscription Agreement for use by Non-U.S. Persons dated June 5, 2018 for Series D Preferred Stock. (2)

4.4	Common Stock Purchase Warrant dated February 15, 2017 of M2 nGage Group Inc. to SAB Management LLC. (2)

4.5	Form of Stock Option Agreement dated June 12, 2017 granted to each of Christopher Broderick, Michael Tenore and Daniel Pappalardo. (2)

4.6	2015 Employee, Director and Consultant Equity Incentive Plan. (2)

4.7	Warrant to purchase 1,111,111 shares of Common Stock issued by the Company to NFS, incorporated by reference to Exhibit 10.6 of the Registrant’s Report on Form 8-K filed on August 6, 2015.

4.8

Goodwill Purchase Agreement dated as of June 29, 2018 between Nicola Stephenson, Troika Media Group Inc. and Troika Mission Holdings Inc. is incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on July 6, 2018.

4.9	Form of Common Stock Purchase Warrant (included in Exhibit 10.11)

4.10	Form of Underwriter’s Warrant

5.1	Opinion of Davidoff Hutcher & Citron LLP *

8.1	Tax Opinion of Davidoff Hutcher & Citron LLP *

10.1

Amended and Restated Executive Employment Agreement dated as of February 15, 2017 by and between M2 nGage Group Inc. (the Registrant) and Christopher Broderick, as amended on June 1, 2017, June 12, 2017 and June 5, 2018.(2)

10.2

Amended and Restated Consulting Agreement dated February 15, 2017 by and between M2 nGage Group Inc. (the Registrant) and SAB Management LLC, as amended on August 8, 2017, April 16, 2018 and June 5, 2018.(2)

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10.3	Amended and Restated Executive Employment Agreement dated as of October 21, 2016 by and between M2 nGage Group Inc. (the Registrant) and Michael Tenore, as amended on June 6, 2018. (2)

10.4

Executive Employment Agreement dated as of June 9, 2017 by and between Troika Design Group Inc. and Daniel Pappalardo is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 20, 2017

10.5

Executive Employment Agreement dated as of June 29, 2018 by and between Mission Media USA Inc., Troika Media Group Inc. and Nicola Stephenson is incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on July 6, 2018.

10.6

Reconfirmation of Foreclosure and Notice of Asset Transfer dated as of October 24, 2016 to Digital Media Acquisition Group Corp., M2 nGage Communications Inc., M2 nGage, Inc. from M2 nGage Telecommunications Corp. and M2 nGage Software Development and Design Corp. (2)

10.7	Settlement Agreement and Mutual General Release dated as of July 26, 2017 by and among the Registrant, Robert DePalo, RoseMarie DePalo and the Secured Lenders. (2)

10.8	Office Lease dated January 6, 2020 for 1715 N. Gower Street, Los Angeles, California 90028. *

10.9	Office Lease dated May 2, 2017 for 45 Main Street, Brooklyn, New York 11201. (2)

10.10	Separation Agreement dated as of February 28, 2021 by and among the Registrant, SAB Management, LLC and Andrew Bressman.

10.11	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC

10.12	Office Lease dated April 6, 2019, for 28/32 Shelton Street, London, WC2 UK *

10.13

Promissory Notes dated between February 9 and February 23, 2021 in the respective amounts of $78,100, $74,900, $602,200, $125,400 and $812,600 payable to Connect One Bank under the U.S. Small Business Administration Paycheck Protection Program *.

14.1	Corporate Code of Conduct. (1)

21.1	Subsidiaries of the Registrant .*

23.1	Consent of RBSM LLP.*

23.2	Consent of Davidoff Hutcher & Citron LLP (contained in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Mission-Media Holdings Limited Annual Report and Financial Statements for the period ended 31 December 2017. (2)

99.2	Mission-Media Limited Directors Report and Financial Statements for the period ended 31 December 2017. (2)

99.3	Mission-Media Holdings Limited Non-Statutory Report and Financial Statements for the period ended 31 December 2017. (2)

99.4	Consent of Martin Pompadur – Director Nominee

_____________

*	Filed herewith

(1)	Incorporated by reference to the Registrant’s Draft Registration Statement filed on March 19, 2021.
(2)	Incorporated by reference to the Registrant’s Draft Registration Statement filed on August 1, 2019

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(b) Financial Statement Schedules

Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 13 or Section 15(d) or the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness or the date of the first Contract of Sale of such securities in the Offering described in this prospectus. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 8th day of  April 2021.

TROIKA MEDIA GROUP, INC.

By:	/s/ Robert B. Machinist
Name:	Robert B. Machinist
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Machinist
Robert B. Machinist	Chairman and Chief Executive Officer	April 8, 2021
(Principal Executive Officer)

/s/ Christopher Broderick
Christopher Broderick	Chief Operating Officer/Interim CFO	April 8, 2021
(Principal Financial and Accounting Officer)

/s/ Jeff Kurtz*
Jeff Kurtz	Director	April 8, 2021

/s/ Daniel Pappalardo*
Daniel Pappalardo	President of Troika Design Group and Director	April 8, 2021

/s/ Thomas Ochocki *
Thomas Ochocki	Director	April 8, 2021

/s/ Daniel Jankowski *
Daniel Jankowski	Director	April 8, 2021

*/s/ Robert B. Machinist

*Robert B. Machinist as Attorney-in-Fact.

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EXHIBIT NO.	DESCRIPTION
3.2	Amended and Restated By-Laws of the Registrant adopted on March 29, 2021
5.1	Opinion of Davidoff Hutcher & Citron LLP
8.1	Tax Opinion of Davidoff Hutcher & Citron LLP
10.8	Office Lease dated January 6, 2020 for 1715 N. Gower Street, Los Angeles, CA 90028
10.12	Office Lease dated April 6, 2020 for28/32 Shelton Street, London WC2 UK
10.13

Promissory Notes dated between February 9 and February 23, 2021 in the respective amounts of $78,100, $74,900, $602,200, $125,400 and $812,600 payable to Connect One Bank under the U.S. Small Business Administration Paycheck Protection Program.

23.1	Consent of RBSM LLP
23.2	Consent of Davidoff Hutcher & Citron LLP (contained in Exhibit 5.1)

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